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                          Home Equity Loan Asset Backed
                                  Certificates
                                  Series 1997-1

                         POOLING AND SERVICING AGREEMENT

                                      among

                  THE CIT GROUP SECURITIZATION CORPORATION III
                                  as Depositor,

                      THE CIT GROUP/CONSUMER FINANCE, INC.
                         as Seller and Master Servicer,

                                       and

                              THE BANK OF NEW YORK,
              not in its individual capacity but solely as Trustee

                            dated as of July 1, 1997

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

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE I   DEFINITIONS.......................................................1

  SECTION 1.01.   General.....................................................1
  SECTION 1.02.   Specific Terms..............................................1

ARTICLE II   ESTABLISHMENT OF THE TRUST; TRANSFER OF MORTGAGE LOANS..........29

  SECTION 2.01.   Establishment of the Trust.................................29
  SECTION 2.02.   Conveyance of the Mortgage Loans...........................29
  SECTION 2.03.   Conditions of Closing for the Mortgage Loans...............29
  SECTION 2.04.   [Reserved].................................................31
  SECTION 2.05.   [Reserved].................................................31
  SECTION 2.06.   Acceptance by Trustee......................................31
  SECTION 2.07.   REMIC Designations.........................................31
  SECTION 2.08.   REMIC Tax Matters..........................................31
  SECTION 2.09.   REMIC Certificate Maturity Date............................32
  SECTION 2.10.   Other Tax Matters..........................................32

ARTICLE III   REPRESENTATIONS AND WARRANTIES.................................33

  SECTION 3.01.   Representations and Warranties Regarding
                    CIT Consumer Finance.....................................33
  SECTION 3.02.   Representations and Warranties Regarding
                    Each Mortgage Loan.......................................34
  SECTION 3.03.   Representations and Warranties Regarding the
                    Mortgage Loans in the Aggregate..........................38
  SECTION 3.04.   Representations and Warranties Regarding the Files.........38
  SECTION 3.05.   Repurchase of Mortgage Loans or Substitution
                    of Mortgage Loans for Breach of Representations
                    and Warranties...........................................39

DELIVER OF MORTGAGE DOCUMENTS; CUSTODY OF MORTGAGE LOANS;
 RECORDATION OF MORTGAGES....................................................42

  SECTION 4.01.  Delivery of Mortgage Documents; Custody of
                    Mortgage Loans...........................................42
  SECTION 4.02.   Recordation of Mortgages...................................43
  SECTION 4.03.   Review of Mortgage Documents...............................44

ARTICLE V   SERVICING OF MORTGAGE LOANS......................................47

  SECTION 5.01.   Responsibility for Mortgage Loan Administration............47
  SECTION 5.02.   Standard of Care...........................................47
  SECTION 5.03.   Records....................................................47
  SECTION 5.04.   Inspection; Computer Tape..................................48
  SECTION 5.05.   Certificate Account........................................48
  SECTION 5.06.   Enforcement................................................50
  SECTION 5.07.   Trustee to Cooperate.......................................52
  SECTION 5.08.   Costs and Expenses.........................................52
  SECTION 5.09.   Maintenance of Insurance...................................53
  SECTION 5.10.   REMIC Compliance...........................................55
  SECTION 5.11.   Sub-Servicer...............................................56
  SECTION 5.12.   Calculation of One-month LIBOR.............................58
  SECTION 5.13.  Applied Realized Loss Amounts...............................58

ARTICLE VI   REPORTS.........................................................59

  SECTION 6.01.   Monthly Reports to the Trustee.............................59
  SECTION 6.02.   Certificate of Servicing Officer...........................60
  SECTION 6.03.   Other Data.................................................61
  SECTION 6.04.   Annual Report of Accountants...............................61
  SECTION 6.05.   Statements to Certificateholders...........................61

ARTICLE VII   SERVICE TRANSFER...............................................63

  SECTION 7.01.   Event of Termination.......................................63
  SECTION 7.02.   Transfer...................................................64
  SECTION 7.03.   Trustee to Act; Appointment of Successor...................65
  SECTION 7.04.   Notification to Certificateholders
                    and to Rating Agencies...................................65
  SECTION 7.05.   Effect of Transfer.........................................66
  SECTION 7.06.   Transfer of Accounts.......................................66

ARTICLE VIII   DISTRIBUTIONS AND WITHDRAWALS FROM CERTIFICATE ACCOUNT........67

  SECTION 8.01.   Monthly Distributions......................................67
  SECTION 8.02.   Permitted Withdrawals from the Certificate Account.........73
  SECTION 8.03.   Repurchase Option and Auction Sale.........................74
  SECTION 8.04.   Monthly Advances by the Master Servicer....................76

ARTICLE IX   THE CERTIFICATES................................................77

  SECTION 9.01.   The Certificates...........................................77
  SECTION 9.02.   Registration of Transfer and Exchange of Certificates......78

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  SECTION 9.03.   No Charge; Disposition of Void Certificates................83
  SECTION 9.04.   Mutilated, Destroyed, Lost or Stolen Certificates..........84
  SECTION 9.05.   Persons Deemed Owners......................................84
  SECTION 9.06.   Access to List of Certificateholders'
                    Names and Addresses......................................84
  SECTION 9.07.   Authenticating Agents......................................85

ARTICLE X   INDEMNITIES......................................................86

  SECTION 10.01.   Liabilities to Mortgagors.................................86
  SECTION 10.02.   Tax Indemnification.......................................86
  SECTION 10.03.   Master Servicer's Indemnities.............................86
  SECTION 10.04.   Operation of Indemnities..................................87

ARTICLE XI   THE TRUSTEE.....................................................88

  SECTION 11.01.   Duties of Trustee.........................................88
  SECTION 11.02.   Certain Matters Affecting the Trustee.....................89
  SECTION 11.03.   Trustee Not Liable for Certificates
                     or Mortgage Loans.......................................90
  SECTION 11.04.   Rights of Certificateholders to Direct Trustee
                     and to Waive Events of Termination......................90
  SECTION 11.05.   Master Servicer to Pay Trustee's Fees and Expenses........91
  SECTION 11.06.   Eligibility Requirements for Trustee......................91
  SECTION 11.07.   Resignation or Removal of Trustee.........................92
  SECTION 11.08.   Successor Trustee.........................................92
  SECTION 11.09.   Merger or Consolidation of Trustee........................93
  SECTION 11.10.   Reserved..................................................93
  SECTION 11.11.   Separate Trustees and Co-Trustees.........................93
  SECTION 11.12.   Trustee May Own Certificates..............................94
  SECTION 11.13.   Agents of Trustee.........................................94

ARTICLE XII   MISCELLANEOUS..................................................95

  SECTION 12.01.   Master Servicer Not To Resign.............................95
  SECTION 12.02.   Maintenance of Office or Agency...........................95
  SECTION 12.03.   Termination...............................................95
  SECTION 12.04.   Acts of Certificateholders................................97
  SECTION 12.05.   Calculations..............................................98
  SECTION 12.06.   Assignment or Delegation by the Master Servicer;
                      Merger or Consolidation of the Company, CIT
                      Consumer Finance or the Master Servicer................98
  SECTION 12.07.   Amendment.................................................99
  SECTION 12.08.   Contribution of Assets...................................101
  SECTION 12.09.   Notices..................................................101
  SECTION 12.10.   Merger and Integration...................................102
  SECTION 12.11.   Reliance on Credit.......................................102

  SECTION 12.12.   No Bankruptcy Petition...................................103
  SECTION 12.13.   Headings.................................................103
  SECTION 12.14.   Governing Law............................................103
  SECTION 12.15.   Counterparts.............................................103

ARTICLE XIII   THE COMPANY..................................................104

  Section 13.01  Representations of Company.................................104
  Section 13.02  Merger or Consolidation of Company.........................105
  Section 13.03  Limitation on Liability of the Company and Others..........105
  Section 13.04  The Company May Own Securities.............................105

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                                    EXHIBITS

EXHIBIT A-1.   -    FORM OF CLASS A-1 CERTIFICATES

EXHIBIT A-2.   -    FORM OF CLASS A-2 CERTIFICATES

EXHIBIT A-3.   -    FORM OF CLASS A-3 CERTIFICATES

EXHIBIT A-4.   -    FORM OF CLASS A-4 CERTIFICATES

EXHIBIT A-5.   -    FORM OF CLASS A-5 CERTIFICATES

EXHIBIT A-6.   -    FORM OF CLASS A-6 CERTIFICATES

EXHIBIT A-7.   -    FORM OF CLASS A-7 CERTIFICATES

EXHIBIT A-8.   -    FORM OF CLASS A-8 CERTIFICATES

EXHIBIT A-9.   -    FORM OF CLASS A-9 CERTIFICATES

EXHIBIT B-1.   -    FORM OF CLASS B-1 CERTIFICATE

EXHIBIT B-2.   -    FORM OF CLASS B-2 CERTIFICATE

EXHIBIT C.     -    FORM OF CLASS R CERTIFICATE

EXHIBIT D-1.   -    FORM OF CLASS M-1 CERTIFICATE

EXHIBIT D-2.   -    FORM OF CLASS M-2 CERTIFICATE

EXHIBIT E.     -    CERTIFICATE OF OFFICERS OF CIT CONSUMER FINANCE

EXHIBIT F.     -    FORM OF OPINION OF COUNSEL FOR CIT CONSUMER FINANCE

EXHIBIT G.     -    FORM OF TRUSTEE'S ACKNOWLEDGMENT AND CERTIFICATION

EXHIBIT H.     -    CERTIFICATE OF SERVICING OFFICERS

EXHIBIT I-1.   -    CERTIFICATE REGARDING REPURCHASED MORTGAGE LOANS

EXHIBIT I-2.   -    CERTIFICATE REGARDING SUBSTITUTED MORTGAGE LOANS

EXHIBIT J.     -    LIST OF MORTGAGE LOANS

EXHIBIT K.     -    FORM OF MONTHLY REPORT TO CERTIFICATEHOLDERS

EXHIBIT L.     -    FORM OF TRANSFER AFFIDAVIT

EXHIBIT M.     -    AUCTION PROCEDURES

EXHIBIT N.     -    FORM OF POWER OF ATTORNEY

EXHIBIT O.     -    CLASS B-2 CERTIFICATE TRANSFEREE LETTER

                  POOLING AND SERVICING AGREEMENT, dated as of July 1, 1997, among The CIT Group Securitization Corporation III, as depositor (together with its permitted successors and assigns, the "Company"), The CIT Group/Consumer Finance, Inc., a corporation organized and existing under the laws of the State of Delaware, as Seller and Master Servicer (in its individual capacity, "CIT Consumer Finance," or, together with its permitted successors and assigns, the "Master Servicer"), and The Bank of New York, a banking corporation organized and existing under the laws of the State of New York, not in its individual capacity but solely as Trustee (together with its permitted successors and assigns, the "Trustee").

                  NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, the parties hereto agree as provided herein:

                                    ARTICLE I

                                   DEFINITIONS

                  SECTION 1.01.  General.

                  For the purpose of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, the terms defined in this Article include the plural as well as the singular, the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision, and Section references refer to Sections of this Agreement.

                  SECTION 1.02.  Specific Terms.

                  "Accrual Period" means, the period for which interest on the outstanding principal balance of each Class of Offered Certificates and the Class B-2 Certificates is payable. Such period shall be the period from the preceding Distribution Date to and including the date prior to the current Distribution Date (or, in the case of the initial Distribution Date, from the Closing Date to and including the date prior to the initial Distribution Date).

                  "Adjustable Rate Group" means the Mortgage Loan Group consisting of Adjustable Rate Mortgage Loans.

                  "Adjustable Rate Group Available Funds Cap Rate" means as of any Distribution Date, an amount, expressed as a per annum rate, equal to (x) the sum of (i)(a) the amount of interest due and collected (or advanced) on all of the Mortgage Loans in the Adjustable Rate Group for the related Due Period, minus (b) the product of (A) 1/12 of the weighted average interest rate on all of the Mortgage Loans in the Adjustable Rate Group as of the first day of the related Due Period and (B) the Principal Balance of the fractional Mortgage Loans in the Adjustable Rate Group described in clause (i)(B) of the definition of the Fixed Rate Group Available Funds Cap Rate determined as of such Distribution Date, plus (ii) the excess, if any, of the amount of interest due and collected (or advanced) on all of the Mortgage Loans in the Fixed

Rate Group for the related Due Period and on the fractional Mortgage Loans for such Due Period described in clause (i)(B) above over the amount of interest due on the Fixed Rate Certificates on such Distribution Date, minus (iii) the Master Servicing Fee payable on such Distribution Date, minus (iv) the Weighted Carve Out Adjustable Amount, divided by (y) the Certificate Balance of the Class A-9 Certificates as of the first day of the related Due Period, multiplied by (z) twelve.

                  "Adjustable Rate Group Extra Principal Distribution Amount" means an amount equal to the sum of (x) the greater of (i) zero or (ii) the lesser of (I) the Extra Principal Distribution Amount or (II) the product of (1) an amount equal to (A) the Realized Losses for the Adjustable Rate Group in the preceding Due Period divided by the aggregate Principal Balance of the Mortgage Loans in the Adjustable Rate Group minus (B) the Realized Losses for the Fixed Rate Group in the preceding Due Period divided by the aggregate Principal Balance of the Mortgage Loans in the Fixed Rate Group and (2) the aggregate Principal Balance of the Mortgage Loans in the Adjustable Rate Group and (y) a pro-rata portion, based on the aggregate Principal Balance of the Mortgage Loans in the related Mortgage Loan Group, of any Extra Principal Distribution Amount remaining after taking into account clause (x) of this definition and clause (x) of the definition of the Fixed Rate Group Extra Principal Distribution Amount.

                  "Adjustable Rate Group Overcollateralization Release Amount" means an amount equal to the sum of (x) the greater of (i) zero or (ii) the lesser of (I) the Overcollateralization Release Amount or (II) the product of
(1) an amount equal to (A) the Realized Losses for the Fixed Rate Group in the preceding Due Period divided by the aggregate Principal Balance of the Mortgage Loans in the Fixed Rate Group minus (B) the Realized Losses for the Adjustable Rate Group in the preceding Due Period divided by the aggregate Principal Balance of the Mortgage Loans in the Adjustable Rate Group and (2) the aggregate Principal Balance of the Mortgage Loans in the Adjustable Rate Group and (y) a pro-rata portion, based on the aggregate Principal Balance of the Mortgage Loans in the related Mortgage Loan Group, of any Overcollateralization Release Amount remaining after taking into account clause (x) of this definition and clause (x) of the definition of the Fixed Rate Group Overcollateralization Release Amount.

                  "Adjustable Rate Mortgage Loans" means Mortgage Loans having an adjustable Mortgage Rate.

                  "Advisor" has the meaning assigned in Section 8.03.

                  "Affiliate" of any specified Person means any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" or "controlled" have meanings correlative to the foregoing.

                  "Agreement" means this Pooling and Servicing Agreement.

                  "Aggregate Certificate Balance" means, as of any date of determination, the sum of the Certificate Balance of all Classes of the Offered Certificates and the Class B-2 Certificates.


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                  "Applicants" has the meaning assigned in Section 9.06.

                  "Auction" has the meaning assigned in Section 8.03.

                  "Auction Procedures" has the meaning assigned in Section 8.03.

                  "Auction Property" has the meaning assigned in Section 8.03.

                  "Authenticating Agent" means any authenticating agent appointed pursuant to Section 9.07.

                  "Balloon Loan" means a Mortgage Loan the terms of which require payment of a substantial portion of the original principal balance of such Mortgage Loan to be due at maturity.

                  "Book-Entry Certificate" means any Offered Certificate registered in the name of the Depository or its nominee, ownership of which is reflected on the books of the Depository or on the books of a person maintaining an account with such Depository (directly or as an indirect participant in accordance with the rules of such Depository).

                  "Business Day" means any day other than (a) a Saturday or a Sunday or (b) another day on which banking institutions or trust companies in the State of Oklahoma, the State of New Jersey or the State of New York are authorized by law, regulation or executive order to be closed.

                  "Call Loan" means a Mortgage Loan which permits the mortgagee to require the Mortgagor to pay the full principal balance of the Mortgage Loan on a specified date prior to the maturity of the Mortgage Loan.

                  "Certificate" means a Home Equity Loan Asset Backed Certificate Series 1997-1 executed and delivered by the Trustee substantially in the form of Exhibits A-D.

                  "Certificate Account" means a separate trust account maintained in the name of the Trust as an Eligible Account.

                  "Certificate Balance" means any of the Class A-1 Certificate Balance, Class A-2 Certificate Balance, Class A-3 Certificate Balance, Class A-4 Certificate Balance, Class A-5 Certificate Balance, Class A-6 Certificate Balance, Class A-7 Certificate Balance, Class A-8 Certificate Balance, Class A-9 Certificate Balance, Class M-1 Certificate Balance, Class M-2 Certificate Balance, Class B-1 Certificate Balance and Class B-2 Certificate Balance, as applicable.

                  "Certificateholder" or "Holder" means the person who is the beneficial owner of a Book-Entry Certificate or the person in whose name a Certificate is registered on the Certificate Register, except that, solely for the purposes of giving any consent, waiver, request or demand pursuant to this Agreement, any Certificate registered in the name of the Seller, the Master Servicer or any Affiliate of the Seller or the Master Servicer shall be deemed not to be outstanding, and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite Percentage Interest necessary to effect any such consent, request, waiver or demand has been obtained unless all the Certificates are held by such Persons; provided, however, that in determining whether the Trustee shall be protected in relying upon any such consent, waiver, request or demand only Certificates which the Trustee knows to be so owned shall be so disregarded.

                  "Certificate Register" means the register maintained pursuant to Section 9.02.

                  "Certificate Registrar" means the registrar appointed pursuant to Section 9.02.

                  "CIT  Purchase   Agreements"   means  the  CITCF-NY   Purchase
Agreement, the CITSF Purchase Agreement and the Purchase Agreement.

                  "CITCF-NY" means The CIT Group/Consumer Finance, Inc. (NY), a wholly-owned subsidiary of Holdings.

                  "CITCF-NY Purchase Agreement" means the Purchase Agreement, dated as of July 1, 1997, between CITCF-NY and CIT Consumer Finance, providing for the sale of Mortgage Loans from CITCF-NY to CIT Consumer Finance.

                  "CIT Consumer Finance" means The CIT Group/Consumer Finance, Inc., and its successors in interest as permitted hereunder.

                  "CITSF" means The CIT Group/Sales Financing Inc., and its successors in interest as permitted hereunder.

                  "CITSF Purchase Agreement" means the Purchase Agreement, dated as of July 1, 1997, between CITSF and CIT Consumer Finance, providing for the sale of Mortgage Loans from CITSF to CIT Consumer Finance.

                  "Class" means any Class of the Class A Certificates, any Class of the Mezzanine Certificates, any Class of the Class B Certificates or the Class R Certificates.

                  "Class A Certificate" means any one of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-6 Certificates, Class A-7 Certificates, Class A-8 Certificates or Class A-9 Certificates.

                  "Class A Current Interest" means with respect to each Class of Class A Certificates and with respect to any Distribution Date, the aggregate amount of interest accrued during the related Accrual Period on the Certificate Balance of the related Class of Class A Certificates at the applicable Pass-Through Rate for such Class A Certificate.

                  "Class A Interest Carry Forward Amount" means with respect to any Class of the Class A Certificates for any Distribution Date, the sum of (x) the amount, if any, by which (i) the sum of (A) the Class A Current Interest as of the immediately preceding Distribution Date and (B) the Class A Interest Carry Forward Amount from the immediately preceding Distribution Date exceeds
(ii) the amount of the actual distribution of the Interest Remittance Amount made


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

to the Holders of the Class A Certificates on such immediately preceding Distribution Date and (y) 30 days' interest on such amount at the applicable Pass-Through Rate for such Class A Certificate.

                  "Class A Principal Distribution Amount" means as of any Distribution Date (a) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect, 100% of the sum of (A) the Fixed Rate Principal Distribution Amount and (B) the Variable Rate Principal Distribution Amount and (b) on or after the Stepdown Date and as long as a Trigger Event is not in effect, the greater of (I) the lesser of (a) the Class A-9 Certificate Balance and (b) the Variable Rate Principal Distribution Amount and (II) the excess of (x) the aggregate Certificate Balance of the Class A Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 59.3% and (ii) the outstanding Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the outstanding Principal Balance of the Mortgage Loans as of the last day of the related Due Period minus $2,500,000.

                  "Class A Variable Allocation Amount" has the meaning assigned in Section 8.01(e).

                  "Class A-1 Certificate" means any one of the Certificates executed by the Trustee and authenticated by the Authenticating Agent substantially in the form set forth in Exhibit A-1 hereto.

                  "Class A-1 Certificate Balance" means, as to any Distribution Date, the Original Class A-1 Certificate Balance less all amounts previously distributed to Holders of Class A-1 Certificates on account of principal pursuant to Section 8.01.

                  "Class A-1 Pass-Through Rate" means 5.93% per annum, computed on the basis of a 360-day year assumed to consist of twelve 30-day months, subject to the Fixed Rate Group Available Funds Cap Rate.

                  "Class A-2 Certificate" means any one of the Certificates executed by the Trustee and authenticated by the Authenticating Agent substantially in the form set forth in Exhibit A-2 hereto.

                  "Class A-2 Certificate Balance" means, as to any Distribution Date, the Original Class A-2 Certificate Balance less all amounts previously distributed to Holders of Class A-2 Certificates on account of principal pursuant to Section 8.01.

                  "Class A-2 Pass-Through Rate" means 6.17% per annum, computed on the basis of a 360-day year assumed to consist of twelve 30-day months, subject to the Fixed Rate Group Available Funds Cap Rate.

                  "Class A-3 Certificate" means any one of the Certificates executed by the Trustee and authenticated by the Authenticating Agent substantially in the form set forth in Exhibit A-3 hereto.

                  "Class A-3 Certificate Balance" means, as to any Distribution Date, the Original Class A-3 Certificate Balance less all amounts previously distributed to Holders of Class A-3 Certificates on account of principal pursuant to Section 8.01.

                  "Class A-3 Pass-Through Rate" means 6.25% per annum, computed on the basis of a 360-day year assumed to consist of twelve 30-day months, subject to the Fixed Rate Group Available Funds Cap Rate.

                  "Class A-4 Certificate" means any one of the Certificates executed by the Trustee and authenticated by the Authenticating Agent substantially in the form set forth in Exhibit A-4 hereto.

                  "Class A-4 Certificate Balance" means, as to any Distribution Date, the Original Class A-4 Certificate Balance less all amounts previously distributed to Holders of Class A-4 Certificates on account of principal pursuant to Section 8.01.

                  "Class A-4 Pass-Through Rate" means 6.37% per annum, computed on the basis of a 360-day year assumed to consist of twelve 30-day months, subject to the Fixed Rate Group Available Funds Cap Rate.

                  "Class A-5 Certificate" means any one of the Certificates executed by the Trustee and authenticated by the Authenticating Agent substantially in the form set forth in Exhibit A-5 hereto.

                  "Class A-5 Certificate Balance" means, as to any Distribution Date, the Original Class A-5 Certificate Balance less all amounts previously distributed to Holders of Class A-5 Certificates on account of principal pursuant to Section 8.01.

                  "Class A-5 Pass-Through Rate" means 6.55% per annum, computed on the basis of a 360-day year assumed to consist of twelve 30-day months, subject to the Fixed Rate Group Available Funds Cap Rate.

                  "Class A-6 Certificate" means any one of the Certificates executed by the Trustee and authenticated by the Authenticating Agent substantially in the form set forth in Exhibit A-6 hereto.

                  "Class A-6 Certificate Balance" means, as to any Distribution Date, the Original Class A-6 Certificate Balance less all amounts previously distributed to Holders of Class A-6 Certificates on account of principal pursuant to Section 8.01.

                  "Class A-6 Pass-Through Rate" means 6.67% per annum, computed on the basis of a 360-day year assumed to consist of twelve 30-day months, subject to the Fixed Rate Group Available Funds Cap Rate.

                  "Class A-7 Certificate" means any one of the Certificates executed by the Trustee and authenticated by the Authenticating Agent substantially in the form set forth in Exhibit A-7 hereto.

                  "Class A-7 Certificate Balance" means, as to any Distribution Date, the Original Class A-7 Certificate Balance less all amounts previously distributed to Holders of Class A-7 Certificates on account of principal pursuant to Section 8.01.

                  "Class A-7 Pass-Through Rate" means 6.95% per annum, computed on the basis of a 360-day year assumed to consist of twelve 30-day months, subject to the Fixed Rate Group Available Funds Cap Rate.

                  "Class A-8 Certificate" means any one of the Certificates executed by the Trustee and authenticated by the Authenticating Agent substantially in the form set forth in Exhibit A-8 hereto.

                  "Class A-8 Certificate Balance" means, as to any Distribution Date, the Original Class A-8 Certificate Balance less all amounts previously distributed to Holders of Class A-8 Certificates on account of principal pursuant to Section 8.01.

                  "Class A-8 Lockout Distribution Amount" means, for any Distribution Date, the product of (i) the applicable Class A-8 Lockout Percentage for such Distribution Date and (ii) the Class A-8 Lockout Pro Rata Distribution Amount for such Distribution Date; provided, however, that in no event shall the Class A-8 Lockout Distribution Amount for a Distribution Date exceed the Fixed Rate Principal Distribution Amount for such Distribution Date.

                  "Class A-8 Lockout Percentage" means, for each Distribution Date, the following:

             Distribution Dates                 Lockout Percentage
             ------------------                 ------------------

             August 1997 - July 2000                       0%
             August 2000 - July 2002                      45%
             August 2002 - July 2003                      80%
             August 2003 - July 2004                     100%
             August 2004 and thereafter                  300%

                  "Class A-8 Lockout Pro Rata Distribution Amount", means, for any Distribution Date, an amount equal to the product of (x) a fraction, the numerator of which is the Certificate Balance of the Class A-8 Certificates immediately prior to such Distribution Date and the denominator of which is the aggregate Certificate Balance of all Classes of the Class A Certificates (other than the Class A-9 Certificates) immediately prior to such Distribution Date and
(y) the Class A Principal Distribution Amount minus the Class A Variable Allocation Amount for such Distribution Date.


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

                  "Class A-8 Pass-Through Rate" means 6.65% per annum, computed on the basis of a 360-day year assumed to consist of twelve 30-day months, subject to the Fixed Rate Group Available Funds Cap Rate.

                  "Class A-9 Certificate" means any one of the Certificates executed by the Trustee and authenticated by the Authenticating Agent substantially in the form set forth in Exhibit A-9 hereto.

                  "Class A-9 Certificate Balance" means, as to any Distribution Date, the Original Class A-9 Certificate Balance less all amounts previously distributed to Holders of Class A-9 Certificates on account of principal pursuant to Section 8.01.

                  "Class A-9 Pass-Through Rate" means an amount equal to the least of (x) with respect to any Distribution Date which occurs on or prior to the Clean-up Call Date, One-month LIBOR plus 0.19% per annum and for any Distribution Date thereafter, One-month LIBOR plus 0.50% per annum, (y) the Adjustable Rate Group Available Funds Cap Rate applicable to such Distribution Date and (z) the Maximum Variable Rate, computed on the basis of the actual number of days elapsed in the related Accrual Period and a 360-day year.

                  "Class B Certificates" means the Class B-1 Certificates and the Class B-2 Certificates.

                  "Class B-1 Applied Realized Loss Amount" means, as to the Class B-1 Certificates and as of any Distribution Date, the lesser of (x) the Class B-1 Certificate Balance (after taking into account the distribution of the Principal Distribution Amount on such Distribution Date, but prior to the application of the Class B-1 Applied Realized Loss Amount, if any, on such Distribution Date) and (y) the excess of (i) the Applied Realized Loss Amount as of such Distribution Date over (ii) the Class B-2 Applied Realized Loss Amount as of such Distribution Date.

                  "Class B-1 Certificate" means any one of the Certificates executed by the Trustee and authenticated by the Authenticating Agent substantially in the form set forth in Exhibit B-1 hereto.

                  "Class B-1 Certificate Balance" means, as to the Class B-1 Certificates and as of any date of determination, the Original Class B-1 Certificate Balance as reduced by the sum of (x) all amounts actually distributed to the Holders of the Class B-1 Certificates on all prior Distribution Dates on account of principal pursuant to Section 8.01 and (y) the aggregate cumulative amount of Class B-1 Applied Realized Loss Amounts on all prior Distribution Dates.

                  "Class B-1 Current Interest" means with respect to any Distribution Date, the aggregate amount of interest accrued during the related Accrual Period on the Class B-1 Certificate Balance at the Class B-1 Pass-Through Rate.

                  "Class B-1 Interest Carry Forward Amount" means with respect to any Distribution Date, the sum of (x) the amount, if any, by which (i) the sum of (A) the Class B-1

Current Interest as of the immediately preceding Distribution Date and (B) the Class B-1 Interest Carry Forward Amount from the immediately preceding Distribution Date exceeds (ii) the amount of the actual distribution of the Interest Remittance Amount made to the Holders of the Class B-1 Certificates on such immediately preceding Distribution Date and (y) 30 days' interest on such amount at the Class B-1 Pass-Through Rate.

                  "Class B-1 Pass-Through Rate" means 7.45% per annum, computed on the basis of a 360-day year assumed to consist of twelve 30-day months, subject to the Fixed Rate Group Available Funds Cap Rate.

                  "Class B-1 Principal Distribution Amount" means as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the aggregate Certificate Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Class M-1 Certificate Balance (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Class M-2 Certificate Balance (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date) and (iv) the Class B-1 Certificate Balance immediately prior to such Distribution Date over
(y) the lesser of (A) the product of (i) 93.3% and (ii) the outstanding aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the outstanding Principal Balance of the Mortgage Loans as of the last day of the related Due Period minus $2,500,000.

                  "Class B-1 Realized Loss Amortization Amount" means, as to the Class B-1 Certificates and as of any Distribution Date, the lesser of (x) the Class B-1 Unpaid Realized Loss Amount as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the Extra Principal Distribution Amount, the Class M-1 Realized Loss Amortization Amount, the Class M-2 Realized Loss Amortization Amount, the Class M-1 Interest Carry Forward Amount, the Class M-2 Interest Carry Forward Amount and the Class B-1 Interest Carry Forward Amount, in each case for such Distribution Date.

                  "Class B-1 Unpaid Realized Loss Amount" means as of any Distribution Date, the excess of (x) the aggregate cumulative amount of Class B-1 Applied Realized Loss Amounts for all prior Distribution Dates over (y) the aggregate cumulative amount of Class B-1 Realized Loss Amortization Amounts for all prior Distribution Dates.

                  "Class B-2 Applied Realized Loss Amount" means, as to the Class B-2 Certificates and as of any Distribution Date, the lesser of (x) the Class B-2 Certificate Balance (after taking into account the distribution of the Principal Distribution Amount on such Distribution Date, but prior to the application of the Class B-2 Applied Realized Loss Amount, if any, on such Distribution Date) and (y) the Applied Realized Loss Amount as of such Distribution Date.

                  "Class B-2 Certificate" means any one of the Certificates executed by the Trustee and authenticated by the Authenticating Agent substantially in the form set forth in Exhibit B-2 hereto.

                  "Class B-2 Certificate Balance" means, as to the Class B-2 Certificates and as of any date of determination, the Original Class B-2 Certificate Balance as reduced by the sum of (x) all amounts actually distributed to the Holders of the Class B-2 Certificates on all prior Distribution Dates on account of principal pursuant to Section 8.01 and (y) the aggregate cumulative amount of Class B-2 Applied Realized Loss Amounts on all prior Distribution Dates.

                  "Class B-2 Current Interest" means with respect to any Distribution Date, the aggregate amount of interest accrued during the related Accrual Period on the Class B-2 Certificate Balance at the Class B-2 Pass-Through Rate.

                  "Class B-2 Interest Carry Forward Amount" means with respect to any Distribution Date, the sum of (x) the amount, if any, by which (i) the sum of (A) the Class B-2 Current Interest as of the immediately preceding Distribution Date and (B) the Class B-2 Interest Carry Forward Amount from the immediately preceding Distribution Date exceeds (ii) the amount of the actual distribution of the Interest Remittance Amount made to the Holders of the Class B-2 Certificates on such immediately preceding Distribution Date and (y) 30 days' interest on such amount at the Class B-2 Pass-Through Rate.

                  "Class B-2 Pass-Through Rate" means 8.78% per annum, computed on the basis of a 360-day year assumed to consist of twelve 30-day months, subject to the Fixed Rate Group Available Funds Cap Rate.

                  "Class B-2 Principal Distribution Amount" means as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the aggregate Certificate Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Class M-1 Certificate Balance (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Class M-2 Certificate Balance (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Class B-1 Certificate Balance (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date) and (v) the Class B-2 Certificate Balance immediately prior to such Distribution Date over
(y) the lesser of (A) the product of (i) 95.3% and (ii) the outstanding aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the outstanding Principal Balance of the Mortgage Loans as of the last day of the related Due Period minus $2,500,000.

                  "Class B-2 Realized Loss Amortization Amount" means, as to the Class B-2 Certificates and as of any Distribution Date, the lesser of (x) the Class B-2 Unpaid Realized Loss Amount as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the Extra Principal Distribution Amount, the Class B-1 Realized Loss Amortization Amount, the Class M-1 Realized Loss Amortization Amount, the Class M-2 Realized Loss Amortization Amount, the Class M-1 Interest Carry Forward Amount, the Class M-2 Interest Carry Forward Amount, the Class B-1 Interest Carry Forward Amount and the Class B-2 Interest Carry Forward Amount, in each case for such Distribution Date.

                  "Class B-2 Unpaid Realized Loss Amount" means as of any Distribution Date, the excess of (x) the aggregate cumulative amount of Class B-2 Applied Realized Loss Amounts for all prior Distribution Dates over (y) the aggregate cumulative amount of Class B-2 Realized Loss Amortization Amounts for all prior Distribution Dates.

                  "Class M-1 Applied Realized Loss Amount" means, as to the Class M-1 Certificates and as of any Distribution Date, the lesser of (x) the Class M-1 Certificate Balance (after taking into account the distribution of the Principal Distribution Amount on such Distribution Date, but prior to the application of the Class M-1 Applied Realized Loss Amount, if any, on such Distribution Date) and (y) the excess of (i) the Applied Realized Loss Amount as of such Distribution Date over (ii) the sum of the Class M-2 Applied Realized Loss Amount, the Class B-1 Applied Realized Loss Amount and the Class B-2 Applied Realized Loss Amount, in each case as of such Distribution Date.

                  "Class M-1 Certificate" means any one of the Certificates executed by the Trustee and authenticated by the Authenticating Agent substantially in the form set forth in Exhibit D-1 hereto.

                  "Class M-1 Certificate Balance" means, as to the Class M-1 Certificates and as of any date of determination, the Original Class M-1 Certificate Balance of such Class as reduced by the sum of (x) all amounts actually distributed to the Holders of the Class M-1 Certificates on all prior Distribution Dates on account of principal pursuant to Section 8.01 and (y) the aggregate cumulative amount of Class M-1 Applied Realized Loss Amounts on all prior Distribution Dates.

                  "Class M-1 Current Interest" means with respect to any Distribution Date, the aggregate amount of interest accrued during the related Accrual Period on the Class M-1 Certificate Balance at the Class M-1 Pass-Through Rate.

                  "Class M-1 Interest Carry Forward Amount" means with respect to any Distribution Date, the sum of (x) the amount, if any, by which (i) the sum of (A) the Class M-1 Current Interest as of the immediately preceding Distribution Date and (B) the Class M-1 Interest Carry Forward Amount from the immediately preceding Distribution Date exceeds (ii) the amount of the actual distribution of the Interest Remittance Amount made to the Holders of the Class M-1 Certificates on such immediately preceding Distribution Date and (y) 30 days' interest on such amount at the Class M-1 Pass-Through Rate.

                  "Class M-1 Pass-Through Rate" means 6.85% per annum, computed on the basis of a 360-day year assumed to consist of twelve 30-day months, subject to the Fixed Rate Group Available Funds Cap Rate.

                  "Class M-1 Principal Distribution Amount" means as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the aggregate Certificate Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date) and (ii) the Class M-1 Certificate Balance immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 71.3% and (ii) the outstanding Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the outstanding Principal Balance of the Mortgage Loans as of the last day of the related Due Period minus $2,500,000.

                  "Class M-1 Realized Loss Amortization Amount" means, as to the Class M-1 Certificates of any Distribution Date, the lesser of (x) the Class M-1 Unpaid Realized Loss Amount as of such Distribution Date and (y) the excess of
(i) the Monthly Excess Cashflow Amount over (ii) the sum of the Extra Principal Distribution Amount and the Class M-1 Interest Carry Forward Amount, in each case for such Distribution Date.

                  "Class M-1 Unpaid Realized Loss Amount" means as of any Distribution Date, the excess of (x) the aggregate cumulative amount of Class M-1 Applied Realized Loss Amounts for all prior Distribution Dates over (y) the aggregate cumulative amount of Class M-1 Realized Loss Amortization Amounts for all prior Distribution Dates.

                  "Class M-2 Applied Realized Loss Amount" means, as to the Class M-2 Certificates and as of any Distribution Date, the lesser of (x) the Class M-2 Certificate Balance (after taking into account the distribution of the Principal Distribution Amount on such Distribution Date, but prior to the application of the Class M-2 Applied Realized Loss Amount, if any, on such Distribution Date) and (y) the excess of (i) the Applied Realized Loss Amount as of such Distribution Date over (ii) the sum of the Class B-1 Applied Realized Loss Amount and the Class B-2 Applied Realized Loss Amount, as of such Distribution Date.

                  "Class M-2 Certificate" means any one of the Certificates executed by the Trustee and authenticated by the Authenticating Agent substantially in the form set forth in Exhibit D-2 hereto.

                  "Class M-2 Certificate Balance" means, as to the Class M-2 Certificates and as of any date of determination, the Original Class M-2 Certificate Balance of such Class as reduced by the sum of (x) all amounts actually distributed to the Holders of the Class M-2 Certificates on all prior Distribution Dates on account of principal pursuant to Section 8.01 and (y) the aggregate cumulative amount of Class M-2 Applied Realized Loss Amounts on all prior Distribution Dates.

                  "Class M-2 Current Interest" means with respect to any Distribution Date, the aggregate amount of interest accrued during the related Accrual Period on the Class M-2 Certificate Balance at the Class M-2 Pass-Through Rate.

                  "Class M-2 Interest Carry Forward Amount" means with respect to any Distribution Date, the sum of (x) the amount, if any, by which (i) the sum of (A) the Class M-2 Current Interest as of the immediately preceding Distribution Date and (B) the Class M-2 Interest Carry Forward Amount from the immediately preceding Distribution Date exceeds (ii) the amount of the actual distribution of the Interest Remittance Amount made to the Holders of the Class M-2 Certificates on such immediately preceding Distribution Date and (y) 30 days' interest on such amount at the Class M-2 Pass-Through Rate.

                  "Class M-2 Pass-Through Rate" means 7.10% per annum, computed on the basis of a 360-day year assumed to consist of twelve 30-day months, subject to the Fixed Rate Group Available Funds Cap Rate.

                  "Class M-2 Principal Distribution Amount" means as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the aggregate Certificate Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Class M-1 Certificate Balance (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date) and (iii) the Class M-2 Certificate Balance immediately prior to such Distribution Date over
(y) the lesser of (A) the product of (i) 84.3% and (ii) the outstanding aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the outstanding Principal Balance of the Mortgage Loans as of the last day of the related Due Period minus $2,500,000.

                  "Class M-2 Realized Loss Amortization Amount" means, as to the Class M-2 Certificates and as of any Distribution Date, the lesser of (x) the Class M-2 Unpaid Realized Loss Amount as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the Extra Principal Distribution Amount, the Class M-1 Realized Loss Amortization Amount, the Class M-1 Interest Carry Forward Amount and the Class M-2 Interest Carry Forward Amount, in each case for such Distribution Date.

                  "Class M-2 Unpaid Realized Loss Amount" means as of any Distribution Date, the excess of (x) the aggregate cumulative amount of Class M-2 Applied Realized Loss Amounts for all prior Distribution Dates over (y) the aggregate cumulative amount of Class M-2 Realized Loss Amortization Amounts for all prior Distribution Dates.

                  "Class R Certificate" means any one of the Certificates executed by the Trustee and authenticated by the Authenticating Agent substantially in the form set forth in Exhibit C hereto and evidencing an interest designated as a "residual interest" in the Trust REMIC for purposes of the REMIC Provisions.

                  "Class R Certificateholder" means the person in whose name a Class R Certificate is registered on the Certificate Register.

                  "Clean-up Call Date" has the meaning assigned in Section 8.03.

                  "Closing Date" means July 23, 1997.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Combined Loan-to-Value Ratio" means, with respect to any Mortgage Loan at any given time, the ratio, expressed as a percentage, determined by dividing (x) the sum of the original Principal Balance of the Mortgage Loan plus the then-current Principal Balance of any loan or loans secured by a senior lien on the Mortgaged Property by (y) the value of the related

Mortgaged Property, based upon the appraisal or other valuation made at the time of origination of the Mortgage Loan.

                  "Company" means The CIT Group Securitization Corporation III and its permitted successors in interest.

                  "Compensating Interest" means has the meaning assigned in
Section 8.04.

                  "Computer Tape" means the computer tape generated by the Master Servicer which provides information relating to the Mortgage Loans, and includes the master file and the history file.

                  "Cumulative Realized Loss Termination Event": A Cumulative Realized Loss Termination Event occurs on any Distribution Date if the amount of Cumulative Realized Losses as of the last day of the related Due Period expressed as a percentage of the Cut-off Date Pool Principal Balance equals or exceed 6.625%.

                  "Cumulative Realized Loss Trigger Event": A Cumulative Realized Loss Trigger Event occurs on any Distribution Date if the amount of Cumulative Realized Losses as of the last day of the related Due Period expressed as a percentage of the Cut-off Date Pool Principal Balance equals or exceeds the percentage for such date set out below:

                      Date                               Percentage
                      ----                               ----------

             August 1997-July 1998                         0.700%
             August 1998-July 1999                         1.550%
             August 1999-July 2000                         2.650%
             August 2000-July 2001                         3.000%
             August 2001-July 2002                         3.750%
             August 2002-July 2003                         4.250%
             August 2003-July 2004                         4.375%
             August 2004 and thereafter                    4.375%

                  "Cumulative Realized Losses" means as of any date of determination, the aggregate amount of Realized Losses (net of any subsequent recoveries) with respect to the Mortgage Loans.

                  "Confirmatory Note" has the meaning assigned in Section
4.01(a).

                  "Corporate Trust Office" means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of the execution of this Agreement is located at the address set forth in Section 12.09.

                  "Current Interest" means, with respect to any Distribution Date, the sum of the Class A Current Interest for all of the Class A Certificates, the Class M-1 Current Interest, the Class M-2 Current Interest, the Class B-1 Current Interest and the Class B-2 Current Interest.

                  "Cut-off Date Pool Principal Balance" means the aggregate of the Cut-off Date Principal Balances of the Mortgage Loans.

                  "Cut-off Date Principal Balance" means, as to any Mortgage Loan, the Principal Balance thereof at the Cut-off Date.

                  "Cut-off Date" means July 1, 1997.

                  "Definitive Certificates" has the meaning assigned in Section 9.02(g).

                  "Deleted Mortgage Loan" has the meaning assigned in Section 4.03.

                  "Depository" means the initial Depository, The Depository Trust Company, the nominee of which is CEDE & CO., and any permitted successor depository. The Depository shall at all times be a "clearing corporation" defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York.

                  "Depository Participant" means a broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

                  "Determination Date" means the third Business Day prior to each Distribution Date.

                  "Distribution Date" means the 15th day of each calendar month during the term of this Agreement, or if such day is not a Business Day, the next succeeding Business Day, commencing on August 15, 1997.

                  "Due Date" means, as to any Mortgage Loan, the date of the month on which the monthly payment for such Mortgage Loan is due.

                  "Due Period" means, as to any Distribution Date, the calendar month immediately preceding the month of such Distribution Date.

                  "Electronic Ledger" means the electronic master record of mortgage loans of the Master Servicer.

                  "Eligible Account" means any account which is (i) an account maintained with an Eligible Institution; (ii) an account or accounts the deposits in which are fully insured by either the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC; (iii) a "segregated trust account" maintained with the corporate trust department of a federal or state chartered depository institution or trust company with trust powers and acting in its fiduciary capacity for the benefit of a Trustee, which depository institution or trust company has capital and surplus (or, if such depository institution or trust company is a subsidiary of a bank holding company system, the capital and surplus of the bank holding company) of not less than $50,000,000 and the securities of such depository institution (or, if such depository institution is a subsidiary of a bank holding company system and such depository institution's securities are not rated, the securities of the bank holding company) have a credit rating from each Rating Agency in one of its generic credit rating categories which signifies investment grade; or (iv) an account that will not cause any Rating Agency to downgrade or withdraw its then-current rating assigned to the Certificates, as confirmed in writing by each Rating Agency.

                  "Eligible Institution" means the Trustee or any depository institution or trust company (which may be the Trustee or an Affiliate of the Trustee) organized under the laws of the United States or any state, the deposits of which are insured to the full extent permitted by law by the Bank Insurance Fund (presently administered by the Federal Deposit Insurance Corporation), which is subject to supervision and examination by federal or state authorities and whose short-term deposits have been rated P-1 or higher by Moody's and A-1 or higher by Standard & Poor's, or in one of the two highest rating categories by Moody's and Standard & Poor's in the case of unsecured long-term debt.

                  "Eligible Investments" has the meaning assigned in Section 5.05(b).

                  "Eligible Servicer" means (A) any Person which, together with its Affiliates (i) is qualified to act as Master Servicer of the Mortgage Loans under applicable federal and state laws and regulations and (ii) services not less than $100,000,000 in outstanding principal amount of residential mortgage loans, (B) CIT Consumer Finance and (C) CITSF.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "Errors and Omissions Protection Policy" means the errors and omissions policy maintained by the Master Servicer or any similar replacement policy, if any, pursuant to Section 5.09(d).

                  "Event of Termination" has the meaning assigned in Section
7.01.

                  "Extra Principal Distribution Amount" means, as of any Distribution Date, the lesser of (x) the Monthly Excess Interest Amount for such Distribution Date and (y) the Overcollateralization Deficiency for such Distribution Date.

                  "File" means, as to each Mortgage Loan (a) the original Note
(b) the original Mortgage with evidence of recording indicated thereon, (c) any riders or modifications of such Note and Mortgage, (d) any title insurance policies with respect to the Mortgages and (e) any assumption or modification agreement.

                  "Final Distribution Date" means the Distribution Date on which the final distribution in respect of Certificates is made pursuant to Section 12.03.

                  "Fixed Rate Certificates" means the Offered Certificates (other than the Class A-9 Certificates) and the Class B-2 Certificates.

                  "Fixed Rate Group" means the Mortgage Loan Group consisting of Fixed Rate Mortgage Loans.

                  "Fixed Rate Group Available Funds Cap Rate" means as of any Distribution Date, an amount, expressed as a per annum rate (calculated on the basis of a 360 day year assumed to consist of twelve 30-day months), equal to
(i) the weighted average interest rate on (A) all of the Mortgage Loans in the Fixed Rate Group as of the first day of the related Due Period and (B) a portion of each Mortgage Loan in the Adjustable Rate Group based on a fraction (which shall in no event be greater than one), the numerator of which is an amount equal to the excess of the Certificate Balance of the Fixed Rate Certificates as of the first day of the related Due Period over the aggregate Principal Balance of the Mortgage Loans in the Fixed Rate Group as of the first day of the related Due Period and the denominator of which is equal to the aggregate Principal Balance of the Mortgage Loans in the Adjustable Rate Group as of the first day of the related Due Period, minus (ii) the Master Servicing Fee, expressed as a per annum rate, minus (iii) the Weighted Carve Out Fixed Rate.

                  "Fixed Rate Group Extra Principal Distribution Amount" means, an amount equal to the sum of (x) the greater of (i) zero or (ii) the lesser of
(I) the Extra Principal Distribution Amount or (II) the product of (1) an amount equal to (A) the Realized Losses for the Fixed Rate Group in the preceding Due Period divided by the aggregate Principal Balance of the Mortgage Loans in the Fixed Rate Group minus (B) the Realized Losses for the Adjustable Rate Group in the preceding Due Period divided by the aggregate Principal Balance of the Mortgage Loans in the Adjustable Rate Group and (2) the aggregate Principal Balance of the Mortgage Loans in the Fixed Rate Group and (y) a pro-rata portion, based on the aggregate Principal Balance of the Mortgage Loans in the related Mortgage Loan Group, of any Extra Principal Distribution Amount remaining after taking into account clause (x) of this definition and clause (x) of the definition of the Adjustable Rate Group Extra Principal Distribution Amount.

                  "Fixed Rate Group Overcollateralization Release Amount" means an amount equal to the sum of (x) the greater of (i) zero or (ii) the lesser of
(I) the Overcollateralization Release Amount or (II) the product of (1) an amount equal to (A) the Realized Losses for the Adjustable Rate Group in the preceding Due Period divided by the aggregate Principal Balance of the Mortgage Loans in the Adjustable Rate Group minus (B) the Realized Losses for the Fixed Rate Group in the preceding Due Period divided by the aggregate Principal Balance of the Mortgage Loans in the Fixed Rate Group and (2) the aggregate Principal Balance of the Mortgage Loans in the Fixed Rate Group and (y) a pro-rata portion, based on the aggregate Principal Balance of the Mortgage Loans in the related Mortgage Loan Group, of any Overcollateralization Release Amount remaining after taking into account clause (x) of this definition and clause (x) of the definition of the Adjustable Rate Group Overcollateralization Release Amount.

                  "Fixed Rate Mortgage Loans" means Mortgage Loans having fixed Mortgage Rates.

                  "Fixed Rate Principal Distribution Amount" means, as of any Distribution Date, the sum of (i) the Principal Remittance Amount with respect to the Fixed Rate Group, minus, for Distribution Dates occurring on and after the related Stepdown Date, the Fixed Rate Group Overcollateralization Release Amount and (ii) the Fixed Rate Group Extra Principal Distribution Amount.

                  "Hazard Insurance Policy" means, with respect to each Mortgage Loan, the policy of fire and extended coverage insurance (and federal flood insurance, if the related Mortgaged Property was, at the time of origination thereof, and continues to be, located in a federally designated special flood hazard area) required to be maintained for the related Mortgaged Property, as provided in Section 5.09, and which, as provided in said Section 5.09, may be a blanket policy maintained by the Master Servicer in accordance with the terms and conditions of said Section 5.09.

                  "Holder" has the same meaning as "Certificateholder".

                  "Holdings" means The CIT Group Holdings, Inc., a Delaware corporation.

                  "Independent" means, with respect to any specified Person, any person or firm rendering an opinion on the Closing Date or any Person who (a) is in fact independent of the specified Person, (b) does not have any direct financial interest or any material indirect financial interest in the specified Person or any Affiliate of the specified Person (other than acting as outside counsel for the specified Person or such Affiliate), and (c) is not connected with the specified Person as an officer, employee, promoter, underwriter, trustee, partner, director (other than a law firm a member of which is a director) or person performing similar functions. Except with respect to any person or firm rendering an opinion on the Closing Date, whenever it is herein provided that any Independent Person's opinion or certificate shall be furnished to the Trustee, such person shall be approved by the Trustee and such opinion or certificate shall state that the signer has read this definition and that the signer is independent within the meaning hereof.

                  "Insurance Proceeds" means proceeds paid by any insurer pursuant to any insurance policy or contract relating to a Mortgage Loan.

                  "Interest Determination Date" has the meaning assigned in
Section 5.12.

                  "Interest Remittance Amount" means, as of any Distribution Date, the sum of (i) all interest collected or advanced by the Master Servicer during the related Due Period on the Mortgage Loans, including any late fees, prepayment fees and other similar fees on the Mortgage Loans (less the Master Servicing Fee if CIT Consumer Finance or one of its affiliates is not the Master Servicer), (ii) all Compensating Interest paid by the Master Servicer with respect to such Due Period; (iii) the portion of any Substitution Adjustment relating to interest delivered by the Seller in connection with a substitution of a Mortgage Loan with respect to the related Due Period, (iv) the interest portion of any Purchase Price with respect to each Mortgage Loan that was repurchased from the Trust during the related Due Period, (v) all Liquidation Proceeds actually collected by the Master Servicer during the related Due Period (to the extent such

Liquidation Proceeds related to interest) and (vi) any subsequent recoveries on Liquidated Mortgages.

                  "Liquidated Mortgage" means any Mortgage Loan as to which the Master Servicer has determined that all amounts (including Liquidation Proceeds and Insurance Proceeds) which it expects to recover from or on account of such Mortgage Loan have been recovered; provided that any Mortgage Loan in respect of which the related Mortgaged Property has been realized upon and disposed of and the proceeds of such disposition have been received, shall be deemed to be a Liquidated Mortgage; provided, however, that a Liquidated Mortgage which has been repurchased pursuant to Section 3.05(a), or as to which a Qualified Substitute Mortgage Loan has been substituted pursuant to Section 3.05(b) or 4.03(b), in either case on or before the Business Day immediately preceding the Distribution Date following the Due Period in which such Mortgage Loan becomes a Liquidated Mortgage, shall be deemed not to have become a Liquidated Mortgage during such Due Period. The Principal Balance of any Liquidated Mortgage is zero.

                  "Liquidation Expenses" means out-of-pocket expenses (exclusive of any overhead expenses) which are incurred by the Master Servicer in connection with the Liquidated Mortgages, including, without limitation, legal fees and expenses, and any related and unreimbursed expenditures for property taxes, property preservation or restoration of the property to marketable condition.

                  "Liquidation Proceeds" means cash (including Insurance Proceeds) received and retained in connection with Liquidated Mortgages, by foreclosure sale or otherwise, net of Liquidation Expenses and net of any insurance premiums paid by the Master Servicer pursuant to Section 5.09(a).

                  "List of Mortgage Loans" means the list attached hereto as Exhibit J identifying each Mortgage Loan constituting part of the corpus of the Trust.

                  "Master Servicer" means CIT Consumer Finance until any Service Transfer hereunder, and thereafter means the new servicer appointed pursuant to
Article VII.

                  "Master Servicing Fee" means, as to any Distribution Date, the sum of (a) the Monthly Servicing Fee for such Distribution Date, and (b) any net investment earnings due to the Master Servicer as of such Distribution Date.

                  "Maximum Variable Rate" means 20.0% per annum.

                  "Mezzanine Certificates" means the Class M-1 Certificates and the Class M-2 Certificates.

                  "Monthly Advance" has the meaning assigned in Section 8.04.

                  "Monthly Excess Interest Amount" means, as to any Distribution Date, the excess, if any, of (i) the Interest Remittance Amount for the related Due Period over (ii) the Current Interest on such Distribution Date.

                  "Monthly Excess Cashflow Amount" has the meaning assigned in
Section 8.01.

                  "Monthly Report" has the meaning assigned in Section 6.05. The form of the Monthly Report for the Certificates is attached as Exhibit K hereto.

                  "Monthly Servicing Fee" means, as to any Distribution Date, one-twelfth of the product of 0.50% and the Pool Principal Balance as of the first day of the related Due Period (or, in the case of the first Distribution Date, the Cut-off Date).

                  "Moody's" means Moody's Investors Service, Inc.

                  "Mortgage" means the mortgage, deed of trust or similar instrument creating a lien on an estate in fee simple in the real property securing a Mortgage Loan.

                  "Mortgage Document" has the meaning assigned in Section
4.01(a).

                  "Mortgaged Property" means the property subject to a Mortgage.

                  "Mortgage Loan Group" means the Fixed Rate Group or the Adjustable Rate Group.

                  "Mortgage Loan(s)" means one or more of the mortgage loans described in the List of Mortgage Loans, and which Mortgage Loans are to be assigned by the Company to the Trustee on the Closing Date; including, without limitation, the Mortgage, collateral, liens, insurance policies and guarantees of the obligations of the related Mortgage (other than guarantees, if any, by the related broker) and any and all payments which are received pursuant thereto on and after the Cut-off Date, but excluding any payments which are received pursuant thereto prior to the Cut-off Date.

                  "Mortgage Pool" means the pool of Mortgage Loans assigned by the Company to the Trustee on the Closing Date.

                  "Mortgage Rate" means, with respect to any particular Mortgage Loan, the rate of interest specified in that Mortgage Loan.

                  "Mortgagor" means each Person who is indebted under a Mortgage Loan.

                  "Nonrecoverable Advance" means any advance made or proposed to be made pursuant to Section 8.04, which the Master Servicer believes, in its good faith judgment, is not, or if made would not be, ultimately recoverable from future payments and collections of the related Mortgage Loan.

                  "Note" means the promissory note evidencing the indebtedness of a Mortgagor under a Mortgage Loan.

                  "NRSRO" means any nationally recognized statistical rating organization.

                  "Offered Certificates" means the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-6 Certificates, Class A-7 Certificates. Class A-8 Certificates, Class A-9 Certificates, Class M-1 Certificates, Class M-2 Certificates, and Class B-1 Certificates, collectively.

                  "Officer's Certificate" means a certificate signed by the chairman of the board, president or any vice president of the Servicer and delivered to the Trustee.

                  "One-Month LIBOR" has the meaning assigned in Section 5.12.

                  "Opinion of Counsel" means a written opinion of counsel (internal or external) who may be counsel for the Master Servicer, except that any opinion of counsel relating to the qualification of the Trust as a REMIC or compliance with the REMIC Provisions must be an opinion of counsel Independent with respect to the Company and the Master Servicer.

                  "Original Class A-1 Certificate Balance" means $90,000,000.

                  "Original Class A-2 Certificate Balance" means $36,000,000.

                  "Original Class A-3 Certificate Balance" means $61,000,000.

                  "Original Class A-4 Certificate Balance" means $40,000,000.

                  "Original Class A-5 Certificate Balance" means $15,000,000.

                  "Original Class A-6 Certificate Balance" means $15,000,000.

                  "Original Class A-7 Certificate Balance" means $33,000,000.

                  "Original Class A-8 Certificate Balance" means $30,000,000.

                  "Original Class A-9 Certificate Balance" means $90,000,000.

                  "Original Class B-1 Certificate Balance" means $22,500,000.

                  "Original Class B-2 Certificate Balance" means $5,000,000.

                  "Original Class M-1 Certificate Balance" means $30,000,000.

                  "Original Class M-2 Certificate Balance" means $32,500,000.

                  "Outstanding Mortgage Loan" means, as to any Due Period, a Mortgage Loan which was not the subject of a Principal Prepayment or was not fully paid prior to or during such

Due Period, which did not become a Liquidated Mortgage prior to or during such Due Period, and which was not purchased (and did not become a Deleted Mortgage Loan or a Replaced Mortgage Loan) prior to or with respect of such Due Period pursuant to Section 3.05 or Section 4.03.

                  "Overcollateralization Amount" means as of any Distribution Date the excess, if any, of (x) the Principal Balance of the Mortgage Loans as of the last day of the immediately preceding Due Period over (y) the Aggregate Certificate Balance on such Distribution Date (after taking into account all distributions of principal on such Distribution Date).

                  "Overcollateralization Deficiency" means, as of any Distribution Date, the excess, if any, of (x) the Targeted Overcollateralization Amount for such Distribution Date over (y) the Overcollateralization Amount for such Distribution Date, calculated for this purpose after taking into account the reduction on such Distribution Date of the Certificate Balance of all Classes of the Offered Certificates and the Class B-2 Certificates resulting from the distribution of the Principal Remittance Amount on such Distribution Date, but prior to taking into account any Realized Loss with respect to the related Due Period.

                  "Overcollateralization Release Amount" means as of any Distribution Date, the lesser of (x) the related Principal Remittance Amount for such Distribution Date and (y) the excess of (i) the Overcollateralization Amount for such Distribution Date, assuming that 100% of the Principal Remittance Amount is applied on such Distribution Date to the payment of principal on the Offered Certificates and the Class B-2 Certificates, and (ii) the Targeted Overcollateralization Amount for such Distribution Date.

                  "Ownership Interest" means, with respect to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

                  "Paying Agent" has the meaning assigned in Section 8.01(i).

                  "Percentage Interest" means, as to any Certificate, the percentage interest evidenced thereby in distributions made on the related Class, such percentage interest being equal to, (a) in the case of the Class A Certificates, the percentage (carried to eight places) obtained from dividing the Certificate Balance of such Certificate by the Certificate Balance of all Class A Certificates, (b) in the case of the Class M-1 Certificates, the percentage (carried to eight places) obtained by dividing the Certificate Balance of such Certificate by the Certificate Balance of all Class M-1 Certificates, (c) in the case of the Class M-2 Certificates, the percentage (carried to eight places) obtained from dividing the Certificate Balance of such certificate by the Certificate Balance of all Class M-2 Certificates, (d) in the case of the Class B-1 Certificates, the percentage (carried to eight places) obtained by dividing the Certificate Balance of such Certificate by the Certificate Balance of all Class B-1 Certificates, (e) in the case of the Class B-2 Certificates, the percentage (carried to eight places) obtained by dividing the Certificate Balance of such Certificates by the Certificate Balance of all Class B-2 Certificates, and (f) in the case of the Class R Certificates, being equal to the percentage specified on the face of such Certificate. The aggregate Percentage Interests for each Class of Certificates shall equal 100%.

                  "Permitted Transferee" means, as to any Class R Certificateholder or any other prospective transferee of a Class R Certificate, any Person other than (a) the United States, a State or any political subdivision thereof, any possession of the United States, a foreign government, an international organization, or any agency or instrumentality of any of the foregoing, (b) an organization (other than a cooperative described in Section 521 of the Code) which would not be subject to tax under the Code (including the tax on unrelated business taxable income, as defined in Section 512(a)(1) of the
Code) on any excess inclusions (as defined in Section 860E(c)(1) of the Code) with respect to any Class R Certificate, (c) an organization which is engaged in furnishing electrical energy, or providing telephone service, to persons in rural areas (as described in Section 1381(a)(2)(C) of the Code), or (d) a Non-United States Person. The terms "United States," "State" and "international organization" shall have the meanings set forth in Code Section 7701 or any successor provision. A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof, if all of the activities are subject to tax, and, with the exception of the Federal Home Loan Mortgage Corporation, a majority of its board of directors is not selected by such governmental unit.

                  "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

                  "Plan" shall have the meaning assigned pursuant to Section
9.02.

                  "Pool Principal Balance" means, as to any Distribution Date, the aggregate of the Principal Balance of each Mortgage Loan that was an Outstanding Mortgage Loan as of the last day of the related Due Period.

                  "Principal Balance" means the unpaid principal balance of a Mortgage Loan.

                  "Principal Prepayment" means any prepayment of the entire Principal Balance of a Mortgage Loan.

                  "Principal Remittance Amount" means for a Mortgage Loan Group and as of any Distribution Date, the sum of (i) the principal actually collected by the Master Servicer on the Mortgage Loans in such Mortgage Loan Group during the related Due Period, (ii) the Principal Balance of each Mortgage Loan in such Mortgage Loan Group that was repurchased from the Trust with respect to the related Due Period, (iii) the portion of any Substitution Adjustment relating to principal delivered by the Seller in connection with a substitution of a Mortgage Loan in such Mortgage Loan Group with respect to the related Due Period, and (iv) all Liquidation Proceeds actually collected by the Master Servicer during the related Due Period with respect to Mortgage Loans in such Mortgage Loan Group (to the extent such Liquidation Proceeds related to principal).

                  "Purchase Agreement" means the Purchase Agreement, dated as of July 1, 1997, between CIT Consumer Finance and the Company, providing for the sale of the Mortgage Loans from CIT Consumer Finance to the Company.

                  "Purchase Price" means, with respect to a Mortgage Loan to be repurchased hereunder, an amount equal to 100% of the outstanding Principal Balance thereof as of the date of repurchase plus accrued and unpaid interest thereon to the first day of the month in which the Purchase Price is to be distributed at its Mortgage Rate plus unreimbursed Servicing Advances with respect to such Mortgage Loan.

                  "Qualified Institutional Buyer" shall have the meaning specified in Rule 144A.

                  "Qualified Substitute Mortgage Loan" means, as to any Deleted Mortgage Loan or Replaced Mortgage Loan for which such Qualified Substitute Mortgage Loan is being substituted pursuant to Section 3.05(b) or Section 4.03(b), a Mortgage Loan that (a) as of the date of its substitution, satisfies all of the representations and warranties (which, except when expressly stated to be as of origination, shall be deemed to be determined as of the date of its substitution rather than as of the Cut-off Date or the Closing Date) in Section
3.02 and does not cause any of the representations and warranties in Section 3.03, to the extent previously applicable to the Deleted Mortgage Loan or Replaced Mortgage Loan, and after giving effect to such substitution, to be incorrect, (b) has a Principal Balance not in excess of the Principal Balance of the Deleted Mortgage Loan or Replaced Mortgage Loan, (c) in the case of an Adjustable Rate Mortgage Loan, has a Maximum Rate not less than (and not more than two percentage points greater than) the Maximum Rate of the Deleted Mortgage Loan or Replaced Mortgage Loan, and has the same index and Periodic Rate Cap as the Deleted Mortgage Loan or Replaced Mortgage Loan and a Gross Margin not less than that of the Deleted Mortgage Loan or Replaced Mortgage Loan, (d) in the case of a Fixed Rate Mortgage Loan, has a Mortgage Rate not more than 1% per annum lower than, and not more than 1% per annum higher than, that of the Deleted Mortgage Loan or Replaced Mortgage Loan, (e) has a Combined Loan-to-Value Ratio not higher than that of the Deleted Mortgage Loan or Replaced Mortgage Loan, (f) has a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan or Replaced Mortgage Loan, (g) is of the same or better credit risk category under the Seller's underwriting guidelines, (h) has the same type of Mortgage Rate (i.e., a Fixed Rate Mortgage Loan or an Adjustable Rate Mortgage Loan) and (i) in the case of a Call Loan or Balloon Loan, is a Call Loan or Balloon Loan, as the case may be. Notwithstanding the foregoing, in the event that on any date more than one Qualified Substitute Mortgage Loan is substituted for one or more Deleted Mortgage Loans or Replaced Mortgage Loans, the requirement set forth in clause (b) above with respect to the Principal Balance may be satisfied if the aggregate of the Principal Balances of such Qualified Substitute Mortgage Loans is not greater than the aggregate of the Principal Balances of such Qualified Mortgage Loans, the requirement set forth in clause (d) above with respect to the Mortgage Rate may be satisfied if the weighted average Mortgage Rate of such Qualified Substitute Mortgage Loans is at least equal to the weighted average Mortgage Rate of such Qualified Mortgage Loans; and the requirement set forth in clause (f) above with respect to remaining term to stated maturity may be satisfied if the weighted average remaining term to stated maturity of such Qualified Substitute Mortgage Loans is not greater than the weighted average remaining term to stated maturity of such Deleted Mortgage Loans or Replaced Mortgage Loans.

                  "Rating Agencies" means Moody's and Standard & Poor's, or any successors thereto; provided that if Moody's and Standard & Poor's no longer have a rating outstanding on any Class of the Certificates, then references herein to Moody's and Standard & Poor's shall be deemed to refer to the NRSRO then rating any Class of the Certificates (or, if more than one such NRSRO is then rating any Class of the Certificates, to each such NRSRO as may be designated by the Servicer), and references herein to ratings by or requirements of Moody's and Standard & Poor's shall be deemed to have the equivalent meanings with respect to ratings by or requirements of such NRSRO.

                  "Rating Agency Condition" with respect to any action means, the condition that each Rating Agency shall have been given at least 30 days prior notice of a contemplated action and that each of the Rating Agencies shall not have notified the Company, the Master Servicer or the Trustee in writing that such action will not result in a downgrade or withdrawal of the then current rating of any Class of the Certificates.

                  "Realized Loss" means as to any Liquidated Mortgage, the amount, if any, by which the Principal Balance thereof as of the date of liquidation is in excess of Liquidation Proceeds realized thereon and allocated to principal.

                  "Record Date" means the calendar day preceding each Distribution Date, or, if Definitive Certificates are issued, the last Business Day of the month preceding the month of the related Distribution Date.

                  "Reference Banks" means leading banks selected by the Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market.

                  "Registrar" means the registry appointed pursuant to Section 9.02.

                  "REMIC" means a "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

                  "REMIC Certificate Maturity Date" means the "latest maturity date" of the Offered Certificates and the Class B-2 Certificates as that term is defined in Section 2.09.

                  "REMIC Provisions" means provisions of the federal income tax law and the applicable state and local law relating to REMICs and related provisions, and regulations promulgated thereunder, as the foregoing may be in effect from time to time.

                  "REO Property"  has the meaning assigned in Section 5.10.

                  "Replaced Mortgage Loan" has the meaning assigned in Section 3.05(b).

                  "Repurchased Mortgage Loan" means any Mortgage Loan repurchased by CIT Consumer Finance pursuant to Section 3.05(a) and 4.03(a). The Principal Balance of any Repurchased Mortgage Loan shall be zero as of the last day of the related Due Period.

                  "Reserve Interest Rate" has the meaning assigned in Section 5.12.

                  "Responsible Officer" means, with respect to the Trustee, any officer in its Corporate Trust Department, as long as it is the Trustee hereunder, including every vice president, assistant vice president, the secretary, every assistant secretary, cashier or any assistant cashier, controller or assistant controller, the treasurer, every assistant treasurer, every trust officer, assistant trust officer and every other officer or assistant officer of the Trustee customarily performing functions similar to those performed by persons who at the time shall be such officers, respectively, or to whom a corporate trust matter is referred because of knowledge of, familiarity with, and authority to act with respect to a particular matter.

                  "Rule 144A" shall mean Rule 144A under the Securities Act, as such Rule may be amended from time to time.

                  "Securities Act" shall mean the Securities Act of 1933, as amended.

                  "Seller" means CIT Consumer Finance.

                  "Senior Enhancement Percentage" means, for any Distribution Date, the percentage obtained by dividing (x) the sum of (i) the aggregate Certificate Balance of the Subordinate Certificates and (ii) the Overcollateralization Amount, in each case after taking into account the distribution of the Principal Distribution Amount on such Distribution Date by
(y) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period.

                  "Senior Specified Enhancement Percentage" means 40.7%.

                  "Service Transfer" has the meaning assigned in Section 7.02.

                  "Servicing Advance" has the meaning assigned in Section 5.08.

                  "Servicing Officer" means any officer of the Master Servicer or the Sub-Servicer, as applicable, involved in, or responsible for, the administration and servicing of Mortgage Loans whose name appears on a list of servicing officers appearing in an Officer's Certificate furnished to the Trustee by the Master Servicer, as the same may be amended from time to time.

                  "Standard & Poor's" means The Standard and Poor's Structured Ratings Group, a division of McGraw-Hill, Inc.

                  "Stepdown Date" means the earlier to occur of (i) the later to occur of (x) the Distribution Date in August 2000 and (y) the first Distribution Date on which the Senior Enhancement Percentage (after taking into account distributions of principal on such Distribution Date) is greater than or equal to the Senior Specified Enhancement Percentage and (ii) the Distribution Date on which the Certificate Balance of the Class A Certificates has been reduced to zero.

                  "Stepped-Up Enhancement Level": The "Stepped Up Enhancement Level" has been met, with respect to a Distribution Date, if two times the percentage obtained by dividing

(x) the aggregate outstanding Principal Balance of the Outstanding Mortgage Loans as to which payments aggregating at least $65 are 60 days or more delinquent by (y) the aggregate outstanding Principal Balance of the Outstanding Mortgage Loans, in each case as of the last day of the immediately preceding Due Period, is less than 48% of the Senior Specified Enhancement Percentage.

                  "Subordinate Certificates" means the Mezzanine Certificates and the Class B Certificates.

                  "Sub-Servicer" has the meaning assigned in Section 5.11.

                  "Sub-Servicing Agreement" means the Sub-Servicing Agreement, dated as of July 1, 1997, between CIT Consumer Finance and CITSF.

                  "Substitution Adjustment" has the meaning assigned in Section 3.05(b).

                  "Targeted Overcollateralization Amount" means, as of any Distribution Date on which a Cumulative Realized Loss Trigger Event has not occurred and is not continuing, (x) prior to the Stepdown Date, $11,750,000 and
(y) on and after the Stepdown Date, the greater of (i) 4.7% of the aggregate outstanding Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (ii) $2,500,000; and, as of any Distribution Date on which a Cumulative Realized Loss Trigger Event has occurred and is continuing, $14,000,000.

                  "Telerate Page 3750" means the display page currently so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying London interbank offered rates of major banks).

                  "Transfer" means any direct or indirect transfer or sale of any Ownership Interest in a Certificate.

                  "Transferee" means any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

                  "Treasury Regulations" means any proposed, temporary or final regulation promulgated under the Code.

                  "Trigger Event": A Trigger Event has occurred with respect to a Distribution Date if the percentage obtained by dividing (x) the aggregate outstanding Principal Balance of the Outstanding Mortgage Loans as to which payments aggregating at least $65 are 60 days or more delinquent by (y) the aggregate outstanding Principal Balance of the Outstanding Mortgage Loans, in each case as of the last day of the immediately preceding Due Period, equals or exceeds 48.0% of the Senior Specified Enhancement Percentage. Once a Trigger Event has occurred it will be in effect until the Stepped-Up Enhancement Level has been met on a succeeding Distribution Date.

                  "Trust" means CIT Home Equity Loan Trust 1997-1, the trust created by this Agreement.

                  "Trust REMIC" shall mean that portion of the Trust for which an election is made to be a REMIC in accordance with clause (b) of the first paragraph of Section 5.10 hereof.

                  "Trustee" has the meaning given to such term in the preamble of this Agreement.

                  "Variable Rate Certificates" means the Class A-9 Certificates.

                  "Variable Rate Principal Distribution Amount" means as of any Distribution Date, the sum of (i) the Principal Remittance Amount with respect to the Adjustable Rate Group, minus, for Distribution Dates occurring on and after the related Stepdown Date, the Adjustable Rate Group Overcollateralization Release Amount and (ii) the Adjustable Rate Group Extra Principal Distribution Amount.

                  "Weighted Carve Out Adjustable Amount" means, as of any Distribution Date, an amount equal to (x) the product of (i) 0.50% and (ii) the Principal Balance of the Mortgage Loans in the Mortgage Pool as of the first day of the related Due Period, divided by (y) twelve.

                  "Weighted Carve Out Fixed Rate" means, as of any Distribution Date, an amount, expressed as a per annum rate, equal to: (I) if the Certificate Balance of the Fixed Rate Certificates as of the first day of the related Due Period is less than or equal to the aggregate Principal Balance of the Mortgage Loans in the Fixed Rate Group as of the first day of the related Due Period, 0.50%; or (II) if the Certificate Balance of the Fixed Rate Certificates as of the first day of the related Due Period is greater than the aggregate Principal Balance of the Mortgage Loans in the Fixed Rate Group as of the first day of the related Due Period, the sum of: (i) the product of (x) a fraction the numerator of which is the aggregate Principal Balance of the Mortgage Loans in the Fixed Rate Group as of the first day of the related Due Period and the denominator of which is an amount equal to the Certificate Balance of the Fixed Rate Certificates as of the first day of the related Due Period and (y) 0.50%, and
(ii) the product of (x) a fraction the numerator of which is an amount equal to the aggregate Principal Balance of the fraction of the Mortgage Loans in the Adjustable Rate Group as described in clause (B) of the definition of Fixed Rate Group Available Funds Cap Rate and the denominator of which is an amount equal to the Certificate Balance of the Fixed Rate Certificates as of the first day of the related Due Period and (y) 0.50%.

                                   ARTICLE II

             ESTABLISHMENT OF THE TRUST; TRANSFER OF MORTGAGE LOANS

                  SECTION 2.01.  Establishment of the Trust.

                  There is hereby created, by the Company, a separate trust which shall be known as CIT Home Equity Loan Trust 1997-1. By the execution and delivery of this Agreement, the Company has agreed that it will elect, or cause an election to be made, to treat the pool of assets comprising the Trust as a REMIC. The Trust shall be administered pursuant to the provisions of this Agreement for the benefit of Certificateholders.

                  SECTION 2.02.  Conveyance of the Mortgage Loans.

                  In consideration of the purchase price of the Mortgage Loans, subject to the conditions set forth in Section 2.03, on the Closing Date, the Company shall, and by execution of this Agreement hereby does, sell, transfer, assign absolutely, set over and otherwise convey to the Trustee without recourse, except for the terms of this Agreement, on behalf of the Trust and the Trustee on behalf of the Trust shall, and by execution of this Agreement hereby does, purchase (i) all the right, title and interest of the Company in and to the Mortgage Loans, including, without limitation, any related Mortgages and Notes, the Seller's interest in any related Mortgaged Property which has been acquired by foreclosure or deed in lieu of foreclosure, and all payments thereon and proceeds of the conversion thereof, voluntary or involuntary, and all interest and principal received by the Company on or with respect to the Mortgage Loans on and after the Cut-off Date, (ii) all rights under any Hazard Insurance Policy relating to a Mortgaged Property securing a Mortgage Loan for the benefit of the creditor of such Mortgage Loan, (iii) the proceeds from any Errors and Omissions Protection Policy and all rights under any blanket hazard insurance policy to the extent they relate to the Mortgage Loan or the Mortgaged Properties related thereto, (iv) all documents contained in the Files with respect to the Mortgage Loans, (v) all amounts held for the Trust in the Certificate Account, (vi) all rights under the CIT Purchase Agreements, and
(vii) all proceeds in any way derived from any of the foregoing. The parties intend that the conveyance of the Company's right, title and interest in and to the Mortgage Loans pursuant to this Agreement shall constitute an absolute sale. The "purchase price" for the Mortgage Loans shall be an amount equal to $500,068,599.83. Such purchase price shall be payable in immediately available funds on the Closing Date.

                  SECTION 2.03.  Conditions of Closing for the Mortgage Loans.

                  On or before the Closing Date, the Master Servicer shall deliver the following documents to the Trustee:

                  (a) The List of Mortgage Loans.

                  (b) A certificate of officers of CIT Consumer Finance, substantially in the form of Exhibit E hereto.

                  (c) Opinions of counsel for CIT Consumer Finance and the Company, substantially in the form of Exhibit F hereto.

                  (d) Copies of resolutions of the board of directors of CIT Consumer Finance and the Company approving the execution, delivery and performance of this Agreement and the transactions contemplated hereunder.

                  (e) Officially certified recent evidence of due organization and good standing of CIT Consumer Finance and the Company.

                  (f) An Officer's Certificate listing the Master Servicer's Servicing Officers.

                  (g) An Officer's Certificate stating that the Master Servicer has reviewed each Mortgage Loan and the File with respect thereto, and confirming that each Mortgage Loan and the File with respect thereto conforms in all material respects to the List of Mortgage Loans, that each File with respect to the Mortgage Loans is complete in all material respects, and that each Mortgaged Property securing a Mortgage Loan is covered by a Hazard Insurance Policy as required by Section 3.02(f).

                  (h) A letter from Moody's confirming that (a) the Class A Certificates have been assigned a rating of at least "Aaa", (b) the Class M-1 Certificates have been assigned a rating of at least "Aa2", (c) the Class M-2 Certificates have been assigned a rating of at least "A2", (d) the Class B-1 Certificates have been assigned a rating of at least "Baa2" and (e) the Class B-2 Certificates have been assigned a rating of at least "Ba2".

                  (i) A letter from Standard & Poor's confirming that (a) the Class A Certificates have been assigned a rating of at least "AAA", (b) the Class M-1 Certificates have been assigned a rating of at least "AA", (c) the Class M-2 Certificates have been assigned a rating of at least "A-", (d) the Class B-1 Certificates have been assigned a rating of at least "BBB-" and (e) the Class B-2 Certificates have been assigned a rating of at least "BB".

                  (j) A letter from KPMG Peat Marwick, LLP, or another nationally recognized accounting firm that is Independent with respect to CIT Consumer Finance, stating that such firm has reviewed sample Mortgage Loans chosen by Morgan Stanley & Co. Incorporated and, based on such sampling, concluding that the Mortgage Loans conform in all material respects to the List of Mortgage Loans, specifying those Mortgage Loans which do not so conform.

                  (k) A power of attorney, substantially in the form of Exhibit N hereto, executed by CIT Consumer Finance in favor of the Trustee, authorizing the Trustee to, among other things, prepare, execute and record assignments of the Mortgages.

                  (l) Any other documents or certificates that the Trustee may reasonably request.

                  SECTION 2.04.  [Reserved].


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

                  SECTION 2.05.  [Reserved].

                  SECTION 2.06.  Acceptance by Trustee.

                  On the Closing Date, if the conditions set forth in Section
2.03 have been satisfied, the Trustee shall deliver a certificate to the Company substantially in the form of Exhibit G hereto acknowledging conveyance of the Mortgage Loans and the Files with respect thereto pursuant to Section 2.02 hereof to the Trustee on behalf of the Trust and declaring that the Trustee will hold all Mortgage Loans that have been delivered in trust, upon the trusts herein set forth, for the use and benefit of all Certificateholders, that the Trustee will accept delivery of the Files with respect thereto pursuant to
Section 4.01 hereof and will hold such Files as custodian for the benefit of the Trust as provided herein and shall issue to or upon the written order of the Company Certificates representing ownership of a beneficial interest in 100% of the Trust.

                  SECTION 2.07.  REMIC Designations.

                  The Closing Date is hereby designated as the "start-up day" of the REMIC within the meaning of Section 860G(a)(9) of the Code. The Company hereby designates each of the Offered Certificates and the Class B-2 Certificates as a Class of "regular interests", and the Class R Certificates as the single Class of "residual interests" in the Trust REMIC for purposes of the REMIC Provisions.

                  SECTION 2.08.  REMIC Tax Matters.

                  The tax year of the Trust REMIC shall be the calendar year, and the Trust REMIC shall use the accrual method of reporting income and loss.

                  SECTION 2.09.  REMIC Certificate Maturity Date

                  Solely for purposes of satisfying Section 1.860G-1(a)(4)(iii) of the Treasury Regulations, and based upon certain assumptions described below, the "latest possible maturity date" of each of the Offered Certificates and the Class B-2 Certificates is no later than July 8, 2027. The foregoing date represents the date by which the Certificates would be reduced to zero as determined under a hypothetical scenario which assumes, among other things, that
(i) no scheduled interest and principal payments on the Mortgage Loans are received after the respective Due Date, (ii) there are no principal prepayments and (iii) the Master Servicer will not exercise its option to purchase the assets of the Trust and there will be no Auction Sale, each pursuant to Section
8.03 of this Agreement, and thereby not cause a termination of the Trust pursuant to Section 12.03 of this Agreement.

                  SECTION 2.10.  Other Tax Matters.

                  For federal income tax purposes, the Fixed Rate Certificates will be treated as variable rate debt instruments which are subject to a fixed rate cap, and the Variable Rate Certificates will be treated as variable rate debt instruments subject to a funds-available cap and a fixed rate cap.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

                  SECTION 3.01. Representations and Warranties Regarding CIT Consumer Finance.

                  CIT Consumer Finance represents and warrants that:

                  (a) Organization and Good Standing. CIT Consumer Finance is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the corporate power to own its assets and to transact the business in which it is currently engaged. CIT Consumer Finance is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure so to qualify would have a material adverse effect on the business, properties, assets, or condition (financial or other) of CIT Consumer Finance.

                  (b) Authorization; Binding Obligations. CIT Consumer Finance has the power and authority to make, execute, deliver and perform this Agreement and all of the transactions contemplated under this Agreement, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement. When executed and delivered, this Agreement will constitute the legal, valid and binding obligation of CIT Consumer Finance enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies.

                  (c) No Consent Required. CIT Consumer Finance is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement the failure of which so to obtain would have a material adverse effect on the business, properties, assets or condition (financial or otherwise) of CIT Consumer Finance.

                  (d) No Violations. The execution, delivery and performance of this Agreement by CIT Consumer Finance will not violate any provision of any existing law or regulation or any order or decree of any court or the Certificate of Incorporation or Bylaws of CIT Consumer Finance, or constitute a material breach of any mortgage, indenture, Mortgage Loan or other agreement to which CIT Consumer Finance is a party or by which CIT Consumer Finance may be bound.

                  (e) Litigation. No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to the knowledge of CIT Consumer Finance threatened, against CIT Consumer Finance or any of its properties or with respect to this Agreement or the Certificates which, if adversely determined, would in the opinion of CIT

Consumer Finance have a material adverse effect on the transactions contemplated by this Agreement.

                  SECTION 3.02. Representations and Warranties Regarding Each Mortgage Loan.

                  The Mortgage Loans have been sold by CIT Consumer Finance to the Company pursuant to the Purchase Agreement. In connection with such sale, CIT Consumer Finance has made the representations and warranties in Sections 3.02, 3.03 and 3.04 to the Company and has assumed the obligations in Section
3.05. As a condition of the purchase by the Company of the Mortgage Loans, the Company has required that CIT Consumer Finance make such representations and warranties directly to the Trustee and the Certificateholders so that the Trustee may recover directly against CIT Consumer Finance on such representations and warranties rather than indirectly through claims by the Company against CIT Consumer Finance. Consequently, CIT Consumer Finance represents and warrants to the Trustee and the Certificateholders as to each Mortgage Loan as of the Closing Date (except as otherwise expressly stated):

                  (a) List of Mortgage Loans. The information set forth in the List of Mortgage Loans is true and correct as of its date.

                  (b) Payments. With respect to each Mortgage Loan, as of the Cut-off Date, the payment of principal and interest for its Due Date next preceding the Cut-off Date was made by or on behalf of the Mortgagor (without any advance from CIT Consumer Finance or any Person acting at the request of CIT Consumer Finance) or was not delinquent for more than 60 days.

                  (c) No Waivers. The terms of the Mortgage Loan have not been waived, altered or modified in any respect, except by instruments or documents identified in the File with respect thereto.

                  (d) Binding Obligation. The Mortgage Loan is the legal, valid and binding obligation of the Mortgagor thereunder and is enforceable in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws from time to time in effect affecting generally the enforcement of creditors' rights and remedies; and (ii) general principles of equity, including, without limitation, principles of reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in equity or at law).

                  (e) No Defenses. No right of rescission, setoff, counterclaim or defense, including the defense of usury, has been asserted with respect to the Mortgage Loan.

                  (f) Insurance. The related Mortgaged Property is covered by a Hazard Insurance Policy in the amount required by Section 5.09. All premiums due as of the Closing Date on such insurance have been paid in full.

                  (g) Flood Insurance. If the related Mortgaged Property was located, at the time of origination of the Mortgage Loan, in a federally designated special flood hazard area, the related Mortgage Property is covered by flood insurance in the amount required by Section 5.09. All premiums due as of the Closing Date on such insurance have been paid in full.

                  (h) Lawful Assignment. The Mortgage Loan was not originated in and is not subject to the laws of any jurisdiction whose laws would make the transfer of the Mortgage Loan to the Company under each of the CIT Purchase Agreements, the transfer of the Mortgage Loan to the Trustee under this Agreement, or the ownership of the Mortgage Loan by the Trust, unlawful.

                  (i) Compliance with Law. All requirements of any federal, state or local law, including, without limitation, usury, truth in lending and equal credit opportunity laws, applicable to the Mortgage Loan have been complied with and such compliance is not affected by the transfer of the Mortgage Loan to the Company or to the Trustee or by the Trust's ownership of the Mortgage Loans, and CIT Consumer Finance shall for at least the period of this Agreement, maintain in its possession, available for the Trustee's inspection, and shall deliver to the Trustee upon demand, evidence of compliance with all such requirements.

                  (j) Mortgage Loan in Force. The Mortgage Loan has not been satisfied or rescinded, and the related Mortgaged Property has not been released from the lien of the Mortgage Loan in whole or in part.

                  (k) Capacity of Parties. All parties to the Mortgage Loan had legal capacity to execute the Mortgage Loan.

                  (l) Good Title. Neither, CITSF, CITCF-NY nor CIT Consumer Finance has sold, assigned or pledged the Mortgage Loan to any person other than CIT Consumer Finance, CIT Consumer Finance or the Company, respectively. Prior to the transfer of the Mortgage Loan by CITSF to CIT Consumer Finance, by CITCF-NY to CIT Consumer Finance, by CIT Consumer Finance to the Company and by the Company to the Trust, CITSF, CITCF-NY, CIT Consumer Finance or the Company, respectively, had good and marketable title thereto free and clear of any encumbrance, equity, loan, pledge, charge, claim or security interest and was the sole owner thereof with full right to transfer the Mortgage Loan to CIT Consumer Finance, CIT Consumer Finance, the Company or the Trust, respectively. The Company paid fair value to CIT Consumer Finance for the Mortgage Loan. Immediately upon the transfer thereof, the Trust for the benefit of the Certificateholders shall acquire good and marketable title to each Mortgage Loan free and clear of any encumbrance, equity, loan, pledge, charge, claim or security interest.

                  (m) No Defaults. As of the Cut-off Date, there was no default, breach, violation or event permitting acceleration existing under the Mortgage Loan and no event which, with notice and the expiration of any grace or cure period, would constitute such a default, breach, violation or event permitting acceleration under such Mortgage Loan (except payment delinquencies permitted by clause (b) above). Neither CITSF, CITCF-NY nor CIT Consumer Finance has waived any such default, breach, violation or event permitting acceleration except payment delinquencies permitted by clause (b) above.

                  (n) No Liens. As of the Closing Date there are, to the best of CIT Consumer Finance's knowledge, no liens or claims which have been filed for work, labor or materials affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the Mortgage Loan (other than a senior Mortgage in the case of a Mortgaged Property secured by a subordinate Mortgage).

                  (o) Enforceability. The Mortgage Loan contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the collateral of the benefits of the security provided thereby, except as enforceability of such provisions may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies.

                  (p) Qualified Mortgage for REMIC. Each Mortgage Loan is a "qualified mortgage" under Section 860G(a)(3) of the Code and the Treasury Regulations thereunder. As of the Cut-off Date, no Mortgage Loan was in foreclosure nor did CIT Consumer Finance consider acceleration and liquidation of any particular Mortgage Loan to be reasonably foreseeable. The fair market value of the interest in real property securing each Mortgage Loan (i) was at least equal to 80 percent of the adjusted issue price of the obligation at the time the obligation was originated (or, if later, but before the Closing Date, the time the obligation was significantly modified, as such term is defined in Treasury Regulations ss. 1.860G-2.); or (ii) is at least equal to 80 percent of the adjusted issue price of the obligation on the Closing Date.

                  For purposes of this Section 3.02(p), the fair market value of the real property interest must be first reduced by the amount of any lien on the real property interest that is senior to the obligation being tested, and must be further reduced by a proportionate amount of any lien that is in parity with the obligation being tested, in each case before the percentages set forth in (i) and (ii) above are determined. The adjusted issue price of an obligation is its issue price plus the amount of accrued original issue discount, if any, as of the date of determination.

                  (q) Conventional Mortgage Loans. None of the Mortgage Loans is insured or guaranteed by any governmental agency.

                  (r) Lien. Each Mortgage is a valid and subsisting first or subordinate lien of record on the Mortgaged Property subject to the exceptions to title set forth in any title insurance policy or attorney's opinion of title with respect to the related Mortgage Loan, which exceptions are generally acceptable to banking institutions in connection with their regular mortgage lending activities, and such other exceptions to which similar properties are commonly subject and which do not individually, or in the aggregate, materially and adversely affect the benefits of the security intended to be provided by such Mortgage.

                  (s) Recordation. Each original Mortgage was recorded or is in the process of being recorded, in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of or purchasers from the Seller delivering the related Mortgage Loan.

                  (t) Deed of Trust. With respect to each Mortgage constituting a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such Mortgage, and no fees or expenses are or will become payable by the Holders or the Trust to the trustee under the deed of trust, except in connection with a trustee's sale after default by the related Mortgagor.

                  (u) Licenses. The Trust is in compliance with any and all license, permit and other requirements of any Federal or state law applicable to its ownership of the Mortgage Loan and its exercise of rights under the Mortgage Loan and this Agreement. The Trust is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement the failure of which so to obtain would have a material adverse effect on the Trust.

                  (v) Manufactured Housing. In the case of a Mortgage Loan financing a dwelling which is a manufactured home, (i) the manufactured home is affixed to the real property in such a manner as to render the manufactured home real property under the laws of the jurisdiction in which it is located, (ii) the Mortgage is a lien on the land on which the manufactured home is located as well as the manufactured home itself, and (iii) the manufactured home (a) has a minimum of 400 square feet of living space, (b) has a minimum width in excess of 102 inches and (c) is of a kind customarily used at a fixed location.

                  (w) Underwriting Guidelines. Each Mortgage Loan was underwritten in accordance with the policies and procedures set forth in the Prospectus Supplement dated July 16, 1997 and the Prospectus dated April 8, 1997 relating to the Certificates.

                  (x) Combined Loan-to-Value Ratio. At the time of its origination (and, in the case of a Mortgage Loan that has been modified, at the time of origination and at the time such Mortgage Loan was modified), no Mortgage Loan had a Combined Loan-to-Value Ratio of greater than 100.5%.

                  (y) Mortgagor Not Subject to Bankruptcy Proceedings. No Mortgagor is in a bankruptcy proceeding as of the Cut-off Date.

                  (z) Condition of Mortgaged Property. To the best of its knowledge, each Mortgaged Property is free of material damage and is in good repair.

                  SECTION 3.03. Representations and Warranties Regarding the Mortgage Loans in the Aggregate.

                  CIT Consumer Finance represents and warrants to the Trustee and the Certificateholders as of the Closing Date that:

                  (a) Characteristics. Each Mortgage Loan individually and the Mortgage Loans in the aggregate conform in all material respects to the description thereof in the Prospectus Supplement.

                  (c) Computer Tape. As of Closing Date, the Computer Tape made available by the Master Servicer was complete and accurate as of its date and includes a description of the same Mortgage Loans that are described in the List of Mortgage Loans.

                  (d) Marking Records. By the Closing Date CIT Consumer Finance has caused the portions of the Electronic Ledger relating to the Mortgage Loans constituting part of the Trust to be clearly and unambiguously marked to indicate that such Mortgage Loans constitute part of the Trust and are owned by the Trust in accordance with the terms of the trust created hereunder.

                  (e) No Adverse Selection. Except for the effect of the representations and warranties made in Sections 3.02 and 3.03 hereof, no adverse selection procedures have been employed in selecting the Mortgage Loans.

                  SECTION 3.04. Representations and Warranties Regarding the Files.

                  CIT Consumer Finance represents and warrants to the Trustee and the Certificateholders as of the Closing Date that:

                  (a) Possession. Immediately prior to the Closing Date CIT Consumer Finance will have possession of each original Mortgage Loan and the related File, and there are and there will be no custodial agreements in effect materially and adversely affecting the right of CIT Consumer Finance to make, or to cause to be made, delivery of the Files required in connection with the conveyance of the Mortgage Loans to the Company.

                  (b) Bulk Transfer Laws. The transfer, assignment and conveyance of the Mortgage Loans and the Files with respect thereto to the Company are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction.

                  SECTION 3.05. Repurchase of Mortgage Loans or Substitution of Mortgage Loans for Breach of Representations and Warranties.

                  (a) Subject to Section 3.05(b), CIT Consumer Finance shall repurchase a Mortgage Loan, at its Purchase Price, not later than 85 days after CIT Consumer Finance receives written notice from the Trustee or the Master Servicer, or not later than 90 days after CIT Consumer Finance otherwise becomes aware, of a material breach of any representation or warranty of CIT Consumer Finance set forth in Section 3.02 or 3.03 of this Agreement that materially and adversely affects the interests of the Certificateholders in such Mortgage Loan and which breach has not been cured. CIT Consumer Finance shall effect such repurchase by paying to the Master Servicer for deposit in the Certificate Account on the Business Day immediately preceding the Distribution Date in the month following the month in which the loan was repurchased, the aggregate of the Purchase Price of all Mortgage Loans that are required to be repurchased pursuant to the preceding sentence. Notwithstanding any other provision of the Agreement, the obligation of CIT Consumer Finance under this Section shall not terminate upon a Service Transfer pursuant to Article VII.

                  Notwithstanding the provisions of the preceding paragraph, but subject to Section 3.05(b), CIT Consumer Finance will not be required to repurchase a Mortgage Loan as a result of a material breach of a representation or warranty as described in the preceding paragraph unless the Trustee has received an Opinion of Counsel that such repurchase will not cause the Trust REMIC to fail to qualify as a REMIC at any time under the then applicable REMIC Provisions. The cost of obtaining such Opinion of Counsel shall be borne by CIT Consumer Finance. The Master Servicer shall obtain such Opinion of Counsel. CIT Consumer Finance shall, subject to this Section 3.05, repurchase such Mortgage Loan or substitute a Qualified Substitute Mortgage Loan and shall guarantee the payment of any tax imposed under the REMIC Provisions as a result of such repurchase or substitution by paying to the Trustee the amount of such tax not later than five Business Days before such tax shall be due and payable to the extent that amounts previously paid over to and then held by the Trustee pursuant to Section 5.10 hereof are insufficient to pay such tax and all other taxes chargeable under Section 5.10. Pursuant to Section 5.10, the Master Servicer is hereby directed to withhold, and shall withhold and pay over to the Trustee, an amount sufficient to pay such tax and any other taxes imposed on "prohibited transactions" under Section 860F(a)(i) of the Code or imposed on "contributions after start up date" under Section 860G(d) of the Code from amounts otherwise distributable to Class R Certificateholders. The Master Servicer shall give notice to the Trustee at the time of such repurchase of the amounts due from CIT Consumer Finance pursuant to the guarantee of CIT Consumer Finance and notice as to who should receive such payment.

                  The Trustee shall have no obligation to pay any such amounts pursuant to this Section other than from moneys provided to it by CIT Consumer Finance or from moneys held in the funds and accounts created under this Agreement. The Trustee shall be deemed conclusively to have complied with this
Section if it follows the directions of CIT Consumer Finance.

                  In the event any tax that is guaranteed by CIT Consumer Finance is refunded to the Trust or otherwise is determined not to be payable, CIT Consumer Finance shall be repaid the amount of such refund or that portion of any guarantee payment made by CIT Consumer Finance that is not applied to the payment of such tax.

                  (b) On or prior to the date that is the second anniversary of the Closing Date, CIT Consumer Finance, at its election, may substitute a Qualified Substitute Mortgage Loan for a Mortgage Loan that it is obligated to repurchase pursuant to Section 3.05(a) (such Mortgage Loan being referred to as the "Replaced Mortgage Loan") upon satisfaction of the following conditions:

                  (i) CIT Consumer Finance shall have conveyed to the Trustee the Mortgage Loan to be substituted for the Replaced Mortgage Loan and the File related to such Mortgage Loan and CIT Consumer Finance shall have marked the Electronic Ledger indicating that such Mortgage Loan constitutes part of the Trust;

                  (ii) the Mortgage Loan to be substituted for the Replaced Mortgage Loan is a Qualified Substitute Mortgage Loan and CIT Consumer Finance delivers an Officer's

         Certificate, substantially in the form of Exhibit I-2 hereto, to the Trustee certifying that such Mortgage Loan is a Qualified Substitute Mortgage Loan;

                  (iii) CIT Consumer Finance shall have delivered to the Trustee an Opinion of Counsel to the effect that the substitution of such Mortgage Loan for such Replaced Mortgage Loan will not cause the Trust REMIC to fail to qualify as a REMIC at any time under then applicable REMIC Provisions or cause any "prohibited transaction" that will result in the imposition of a tax under such REMIC Provision;

                  (iv) if the Principal Balance of such Replaced Mortgage Loan is greater than the Principal Balance of the Mortgage Loan being substituted, CIT Consumer Finance shall have deposited in the Certificate Account the amount of such excess, plus accrued and unpaid interest (the "Substitution Adjustment") and shall have included in the Officer's Certificate required by clause (ii) above a certification that such deposit has been made; and

                  (v) CIT Consumer Finance shall have delivered to the Rating Agencies prior written notice of such substitution, with a copy of such notice delivered to the Trustee.

Upon satisfaction of such conditions, the Trustee shall add such Mortgage Loan to, and delete such Replaced Mortgage Loan from, the List of Mortgage Loans. Such substitution shall be effected prior to the expiration of the period in which CIT Consumer Finance is otherwise obligated to repurchase such Replaced Mortgage Loan pursuant to Section 3.05(a). Promptly after any substitution of a Mortgage Loan, CIT Consumer Finance shall give written notice of such substitution to the Rating Agencies.

                  (c) Promptly after the repurchase referred to in Section 3.05(a) or the substitution referred to in Section 3.05(b), the Trustee shall execute such documents as are presented to it by CIT Consumer Finance and are reasonably necessary to reconvey the repurchased Mortgage Loan or Replaced Mortgage Loan, as the case may be, to CIT Consumer Finance and deliver the related File to CIT Consumer Finance.

                  (d) The repurchase obligation of CIT Consumer Finance set forth in this Section 3.05 shall constitute the sole remedy available to the Trust and the Certificateholders for a breach of representation and warranty hereunder with respect to the Mortgage Loans (but not with respect to any other breach by CIT Consumer Finance of its obligations hereunder, as set forth herein).

                                   ARTICLE IV

           DELIVERY OF MORTGAGE DOCUMENTS; CUSTODY OF MORTGAGE LOANS;
                            RECORDATION OF MORTGAGES

                  SECTION 4.01. Delivery of Mortgage Documents; Custody of Mortgage Loans.

                  (a) CIT Consumer Finance shall deliver or cause to be delivered to the Trustee, within 90 days of the Closing Date, with respect to each Mortgage Loan, the original Note (and any modification or amendment thereto), the original Mortgage with evidence of recording indicated thereon (except for any Mortgage which has been lost or which was not returned from the public recording office, a copy of which (together with a certificate that the original of such Mortgage was delivered to such recording office) shall be delivered initially and the original of which shall be delivered to the Trustee as soon as the same is available to CIT Consumer Finance), and, if applicable, any riders or modifications to such Note and Mortgage, any title insurance policies with respect to such Mortgage and any assumption or modification agreement (collectively, the "Mortgage DocumentsMortgage Documents").

                  For certain Mortgage Loans transferred by the Company to the Trust, CIT Consumer Finance may deliver to the Trustee, in lieu of the original Note, (i) a new promissory note signed by the borrower confirming its obligation under the original Note (a "Confirmatory Note"), or (ii) an affidavit of the Seller certifying that the Seller or the Company was the sole owner of the indebtedness evidenced by such note and the original thereof has been lost or destroyed. The Seller hereby indemnifies the Trust against any loss, liability, damage, claim or expense resulting from CIT Consumer Finance's failure to deliver to the Trustee the original Note or Confirmatory Note. Such indemnification shall be terminated if CIT Consumer Finance subsequently delivers the original Note or a Confirmatory Note. If CIT Consumer Finance delivers such a lost note affidavit or fails to deliver any assumption and modification agreement, within 90 days after the Closing Date, it shall deliver to the Trustee either the original Note or Confirmatory Note and assumption and modification agreement, as applicable, or an opinion of counsel satisfactory to the Trustee from counsel admitted to practice in the jurisdiction in which the related Mortgaged Property is located to the effect that the absence of the originals of such documents will not preclude the Master Servicer from initiating or prosecuting to completion any foreclosure proceeding with respect to such Mortgaged Property. If CIT Consumer Finance does not deliver such documents or an opinion of counsel within such 90-day period, it shall be required to use its best reasonable efforts to substitute another Mortgage Loan or, if it is unable to make such substitution, to repurchase the original Mortgage Loan at the Purchase Price, in each case in accordance with the procedures and requirements of Section 3.05(b).

                  (b) Subject to the terms and conditions of this Section 4.01, the Trustee shall act as custodian of the Files for the benefit of the Certificateholders.

                  (c) The Trustee agrees to maintain the related Files at one of its offices as the Trustee and the Master Servicer may from time to time agree.

                  (d) As custodian, the Trustee shall have and perform the following powers and duties:

                  (i) hold the Files on behalf of the Certificateholders, maintain accurate records pertaining to each Mortgage Loan to enable the Master Servicer to comply with the terms and conditions of this Agreement, maintain a current inventory thereof, conduct annual physical inspections of the Files held by it under this Agreement and certify in writing to the Master Servicer annually that it continues to maintain possession of such Files;

                  (ii) implement policies and procedures in writing and signed by a Servicing Officer, with respect to persons authorized to have access to the Files and the receipting for Files taken from their storage area by an employee of the Master Servicer for purposes of servicing or any other purposes;

                  (iii) maintain custody of the Files on behalf of the Certificateholders; and

                  (iv) make originals of any document in the Files available to the Master Servicer to enforce the Mortgage Loans.

                  (e) In performing its duties under this Section 4.01, the Trustee agrees to exercise that degree of skill and care, consistent with the same degree of skill and care that a prudent person would exercise or use under the circumstances in the conduct of his own affairs with respect to similar Mortgage Loans. Subject to Section 11.03, no provision of this Agreement shall be construed to relieve the Trustee in performing its duties under this Section
4.01 from liability for its own negligent action, its own negligent failure to act or its own misconduct.

                  SECTION 4.02.  Recordation of Mortgages.

                  (a) The Master Servicer will maintain a recorded first or subordinate lien, as applicable, on each Mortgaged Property so long as the related Mortgage Loan is the property of the Trust (except as it may be limited by the absence of a duly recorded mortgage assignment). Within 90 days of the Closing Date, the Master Servicer will, submit for recordation, assignments to the Trustee of the lien on any Mortgaged Property (or, where permitted, assignments of the liens on any group of Mortgaged Properties), at its sole expense, unless (i) an opinion(s) of counsel is delivered by the Master Servicer to the Trustee to the effect that recordation of an assignment is not required to protect the interests of the Trustee in a Mortgage Loan and the related Mortgaged Property or in a group of Mortgage Loans (and the related Mortgage Properties), or (ii) the Rating Agencies shall have notified the Master Servicer in writing that the failure to record Mortgage assignments pursuant to this sentence will not result in a downgrade or withdrawal of the then current rating on the Certificates. If the Master Servicer receives such written notice from the Rating Agencies, the Master Servicer will not record the assignments to the Trustee of the lien on any Mortgaged Property (or, where permitted, on assignments of the liens on any group of Mortgaged Properties) unless (i) CIT Consumer Finance is no longer a wholly-owned direct or indirect subsidiary of Holdings, (ii) the long-term senior debt rating of Holdings is downgraded below A3 by Moody's or A- by Standard & Poor's, or (iii) CIT Consumer Finance is no longer the Master Servicer hereunder, in which case the Master Servicer or the new Master Servicer, as the case may be, will record such assignments to the Trustee within sixty (60) days, at CIT Consumer Finance's sole expense, and, CIT Consumer Finance will deliver to the Trustee all assignments of said Mortgages in recordable form, unless an opinion of counsel is delivered by CIT Consumer Finance to the Trustee to the effect that recordation of an assignment is not required to protect the interests of the Trustee in the Mortgage Loan and the related Mortgaged Property. The Trustee shall cooperate with CIT Consumer Finance by executing such instruments as CIT Consumer Finance shall request to facilitate recordation of the assignments.

                  If CIT Consumer Finance fails to deliver assignments of Mortgages in recordable form as provided above, the Trustee shall either (i) prepare such assignments in recordable form and record such assignments in favor of the Trustee within sixty (60) days at the expense of CIT Consumer Finance or
(ii) obtain opinions of counsel to the effect that recordation of assignments is not required to protect the interests of the Trustee in the Mortgage Loans and the related Mortgaged Property at the expense of CIT Consumer Finance. CIT Consumer Finance hereby agrees to cooperate in the preparation, execution and recording of such assignments and agrees to cause CITSF and CITCF-NY to cooperate in the preparation, execution and recording of such assignments.

                  (b) From time to time the Master Servicer shall, subject to the preceding paragraph, take and cause to be taken such actions and execute such documents as are necessary to perfect and protect the Certificateholders' interests in the Mortgage Loans and their proceeds and the Mortgaged Properties against all other persons. The accounting records and computer systems of the Company and of CIT Consumer Finance will be marked to reflect the sale and assignments of the Mortgage Loans by CIT Consumer Finance and the Company as contemplated herein.

                  SECTION 4.03.  Review of Mortgage Documents.

                  (a) The Trustee, as custodian, shall review each Mortgage Document within 180 days of delivery of such Mortgage Document and if any such document is found to be missing or defective in a material respect, is not properly executed, is unrelated to the Mortgage Loans of the Trust or does not conform in a material respect to the description thereof provided by or on behalf of CIT Consumer Finance, the Trustee shall notify the Master Servicer and the Company, and the Master Servicer will notify the Seller. If the Seller does not cure such defect within 90 days after notice thereof from the Master Servicer or knowledge thereof and the defect materially and adversely affects the interest of the Trust in the related Mortgage Loan, the Seller shall be obligated to repurchase the related Mortgage Loan from the Trust Fund at the Purchase Price. The Seller shall effect such repurchase by paying to the Master Servicer for deposit in the Certificate Account on the Business Day immediately preceding the Distribution Date in the month following the month in which the loan was repurchased, the aggregate of the Purchase Price of all Mortgage Loans that are required to be repurchased pursuant to the preceding sentence.

                  Notwithstanding the provisions of the preceding paragraph, but subject to Section 4.03(b), the Seller will not be required to repurchase a Mortgage Loan as described in the preceding paragraph unless the Trustee has received an Opinion of Counsel that such repurchase will not cause the Trust REMIC to fail to qualify as a REMIC at any time under the then applicable REMIC Provisions. The cost of obtaining such Opinion of Counsel shall be borne by the Seller. The Master Servicer shall obtain such Opinion of Counsel. The Seller shall, subject to this Section 4.03, repurchase such Mortgage Loan or substitute a Qualified Substitute Mortgage Loan and shall guarantee the payment of any tax imposed under the REMIC Provisions as a result of such repurchase or substitution by paying to the Trustee the amount of such tax not later than five Business Days before such tax shall be due and payable to the extent that amounts previously paid over to and then held by the Trustee pursuant to Section
5.10 hereof are insufficient to pay such tax and all other taxes chargeable under Section 5.10. Pursuant to Section 5.10, the Master Servicer is hereby directed to withhold, and shall withhold and pay over to the Trustee, an amount sufficient to pay such tax and any other taxes imposed on "prohibited transactions" under Section 860F(a)(i) of the Code or imposed on "contributions after start up date" under Section 860G(d) of the Code from amounts otherwise distributable to Class R Certificateholders. The Master Servicer shall give notice to the Trustee at the time of such repurchase of the amounts due from the Seller pursuant to the guarantee of the Seller and notice as to who should receive such payment.

                  The Trustee shall have no obligation to pay any such amounts pursuant to this Section other than from moneys provided to it by the Seller or from moneys held in the funds and accounts created under this Agreement. The Trustee shall be deemed conclusively to have complied with this Section if it follows the directions of the Seller.

                  In the event any tax that is guaranteed by the Seller is refunded to the Trust or otherwise is determined not to be payable, the Seller shall be repaid the amount of such refund or that portion of any guarantee payment made by the Seller that is not applied to the payment of such tax.

                  (b) On or prior to the date that is the second anniversary of the Closing Date, the Seller, at its election, may substitute a Qualified Substitute Mortgage Loan for a Mortgage Loan that it is obligated to repurchase pursuant to Section 4.03(a) (such Mortgage Loan being referred to as the "Deleted Mortgage Loan") upon satisfaction of the following conditions:

                  (i) the Seller shall have conveyed to the Trustee the Mortgage Loan to be substituted for the Deleted Mortgage Loan and the File related to such Mortgage Loan and the Seller shall have marked the Electronic Ledger indicating that such Mortgage Loan constitutes part of the Trust;

                  (ii) the Mortgage Loan to be substituted for the Deleted Mortgage Loan is a Qualified Substitute Mortgage Loan and the Seller delivers an Officer's Certificate, substantially in the form of Exhibit I-2 hereto, to the Trustee certifying that such Mortgage Loan is a Qualified Substitute Mortgage Loan;

                  (iii) the Seller shall have delivered to the Trustee an Opinion of Counsel to the effect that the substitution of such Mortgage Loan for such Deleted Mortgage Loan will not cause the Trust REMIC to fail to qualify as a REMIC at any time under then applicable REMIC Provisions or cause any "prohibited transaction" that will result in the imposition of a tax under such REMIC Provision;

                  (iv) if the Principal Balance of such Deleted Mortgage Loan is greater than the Principal Balance of the Mortgage Loan being substituted, the Seller shall have deposited in the Certificate Account the amount of such excess, plus accrued and unpaid interest (the "Substitution Adjustment") and shall have included in the Officer's Certificate required by clause (ii) above a certification that such deposit has been made; and

                  (v) the Seller shall have delivered to the Rating Agencies prior written notice of such substitution.

Upon satisfaction of such conditions, the Trustee shall add such Mortgage Loan to, and delete such Deleted Mortgage Loan from, the List of Mortgage Loans. Such substitution shall be effected prior to the expiration of the period in which the Seller is otherwise obligated to repurchase such Deleted Mortgage Loan pursuant to Section 4.03(a). Promptly after any substitution of a Mortgage Loan, CIT Consumer Finance shall give written notice of such substitution to the Rating Agencies.

                  (c) Promptly after the repurchase referred to in Section 4.03(a) or the substitution referred to in Section 4.03(b), the Trustee shall execute such documents as are presented to it by the Seller and are reasonably necessary to reconvey the repurchased Mortgage Loan or Deleted Mortgage Loan, as the case may be, to the Seller and deliver the related File to the Seller.

                  (d) The repurchase obligation of the Seller set forth in this
Section 4.03 shall constitute the sole remedy available to the Trust and the Certificateholders for a defect in documentation.

                                    ARTICLE V

                           SERVICING OF MORTGAGE LOANS

         SECTION 5.01. Responsibility for Mortgage Loan Administration.

                  The Master Servicer shall, and shall cause the Sub-Servicer to, manage, administer, service and make collections on the Mortgage Loans and perform or cause to be performed all contractual and customary undertakings of the holder of the Mortgage Loans to the Mortgagors. The Trustee, at the request of a Servicing Officer, shall execute any reasonable documents or take any action reasonably requested, necessary or appropriate to enable the Master Servicer to carry out its servicing and administrative duties hereunder. CIT Consumer Finance is hereby appointed the Master Servicer until such time as any Service Transfer shall be effected under Article VII.

                  SECTION 5.02.  Standard of Care.

                  In managing, administering, servicing and making collections on the Mortgage Loans pursuant to this Agreement, the Master Servicer shall exercise that degree of skill and care consistent with the same degree of skill and care that the Master Servicer exercises with respect to similar mortgage loans serviced by the Master Servicer for its own account. References to CIT Consumer Finance's servicing practices shall also include CITSF's servicing practices. Notwithstanding the foregoing, the Master Servicer shall not release or waive the right to collect the unpaid balance on a Mortgage Loan or grant an extension of payments due on a Mortgage Loan, unless either (i) such release, waiver or extension is occasioned by a default or a reasonably foreseeable default (in the opinion of the Master Servicer) on such Mortgage Loan; or (ii) such release, waiver or extension is of a type which Counsel has advised has been identified by the Code or Treasury Regulations which would not be treated as an exchange of the Mortgage Loan for purposes of Section 1001 of the Code; or
(iii) unless the Master Servicer obtains an Opinion of Counsel to the effect that such action will not cause the Trust to fail to qualify as a REMIC under the Code and under the relevant state and local law or result in the imposition of taxes on the Trust under the REMIC Provisions.

                  SECTION 5.03.  Records.

                  The Master Servicer shall during the period it is Master Servicer hereunder, maintain such books of account and other records as will enable the Trustee to determine the status of each Mortgage Loan.

                  SECTION 5.04.  Inspection; Computer Tape.

                  (a) At all times during the term hereof, the Master Servicer shall, and shall cause the Sub-Servicer to, afford the Trustee and its authorized agents reasonable access during normal business hours to the Master Servicer's records relating to the Mortgage Loans and will cause its personnel to assist in any examination of such records by the Trustee or its authorized agents. The examination referred to in this Section 5.04 will be conducted in a manner which does not unreasonably interfere with the Master Servicer's or the Sub-Servicer's normal operations or customer or employee relations. Without otherwise limiting the scope of the examination the Trustee may make, the Trustee or its authorized agents may, using generally accepted audit procedures, verify the status of each Mortgage Loan and review the Electronic Ledger and records relating thereto for conformity to Monthly Reports prepared pursuant to Article VI and compliance with the standards represented to exist as to each Mortgage Loan in this Agreement.

                  (b) At all times during the term hereof, the Master Servicer shall keep available a copy of the List of Mortgage Loans at its principal executive office for inspection by Certificateholders.

                  SECTION 5.05.  Certificate Account.

                  (a) Certificate Account. On or before the Closing Date, the Trustee shall establish the Certificate Account on behalf of the Trust as an Eligible Account. If, at any time, the Certificate Account ceases to be maintained as an Eligible Account, the Trustee (or the Master Servicer on its behalf) shall, within five (5) Business Days (or such longer period, not to exceed thirty (30) calendar days, as to which the Rating Agencies may consent) establish a new Certificate Account meeting the condition specified above, transfer any cash and/or any investments to such new Certificate Account and from the date such new Certificate Account is established, it shall be the "Certificate Account". The Certificate Account shall be entitled "The Bank of New York as trustee for the benefit of Holders of Home Equity Loan Asset Backed Certificates, Series 1997-1 (The CIT Group/Consumer Finance, Inc., Master Servicer) Certificate Account." The Master Servicer shall, subject to the second following sentence, deposit in the Certificate Account, no later than two Business Days after the Closing Date, any amounts representing payments received on the Mortgage Loans on and after the Cut-off Date, regardless of when due. The Master Servicer shall, subject to the following sentence, pay into the Certificate Account as promptly as practicable (not later than the second Business Day) following the receipt thereof by the Master Servicer, all amounts received in respect of the Mortgage Loans, including all payments from Mortgagors, Liquidation Proceeds, Insurance Proceeds, Monthly Advances and any Purchase Price (or Substitution Adjustment) paid pursuant to Section 3.05 or
4.03. Notwithstanding anything in this Agreement to the contrary, for so long as, and only so long as, CIT Consumer Finance shall remain the Master Servicer hereunder and CIT Consumer Finance remains a wholly-owned direct or indirect subsidiary of Holdings, if Holdings shall have and maintain a short-term debt rating of at least A-1 by Standard & Poor's and a short-term debt rating of at least P-1 by Moody's (notice of the failure to maintain such rating shall be given to the Trustee by the Master Servicer within ten (10) days of the occurrence thereof), the Master Servicer may make the deposits to the Certificate Account specified in the two preceding sentences on a monthly basis, but not later than the Business Day immediately preceding the Distribution Date following the last day of the Due Period within which such payments were processed by the Master Servicer, in an amount equal to the net amount of such deposits and payments which would have been made to the Certificate Account during such Due Period but for the provisions of this sentence. The Master Servicer shall not be required to deposit in the Certificate Account amounts that are otherwise permitted to be withdrawn therefrom pursuant to clauses (c), (d), (e) and (f) of Section 8.02 or amounts that are payable to the Master Servicer pursuant to Section 8.04; provided, however, the Master Servicer shall not be required to so deposit the Master Servicing Fee referred to in Section 8.02(g) unless CIT Consumer Finance is the Master Servicer (in which case CIT Consumer Finance, as Master Servicer, shall be required to so deposit the Master Servicing Fee referred to in Section 8.02(g)). All amounts paid into the Certificate Account under this Agreement shall be held in trust for the Certificateholders (or the Master Servicer, to the extent the Master Servicer is entitled to receive any such amounts pursuant to this Agreement) until payment of any such amounts is authorized under this Agreement.

                  (b) The Eligible Institution maintaining the Certificate Account shall, in the name of the Trustee, as trustee, invest the amounts in the Certificate Account solely in Eligible Investments that mature not later than one Business Day prior to the next succeeding Distribution Date, in accordance with instructions provided to the Trustee by the Master Servicer in writing. Once such funds are invested, such Eligible Institution shall not change the investment of such funds. All net income and gain from the investment of funds in the Certificate Account shall be deposited in the Certificate Account. All income and gain realized from any such investment of funds in the Certificate Account (to the extent investment of such funds is permitted hereunder) shall be for the benefit of the Master Servicer and may be withdrawn by the Master Servicer on each Distribution Date pursuant to subsection 8.02(h). An amount equal to any net loss on such investments shall be deposited in the Certificate Account by the Master Servicer out of its own funds, without right to reimbursement, immediately as realized. "Eligible Investments" are any of the following:

                  (i) direct obligations of, and obligations fully guaranteed by, the United States of America, the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America and which are non-callable;

                  (ii) (A) demand and time deposits in, certificates of deposit of, bankers' acceptances issued by, or federal funds sold by any depository institution or trust company (including the Trustee or any Affiliate of the Trustee, acting in its commercial capacity) incorporated under the laws of the United States of America or any state thereof or the District of Columbia (or any domestic branch or agency of a foreign bank) and subject to supervision and examination by federal and/or state authorities, so long as, at the time of such investment or contractual commitment providing for such investment, the commercial paper or other short-term debt obligations of such depository institution or trust company have been rated at least P-1 or higher from Moody's and A-1+ from Standard & Poor's and (B) any other demand or time deposit or certificate of deposit which is fully insured by the Federal Deposit Insurance Corporation and which is rated at least P-1 by Moody's;

                  (iii) repurchase obligations with respect to any security described in either clause (i) or (ii) above and entered into with any institution whose commercial paper is at least rated P-1 from Moody's and A-1+ from Standard & Poor's;

                  (iv) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any State thereof which have a long-term credit rating of at least Aa3 or a short-term credit rating of P-1 from Moody's and at least AAA from Standard & Poor's at the time of such investment;

                  (v) commercial paper (which may be commercial paper issued by The CIT Group Holdings, Inc.) having a rating of at least P-1 from Moody's and A-1 by Standard & Poor's at the time of such investment; and

                  (vi) money market funds rated Aaa or P-1 by Moody's and AAAm or AAAm-G by Standard & Poor's, including, without limitation, any such fund for which the Trustee or an affiliate of the Trustee serves as an investment advisor, administrator, shareholder servicing agent and/or custodian or subcustodian, notwithstanding that (i) the Trustee or an affiliate of the Trustee charges and collects fees and expenses from such funds for services rendered, (ii) the Trustee charges and collects fees and expenses for services rendered pursuant to this instrument, and (iii) services performed for such funds and pursuant to this instrument may converge at any time. (The Seller and the Master Servicer specifically authorize the Trustee or an affiliate of the Trustee to charge and collect all fees and expenses from such funds for services rendered to such funds, in addition to any fees and expenses the Trustee may charge and collect for services rendered pursuant to this instrument).

                  The Trustee may trade with itself or with an Affiliate on an arm's length basis in the purchase or sale of such Eligible Investments. The Trustee shall not be liable for the selection of or for any investment losses made at the written direction of the Master Servicer on any Eligible Investments.

                  SECTION 5.06.  Enforcement.

                  (a) The Master Servicer shall, consistent with customary servicing procedures and the terms of this Agreement, act with respect to the Mortgage Loans in such manner as will maximize the receipt of principal and interest on the Mortgage Loans and Liquidation Proceeds in respect of Liquidated Mortgages.

                  (b) The Master Servicer may sue to enforce or collect upon Mortgage Loans, including foreclosure of any Mortgaged Property, in its own name, if possible, or as agent for the Trustee. If the Master Servicer elects to commence a legal proceeding to enforce a Mortgage Loan, the act of commencement shall be deemed to be an automatic assignment of the Mortgage Loan to the Master Servicer for purposes of collection only. If, however, in any enforcement suit or legal proceeding it is held that the Master Servicer may not enforce a Mortgage Loan on the ground that it is not a real party in interest or a holder entitled to enforce the Mortgage Loan, the Trustee on behalf of the Trust shall, at the Master Servicer's expense, take such steps as the

Master Servicer deems necessary to enforce the Mortgage Loan, including bringing suit in its name or the names of the Certificateholders.

                  (c) The Master Servicer shall exercise any rights of recourse against third persons that exist with respect to any Mortgage Loan in accordance with the Master Servicer's usual practice. In exercising recourse rights, the Master Servicer is authorized on the Trustee's behalf to reassign the Mortgage Loan or to resell the related Mortgaged Property to the person against whom recourse exists at the price set forth in the document creating the recourse.

                  (d) Prior to a Service Transfer the Master Servicer may grant to the Mortgagor on any Mortgage Loan any rebate, refund or adjustment out of the Certificate Account that the Master Servicer in good faith believes is required because of a Principal Prepayment of the Mortgage Loan. The Master Servicer shall not permit any rescission or cancellation of any Mortgage Loan, except to the extent, if any, required by law.

                  (e) Prior to a Service Transfer, the Master Servicer may, consistent with its customary servicing procedures and in accordance with
Section 5.02, grant to the Mortgagor on any Mortgage Loan an extension of payments due under such Mortgage Loan, provided that such extension does not result in any payments coming due on or after July 8, 2027.

                  (f) The Master Servicer may enforce any due-on-sale clause in a Mortgage Loan if such enforcement is consistent with its customary servicing procedures for obligations similar to the Mortgage Loans, provided that such enforcement is permitted by applicable law and will not adversely affect any applicable insurance policy. If an assumption and modification of a Mortgage Loan is permitted by the Master Servicer upon the conveyance of the related Mortgaged Property, the Master Servicer shall use its best efforts to obtain an assumption and modification agreement in connection therewith and deliver such assumption and modification agreement to the Trustee for addition to the related File.

                  (g) In the event that applicable state law requires that the sale of any Mortgaged Property to which the Trustee has acquired title, through foreclosure or otherwise, be conducted through a licensed real estate broker or if the Master Servicer otherwise determines that it is prudent, the Master Servicer shall retain such broker, and the fees payable to such broker in connection with any such sale shall constitute Liquidation Expenses.

                  (h) The Master Servicer may call any Call Loan, in accordance with the provisions of such Call Loan, if it is consistent with its customary servicing procedures.

                  SECTION 5.07.  Trustee to Cooperate.

                  Upon payment in full on any Mortgage Loan, the Master Servicer shall notify the Trustee by certification of a Servicing Officer (which certification shall include a statement to the effect that such Mortgage Loan has been paid in full and that all amounts received in connection with such payments which are required to be deposited in the Certificate Account pursuant to Section 5.05 have been so deposited). The Master Servicer is authorized to execute an instrument in satisfaction of such Mortgage Loan and to do such other acts and execute such other documents as the Master Servicer reasonably deems to be necessary to discharge the Mortgagor thereunder and eliminate the security interest in the Mortgaged Property related thereto. The Master Servicer shall determine when a Mortgage Loan has been paid in full. To the extent that insufficient payments are received on a Mortgage Loan credited by the Master Servicer as prepaid or paid in full and satisfied, the shortfall shall be paid by the Master Servicer out of its own funds. From time to time as appropriate for servicing and foreclosure in connection with any Mortgage Loan, the Trustee shall, upon written request of a Servicing Officer and delivery to the Trustee, of a receipt signed by such Servicing Officer, cause the original Mortgage Loan and the related File to be released to the Master Servicer and shall execute such documents as the Master Servicer shall deem necessary to the prosecution of any such proceedings. Such receipt shall obligate the Master Servicer to return the original Mortgage Loan and the related File to the Trustee when its need by the Master Servicer has ceased unless the Mortgage Loan shall be liquidated or repurchased as described in Section 3.05 or 4.03. Upon the request of a Servicing Officer, the Trustee shall perform such other acts as reasonably requested by the Master Servicer and otherwise cooperate with the Master Servicer in enforcement of the Certificateholders' rights and remedies with respect to the Mortgage Loans.

                  SECTION 5.08.  Costs and Expenses.

                  (a) All costs and expenses incurred by the Master Servicer in carrying out its duties hereunder, including all fees and expenses incurred in connection with the enforcement of Mortgage Loans (including enforcement of Liquidated Mortgages), shall be paid by the Master Servicer and the Master Servicer shall not be entitled to reimbursement hereunder, except that the Master Servicer shall be reimbursed out of the Liquidation Proceeds of a Liquidated Mortgage for ordinary and necessary Liquidation Expenses incurred by it directly in connection with realizing upon the related Mortgaged Property.

                  (b) In addition, the Master Servicer shall pay the cost of (i) the preservation, restoration and protection of any Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, and (iii) the management and liquidation of a Mortgaged Property acquired in satisfaction of the related Mortgage Loan. Such expenditures may include costs of collection efforts, reappraisals when a Mortgage Loan is past due, legal fees in connection with foreclosure actions, advancing payments on the related senior mortgages, if any, acquiring the related senior mortgage(s), if any, advances of delinquent property taxes, upkeep and maintenance of the Mortgaged Property if it is acquired through foreclosure and similar types of expenses. Each such expenditure constitutes a "Servicing Advance." The Master Servicer shall be obligated to make the Servicing Advances incurred in the performance of its servicing obligations only if it determines (i) that such actions will increase the proceeds of liquidation of the Mortgage Loan to Certificateholders after reimbursement to itself for such expenses, and (ii) that such expenses will be recoverable to it as described in clause (c) of this Section 5.08.

                  (c) The Master Servicer shall be entitled to recover Servicing Advances to the extent permitted by the related Mortgage Loan or, if not theretofore recovered from the Mortgagor on whose behalf such Servicing Advance was made, from Liquidation Proceeds,

Insurance Proceeds and such other amounts as may be collected by the Master Servicer from the Mortgagor or otherwise relating to the Mortgage Loan. Servicing Advances shall be reimbursable to the Master Servicer from the sources described above out of the funds on deposit in the Certificate Account pursuant to Section 8.02(c), such right of reimbursement being prior to the rights of Certificateholders to receive any related Liquidation Proceeds (including Insurance Proceeds).

                  SECTION 5.09.  Maintenance of Insurance.

                  (a) Except as otherwise provided in subsection (b) of this
Section 5.09, the Master Servicer shall cause to be maintained with respect to each REO Property one or more Hazard Insurance Policies which provide, at a minimum, the same coverage as a standard form fire and extended coverage insurance policy that is customary for the type of Mortgaged Property, issued by a company authorized to issue such policies in the state in which the related Mortgaged Property is located, and in an amount which is not less than (i) the maximum insurable value of such Mortgaged Property, (ii) the outstanding principal balance due from the Mortgagor on the related Mortgage Loan and the related senior mortgage (if any) or (iii) the minimum amount required to compensate for damage or loss on a replacement cost basis, whichever is less; provided, however, that the amount of coverage provided by each Hazard Insurance Policy shall be sufficient to avoid the application of any co-insurance clause contained therein; and provided, further, that such Hazard Insurance Policies may provide for customary deductible amounts. If an REO Property's location is within a federally designated special flood hazard area, the Master Servicer shall also cause such flood insurance to be maintained, which coverage shall be at least equal to the minimum amount specified in the preceding sentence or such lesser amount as may be available under the federal flood insurance program; provided, however, that the failure of the Master Servicer to maintain such flood insurance coverage in the case of a Mortgage Loan for which such flood insurance coverage was not maintained as of the Cut-off Date shall not give rise to an Event of Termination under Section 7.01. Each Hazard Insurance Policy caused to be maintained by the Master Servicer shall contain a standard loss payee clause in favor of the Master Servicer and its successors and assigns. The Master Servicer may, but shall not be obligated to, cause to be maintained, with respect to each Mortgage Loan in which the related Mortgaged Property has not become an REO Property, one or more Hazard Insurance Policies, which coverage shall be at least equal to the minimum amount specified above. If any Mortgagor is in default in the payment of premiums on its Hazard Insurance Policy or Hazard Insurance Policies, the Master Servicer may, but shall not be obligated to, in the case of a Mortgage Loan in which the related Mortgaged Property has not become an REO Property, pay such premiums out of its own funds. If the Master Servicer elects to pay such premiums out of its own funds, it may separately add such premium to the Mortgagor's obligation as provided by the Mortgage Loan, but shall not add such premium to the remaining principal balance of the Mortgage Loan. The payment by the Mortgagor to the Master Servicer of such premiums (and interest thereon) shall not be an asset of the Trust and shall not be deposited by the Master Servicer in the Certificate Account.

                  (b) The Master Servicer may, in lieu of causing individual Hazard Insurance Policies to be maintained with respect to each REO Property pursuant to subsection (a) of this

Section 5.09, and shall, to the extent that a Mortgage Loan does not require the Mortgagor to maintain a Hazard Insurance Policy with respect to the related Mortgaged Property, maintain one or more blanket insurance policies covering losses on the Mortgagor's interest in the Mortgage Loans resulting from the absence or insufficiency of individual Hazard Insurance Policies. Any such blanket policy shall be substantially in the form and in the amount carried by the Master Servicer at such time. The Master Servicer shall pay the premium for such policy on the basis described therein. If the insurer under such blanket insurance policy shall cease to be acceptable to the Master Servicer, the Master Servicer shall exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to such policy. The Master Servicer shall provide the Rating Agencies with notice of the occurrence of any event specified in the preceding sentence.

                  (c) The Master Servicer, or any affiliate of the Master Servicer, may, to the extent permitted by law (a) enter into agreements with one or more insurers or other Persons pursuant to which the Master Servicer or such affiliate will earn commissions and fees in connection with any insurance policy purchased by a Mortgagor including, without limitation, any hazard insurance policy (whether or not such hazard insurance policy is force-placed pursuant to the provisions of any Mortgage Loan), or any other insurance policy whatsoever and (b) in connection with the foregoing, to solicit, or permit and assist any insurer or any agent thereof to solicit (including, without limitation, providing such insurer or agent a list of Mortgagors including name, address or other information) any Mortgagor.

                  (d) The Master Servicer shall keep in force throughout the term of this Agreement (i) a policy or policies of insurance covering errors and omissions for failure to maintain insurance as required by this Agreement, and
(ii) a fidelity bond. Such policy or policies and such fidelity bond shall be in such form and amount as is generally customary among Persons which service a portfolio of home equity mortgage loans having an aggregate principal amount of $500,000,000 or more and which are generally regarded as Master Servicers acceptable to institutional investors.

                  SECTION 5.10.  REMIC Compliance.

                  The parties intend that the Trust REMIC formed hereunder shall constitute, and that the affairs of the Trust REMIC shall be conducted so as to qualify it as, a "real estate mortgage investment conduit" as defined in and in accordance with the REMIC Provisions. In furtherance of such intention, the Master Servicer covenants and agrees that it shall and, with respect to clauses
(d) and (e) in this paragraph, the Trustee covenants and agrees that it shall:
(a) cause to be prepared and filed, all required federal tax returns for the Trust including, but not limited to, Form 1066 (which must be signed by the Trustee) and Schedule Q, using a calendar year as the taxable year for the Trust when and as required by the REMIC Provisions and other applicable federal income tax laws; (b) cause an election to be made, on behalf of the Trust, to be treated as a REMIC on the federal information tax return of the Trust for its first taxable year, in accordance with the REMIC Provisions; (c) prepare and forward or cause to be prepared and forwarded, to the Certificateholders all information reports as and when required to be provided to them in accordance with the REMIC Provisions; (d) conduct the affairs of the Trust at all


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

times that any Certificate is outstanding so as to maintain the status of the Trust REMIC as a REMIC under the REMIC Provisions; and (e) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of the Trust. The Master Servicer covenants and agrees that it shall, to the extent permitted by law, act as agent (and the Master Servicer is hereby appointed to act as agent) on behalf of the Trust and in such capacity it shall: (i) pay the amount of any federal income tax (to the extent that funds distributable to the Class R Certificateholders are not available), including prohibited transaction penalty taxes (exclusive of any such tax charged to CIT Consumer Finance (if CIT Consumer Finance is not the Master Servicer) pursuant to Section 3.05 and 4.03), imposed on the Trust when and as the same shall be due and payable (but such obligation shall not prevent the Master Servicer or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Master Servicer from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings); (ii) conduct the affairs of the Trust at all times that any Certificate is outstanding so as to maintain the status of the Trust REMIC as a REMIC under the REMIC Provisions; and (iii) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of the Trust REMIC.

                  In the event that any tax is imposed on "prohibited transactions" of the Trust as defined in Section 860F(a)(2) of the Code or on "contributions after startup date" as defined in Section 860G(d) of the Code, such tax shall be charged against amounts otherwise distributable to the Holders of the Class R Certificates in accordance with their Percentage Interests to the extent hereinafter provided. Notwithstanding anything to the contrary contained herein, the Master Servicer shall retain from amounts otherwise distributable to the Holders of the Class R Certificates on any Distribution Date sufficient funds for the payment of such tax, including without limitation any tax payable pursuant to Section 3.05 and 4.03, and shall pay such amount to the Trustee or, if the Master Servicer (other than as a Class R Certificateholder) has paid such tax, reimburse the Master Servicer therefor (to the extent that the Master Servicer has not been previously reimbursed or indemnified therefor). The Master Servicer agrees first to seek indemnification for any such tax payment from any indemnifying parties before reimbursing itself from amounts otherwise distributable to the Holders of the Class R Certificates.

                  In the event that any Mortgaged Property is acquired in a foreclosure or other realization procedure (an "REO Property"), the Master Servicer shall sell such REO Property within two years of its acquisition by the Trust, unless the Master Servicer seeks, and subsequently receives, an Opinion of Counsel, addressed to the Trustee and the Master Servicer, to the effect that the holding by the Trust of such REO Property subsequent to two years after its acquisition will not result in the imposition of taxes on "prohibited transactions" of the Trust as defined in Section 860F of the Code or cause the Trust REMIC to fail to qualify as a REMIC at any time that any Offered Certificates or Class B-2 Certificates are outstanding. The Master Servicer shall manage, conserve, protect and operate each REO Property such that it will qualify as "foreclosure property" within the meaning of Section 860G(a)(8) and will not result in the receipt by the REMIC of any "income from nonpermitted assets" within the meaning of Section 860F(a)(2)(B) or the Code. Pursuant to its efforts to sell such REO Property, the Master Servicer shall either itself or through an agent selected by the Master Servicer protect and conserve such REO Property in the same manner and to such extent as it is customary in the locality where such

REO Property is located and may, incident to its conservation and protection of the interests of the Certificateholders, rent the same, or any part thereof, as the Master Servicer deems to be in the best interest of the Master Servicer and the Certificateholders for the period prior to the sale of such REO Property.

                  The Master Servicer shall deposit all Liquidation Proceeds in the Certificate Account in accordance with Section 5.05(a). The Master Servicer shall include with its Monthly Report to the Trustee a separate report specifying, with respect to each Mortgage Loan that becomes a Liquidated Mortgage during the prior Due Period, the unpaid principal balance and the Liquidation Proceeds for such Mortgage Loan.

                  SECTION 5.11.  Sub-Servicer.

                  (a) On or before the Closing Date, CIT Consumer Finance, as Master Servicer, shall enter into the Sub-Servicing Agreement. CIT Consumer Finance shall not permit CITSF to resign as sub-servicer under the Sub-Servicing Agreement (the "Sub-Servicer") nor shall CIT Consumer Finance terminate or replace CITSF as Sub-Servicer under the Sub-Servicing Agreement or materially reduce the duties of CITSF as Sub-Servicer under the Sub-Servicing Agreement in connection with collections, lockbox arrangements, payment processing or foreclosure activities, unless (i) an Event of Termination has occurred and is continuing, in which event the Trustee may terminate both of CIT Consumer Finance as Master Servicer and CITSF, as Sub-Servicer under the Sub-Servicing Agreement, pursuant to Section 7.02 hereof or (ii) the Rating Agency Condition is satisfied.

                  (b) The Master Servicer may enter into other subservicing agreements with one or more subservicers (which shall be Eligible Servicers) for the servicing and administration of certain of the Mortgage Loans. Each subservicing agreement will be upon such terms and conditions as are not inconsistent with this Agreement and the standard of care set forth herein and as the Master Servicer and the subservicer have agreed. All compensation payable to a subservicer under a subservicing agreement shall be payable by the Master Servicer from its servicing compensation or otherwise from its own funds, and none of the Trust, the Trustee or the Certificateholders will have any liability to the subservicer with respect thereto.

                  Notwithstanding any subservicing agreement (including the Sub-Servicing Agreement) or any of the provisions of this Agreement relating to agreements or any arrangements between the Master Servicer or a subservicer or any reference to actions taken through such Persons or otherwise, the Master Servicer shall remain obligated and liable to the Trust, the Trustee, and the Certificateholders for the servicing and administering of the Mortgage Loans and the other Trust property in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such subservicing agreements.

                  Any subservicing agreement that may be entered into and any other transactions or servicing arrangements relating to the Mortgage Loans and the other Trust property involving a subservicer in its capacity as such shall be deemed to be between the subservicer and the Master Servicer alone, and the Trustee and the Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the


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

subservicer except as set forth in the next succeeding paragraph or as set forth in such subservicing agreement. The Trustee, on behalf of the Certificateholders, shall be an express third-party beneficiary of the Sub-Servicing Agreement.

                  Other than with respect to the Sub-Servicing Agreement, in the event the Master Servicer shall for any reason no longer be acting as such, the successor Master Servicer may, in its discretion, thereupon assume all of the rights and obligations of the outgoing Master Servicer under a subservicing agreement. In such event, the successor Master Servicer shall be deemed to have assumed all of the Master Servicer's interest therein and to have replaced the outgoing Master Servicer as a party to each such subservicing agreement to the same extent as if such subservicing agreement had been assigned to the successor Master Servicer, except that the outgoing Master Servicer shall not thereby be relieved of any liability or obligations on the part of the outgoing Master Servicer to the subservicer under such subservicing agreement. The outgoing Master Servicer shall, upon request of the Trust, but at the expense of the outgoing Master Servicer, deliver to the successor Master Servicer all documents and records relating to each such subservicing agreement and the Mortgage Loans and other Trust property then being serviced thereunder and an accounting of amount collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of any subservicing agreement to the successor Master Servicer. In the event that the successor Master Servicer elects not to assume a subservicing agreement, the outgoing Master Servicer, at its expense, shall cause the subservicer to deliver to the successor Master Servicer all documents and records relating to the Mortgage Loans and the other Trust property being serviced thereunder and all amounts held (or thereafter received) by such subservicer (together with an accounting of such amounts) and shall otherwise use its best efforts to effect the orderly and efficient transfer of servicing of the Mortgage Loans and the other Trust property being serviced by such subservicer to the successor Master Servicer.

                  SECTION 5.12.   Calculation of One-month LIBOR.

                  (a) On the second business day preceding each Distribution Date or, in the case of the first Distribution Date, on the second business day preceding the Closing Date (each such date, an "Interest Determination Date"), the Trustee shall determine the London interbank offered rate for one-month U.S. dollar deposits ("One-month LIBOR") for the next Accrual Period for the Variable Rate Certificates on the basis of the offered rates of the Reference Banks for one-month U.S. dollar deposits, as such rates appear in the Telerate Page 3750, as of 11:00 a.m. (London time) on such Interest Determination Date. As used in this section, "business day" means a day on which banks are open for dealing in foreign currency and exchange in London and New York City.

                  On each Interest Determination Date, One-month LIBOR for the related Accrual Period for the Variable Rate Certificates shall be established by the Trustee as above.

                  If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, One-month LIBOR for the related Accrual Period for the Variable Rate Certificates shall be the higher of (x) One-month LIBOR as determined on the previous Interest Determination Date and
(y) the Reserve Interest Rate. The "Reserve Interest Rate" shall be the


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

rate per annum that the Trustee determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 1/16%) of the one-month U.S. dollar lending rates which New York City banks selected by the Trustee are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or (ii) in the event that the Trustee can determine no such arithmetic mean, the lowest one-month U.S. dollar lending rate which New York City banks selected by the Trustee are quoting on such Interest Determination Date to leading European banks.

                  (b) The establishment of One-month LIBOR on each Interest Determination Date by the Trustee and the Trustee's calculation of the rate of interest applicable to the Variable Rate Certificates for the related Accrual Period shall (in the absence of manifest error) be final and binding.

                  SECTION 5.13.  Applied Realized Loss Amounts.

                  On each Distribution Date, the Master Servicer shall determine the total of the Applied Realized Loss Amounts for such Distribution Date. The Applied Realized Loss Amount for any Distribution Date shall be applied by reducing the Certificate Balance of each Class of Subordinate Certificates beginning with the Class B-2 Certificates, then the Class B-1 Certificates, the Class M-2 Certificates and then the Class M-1 Certificates, in each case until the respective Certificate Balance thereof is reduced to zero. Any Applied Realized Loss Amount allocated to a Class of Certificates shall be allocated among the Certificates of such Class in proportion to their respective Percentage Interests.


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

                                   ARTICLE VI

                                    REPORTS

                  SECTION 6.01.  Monthly Reports to the Trustee.

                  On or before the Determination Date, the Master Servicer shall furnish a report (the "Monthly Report") substantially in the form of Exhibit K, to the Trustee, any Paying Agent and (if CIT Consumer Finance is not the Master Servicer) CIT Consumer Finance. The determination by the Master Servicer of the amount of the distributions to be made to the Certificateholders, and, with respect to reimbursing the Master Servicer for the Monthly Advances made by it as provided in Section 8.04, the Master Servicer shall, in the absence of obvious error, be presumptively deemed to be correct for all purposes hereunder, and the Trustee shall be protected in relying upon the same without any independent check or verification.

                  The Monthly Reports shall contain the following information:

                  (i) the Interest Remittance Amount, separately identifying Monthly Advances, Compensating Interest and the portion of any Substitution Adjustment, Purchase Price and Liquidation Proceeds relating to interest;

                  (ii) the Principal Remittance Amount separately identifying Principal Prepayments, and the portion of any Purchase Price, Substitution Adjustment and Liquidation Proceeds relating to principal by Mortgage Loan Group;

                  (iii) the Fixed Rate Principal Distribution Amount and the Variable Rate Principal Distribution Amount;

                  (iv) the Fixed Rate Group Available Funds Cap Rate and the Adjustable Rate Group Available Funds Cap Rate, if the applicable Pass-Through Rate is limited by such Cap Rate;

                  (v) the amount of such distribution allocable to principal on each Class of Certificates (based on a Certificate in the original principal amount of $1,000);

                  (vi) the amount of such distribution allocable to principal on each Class of Certificates (based on a Certificate in the original principal amount of $1,000);

                  (vii) the amount of such distribution allocable to interest on each Class of Certificates (based on a Certificate in the original principal amount of $1,000);

                  (viii)   the Interest Carry Forward Amount of each Class;

                  (ix) the principal amount of each Class of Certificates (based on a Certificate in the original principal amount of $1,000) which will be outstanding after giving effect to any payment of principal on such Distribution Date;


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

                  (x) the aggregate Principal Balance of all Mortgage Loans and the aggregate Principal Balance of the Mortgage Loans in each Mortgage Loan Group after giving effect to any payment of principal on such Distribution Date;

                  (xi) the weighted average Mortgage Rate and the weighted average remaining stated term to maturity of the Mortgage Loans in each Mortgage Loan Group;

                  (xii)    whether a Trigger Event has occurred;

                  (xiii) whether a Cumulative Realized Loss Trigger Event has occurred;

                  (xiv) whether a Cumulative Realized Loss Termination Event has occurred;

                  (xv)     the Senior Enhancement Percentage;

                  (xvi) the Overcollateralization Amount, the Targeted Overcollateralization Amount, the Overcollateralization Release Amount and the Overcollateralization Deficiency; and

                  (xvii) the amount of any Applied Realized Loss Amount, Realized Loss Amortization Amount and Unpaid Realized Loss Amount for each Class as of the close of such Distribution Date.

                  In addition, the Monthly Report shall contain the following information with respect to each Mortgage Loan Group:

                  (a) the number of the aggregate Principal Balance of Mortgage Loans (i) 30-59 days delinquent, (ii) 60-89 days delinquent and (iii) 90 or more days delinquent, as of the close of business on the last business day of the calendar month next preceding the Distribution Date and the number and aggregate Principal Balances of the Mortgage Loans and related data (as used herein, "delinquent" means a Mortgage Loan as to which payments aggregating $65 or more are delinquent);

                  (b) the number and aggregate Principal Balance of all Mortgage Loans in foreclosure proceedings as of the close of business on the last business day of the calendar month preceding such Distribution Date;

                  (c) the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure as of the close of business on the last business day of the calendar month next preceding the Distribution Date; and

                  (d) the amount of Cumulative Realized Losses and any subsequent recoveries on Liquidated Mortgages.

                  SECTION 6.02.  Certificate of Servicing Officer.


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

                  Each Monthly Report pursuant to Section 6.01 shall be accompanied by a certificate of a Servicing Officer substantially in the form of Exhibit H, certifying the accuracy of the Monthly Report and that no Event of Termination or event that with notice or lapse of time or both would become an Event of Termination has occurred, or if such event has occurred and is continuing, specifying the event and its status.

                  SECTION 6.03.  Other Data.

                  In addition, the Master Servicer shall, on request of the Trustee, furnish the Trustee such underlying data as can be generated by the Master Servicer's existing data processing system without undue modification or expense.

                  SECTION 6.04.  Annual Report of Accountants.

                  Within 90 days after the end of each calendar year, commencing March 31, 1998, the Master Servicer, at its expense, shall cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to deliver to the Trustee a report which opines on, at a minimum, the servicing entity's compliance with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers. Copies of the annual statement of accountants shall also be provided to the Rating Agencies.

                  SECTION 6.05.  Statements to Certificateholders.

                  Concurrently with each distribution charged to the Certificate Account, the Trustee, so long as it has received the Monthly Report from the Master Servicer, shall forward or cause to be forwarded by mail to each Certificateholder (or to the Depository), the Monthly Report.

                  The Trustee (so long as it has received the Monthly Report from the Master Servicer) and the Master Servicer shall inform any Certificateholder inquiring by telephone of the information contained in the most recent Monthly Report. The Trustee shall be entitled to rely upon the accuracy of the Monthly Report without independent verification unless it actually knows that the information contained therein is not accurate.

                  Within a reasonable period of time after the end of each calendar year, the Trustee shall furnish or cause to be furnished to each Person who at any time during the calendar year was a Certificateholder a statement containing the information with respect to interest accrued and principal paid on its Certificates during such calendar year and such other information as the Master Servicer deems necessary or desirable for Certificateholders to prepare their tax returns. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as from time to time in force.

                  Copies of all reports provided to the Trustee shall also be provided by the Master Servicer to the Rating Agencies.


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

                                  ARTICLE VII

                                SERVICE TRANSFER

                  SECTION 7.01.  Event of Termination.

                  "Event of Termination" means the occurrence of any of the following:

                  (a) Any failure by the Master Servicer to make any deposit into the Certificate Account required to be made hereunder or remit to the Trustee any payment (other than a Monthly Advance or Servicing Advance required to be made hereunder) and the continuance of such failure for a period of five Business Days after the giving of written notice of such failure, requiring the same to be remedied, to the Master Servicer by the Trustee or the Company or to the Master Servicer and the Trustee by Certificateholders of any Class evidencing, as to such Class, Percentage Interests aggregating not less than 51%;

                  (b) Any failure by the Master Servicer duly to observe or perform in any material respect any of its covenants or agreements in this Agreement, which failure continues unremedied for thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or the Company or to the Master Servicer and the Trustee by Certificateholders evidencing, as to such Class, Percentage Interests aggregating not less than 51%;

                  (c) Any assignment by the Master Servicer of its duties or rights hereunder except as specifically permitted hereunder;

                  (d) A court or other governmental authority having jurisdiction in the premises shall have entered a decree or order for relief in respect of the Master Servicer in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Master Servicer, as the case may be, or for any substantial liquidation of its affairs, and such order remains undischarged and unstayed for at least sixty (60) days;

                  (e) The Master Servicer shall have commenced a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall have consented to the entry of an order for relief in an involuntary case under any such law, or shall have consented to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian or sequestrator (or other similar official) of the Master Servicer or for any substantial part of its property, or shall have made any general assignment for the benefit of its creditors, or shall have failed to, or admitted in writing its inability to, pay its debts as they become due, or shall have taken any corporate action in furtherance of the foregoing;

                  (f) Any failure of the Master Servicer to make a Monthly Advance or Servicing Advance as required hereunder, to the extent such failure materially or adversely affects the interests of the Certificateholders, which failure continues unremedied for a period of


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

five Business Days after the date on which notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by Trustee;

                  (g) The failure of the Master Servicer to be an Eligible Servicer; or

                  (h) Provided that Standard & Poor's shall not have notified the Depositor, the Master Servicer or the Trustee that the Cumulative Realized Loss Termination Event no longer constitutes an Event of Termination, upon the occurrence and during the continuance of a Cumulative Realized Loss Termination Event, and after the giving of written notice, to the effect that such Certificateholders desire to cause an Event of Termination, to the Trustee by Certificateholders evidencing Percentage Interests aggregating not less than 51% of the Certificates.

                  SECTION 7.02.  Transfer.

                  If an Event of Termination has occurred and is continuing, the Company or the Trustee may, or at the written direction of Certificateholders with aggregate Percentage Interests evidencing not less than 51% of the Offered Certificates and the Class B-2 Certificates shall, unless prohibited by applicable law, terminate all (but not less than all) of the rights and obligations of the Master Servicer hereunder and in and to the Mortgage Loans (such termination being herein called a "Service Transfer"). Any such termination shall also terminate all (but not less than all) of the rights and obligations of the Sub-Servicer under the Sub-Servicing Agreement. On receipt of such notice (or, if later, on a date designated therein), all authority and power of the Master Servicer under this Agreement, whether with respect to the Mortgage Loans, the Files or otherwise (except with respect to the Certificate Account, the transfer of which shall be governed by Section 7.06), shall pass to and be vested in the Trustee pursuant to and under this Section 7.02 (subject to applicable law regarding the Trustee's ability to make advances), unless prohibited by applicable law; and, without limitation, the Trustee is authorized and empowered to execute and deliver on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments (including, without limitation, documents required to make the Trustee or a successor Master Servicer the sole assignee of the Mortgagee's position in, or legal title holder of record of, each Mortgaged Property), and to do any and all acts or things necessary or appropriate to effect the purposes of such notice of termination. Each of CIT Consumer Finance and the Master Servicer agrees to cooperate with the Trustee (and each agrees to cause the Sub-Servicer to cooperate with the Trustee) in effecting the termination of the responsibilities and rights of the Master Servicer hereunder, including, without limitation, the transfer to the Trustee for administration by it of all cash amounts which shall at the time be held by the Master Servicer for deposit, or have been deposited by the Master Servicer, in the Certificate Account, or for its own account in connection with its services hereafter or thereafter received with respect to the Mortgage Loans and the execution of any documents required to make the Trustee or a successor Master Servicer the sole assignee of the Mortgagee's position in, or legal title holder of record of, each Mortgaged Property. The Master Servicer shall be entitled to receive any other amounts which are payable to the Master Servicer under this Agreement, at the time of the termination of its activities as Master Servicer, to the extent that funds in the Certificate Account are available for the payment thereof without reducing the amount of distributions that would be made to Holders of the Offered Certificates or Class B-2 Certificates. The Master Servicer shall transfer (and shall cause the Sub-Servicer to transfer) to the new Master Servicer (i) the Master Servicer's records relating to the Mortgage Loans in such electronic form as the new Master Servicer may reasonably request and (ii) the Mortgage Loans and the Files in the Master Servicer's or the Sub-Servicer's possession. Upon termination of the authority and power of the Master Servicer hereunder, the authority and power of the Sub-Servicer shall be terminated under the Sub-Servicing Agreement on the same date.

                  SECTION 7.03.  Trustee to Act; Appointment of Successor.

                  On and after the time the Master Servicer receives a notice of termination pursuant to Section 7.02, the Trustee shall be the successor in all respects to the Master Servicer in its capacity as Master Servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof, and the Master Servicer shall be relieved of such responsibilities, duties and liabilities arising after such Service Transfer; provided, however, that (i) the Trustee will not assume any obligations of CIT Consumer Finance pursuant to Section 3.05 and (ii) the Trustee shall not be liable for any acts or omissions of the Master Servicer occurring prior to such Service Transfer or for any breach by CIT Consumer Finance of any of its representations and warranties contained herein or in any related document or agreement. As compensation therefor, the Trustee shall, except as provided in Section 7.02 and in this Section 7.03, be entitled to such compensation as the Master Servicer would have been entitled to hereunder if no such notice of termination had been given. Notwithstanding the above, the Trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, an Eligible Servicer as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder. Pending appointment of a successor to the Master Servicer hereunder, unless the Trustee is prohibited by law from so acting, the Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall, without the written consent of 100% of the Certificateholders, be in excess of the Master Servicing Fee. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

                  SECTION 7.04. Notification to Certificateholders and to Rating Agencies.

                  (a) Promptly following the occurrence of any Event of Termination, the Master Servicer shall give written notice thereof to the Trustee, Certificateholders at their respective addresses appearing on the Certificate Register and to the Rating Agencies.

                  (b) Within ten (10) days following any termination or appointment of a successor to the Master Servicer pursuant to this Article VII, the Trustee shall give written notice thereof to Certificateholders at their respective addresses appearing on the Certificate Register.


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

                  (c) The Trustee shall give written notice to the Rating Agencies at least thirty (30) days prior to the date upon which any Eligible Servicer (other than the Trustee) is to assume the responsibilities of Master Servicer pursuant to Section 7.03, naming such successor Master Servicer.

                  SECTION 7.05.  Effect of Transfer.

                  (a) After the Service Transfer, the Trustee or new Master Servicer may notify the Mortgagors to make payments directly to the new Master Servicer that are due under the Mortgage Loans after the effective date of the Service Transfer.

                  (b) After the Service Transfer, the replaced Master Servicer shall have no further obligations with respect to the management, administration, servicing or collection of the Mortgage Loans and the new Master Servicer shall have all of such obligations, except that the replaced Master Servicer shall remain liable for any liability of the replaced Master Servicer hereunder that was already accrued at the time of the Service Transfer and except that the replaced Master Servicer will transmit or cause to be transmitted directly to the new Master Servicer for its own account, promptly on receipt and in the same form in which received, any amounts (properly endorsed where required for the new Master Servicer to collect them) received as payments upon or otherwise in connection with the Mortgage Loans.

                  (c) A Service Transfer shall not affect the rights and duties of the parties hereunder (including but not limited to the indemnities and other agreements of the Master Servicer and CIT Consumer Finance pursuant to Article X and Sections 3.05, 4.03, 11.05 and 11.10(f)) other than those relating to the management, administration, servicing or collection of the Mortgage Loans.

                  SECTION 7.06.  Transfer of Accounts.

                  Notwithstanding the provisions of Section 7.02, if the Certificate Account shall be maintained with the Master Servicer and an Event of Termination shall occur and be continuing, the Master Servicer shall, promptly after receipt of a notice of termination, if any, pursuant to Section 7.02, establish, or cooperate with the Trustee to establish, new accounts in trust for the Certificateholders conforming with the requirements of this Agreement with an Eligible Institution other than the Master Servicer and promptly transfer, or cooperate with the Trustee to transfer, all funds in the Certificate Account to such new accounts, which shall thereafter be deemed the Certificate Account for the purposes hereof.


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

                                  ARTICLE VIII

                       DISTRIBUTIONS AND WITHDRAWALS FROM
                               CERTIFICATE ACCOUNT

                  SECTION 8.01.  Monthly Distributions.

                  (a) Distributions on the Certificates shall be made from funds in the Certificate Account. Each Certificateholder as of a Record Date shall be paid on the next succeeding Distribution Date by check mailed to such Certificateholder at the address for such Certificateholder appearing on the Certificate Register (or, if a Holder of the Offered Certificate holds an aggregate Percentage Interest of at least 5% of the Offered Certificates and the Class B-2 Certificates or, a Holder of a Class B-2 Certificate holds a Certificate with an Original Class B-2 Certificate Balance of at least $1,000,000, and if such Certificateholder so requests, by wire transfer of immediately available funds pursuant to written instructions delivered to the Trustee at least ten (10) days prior to such Distribution Date, which instructions, until revised, shall remain operative for all Distribution Dates thereafter), such Certificateholder's Percentage Interest of the amount to be distributed. Final payment on any Certificate shall be made only upon presentation of such Certificate at the office or agency of the Paying Agent.

                  (b) Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, which shall credit the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificateholder that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificateholder that it represents. All such credits and disbursements with respect to a Book-Entry Certificate are to be made by the Depository and the Depository Participants in accordance with the provisions of the Book-Entry Certificates and the Depository's rules. Neither the Trustee, the Certificate Registrar, the Seller, the Company nor the Master Servicer shall have any responsibility therefor except as otherwise provided by applicable law. To the extent applicable and, in the case of the Offered Certificates not contrary to the rules of the Depository, the Trustee shall comply with the provisions of the forms of the Offered Certificates and the Class B-2 Certificates as set forth in Exhibits A-D hereto.

                  (c) On each Distribution Date, the Interest Remittance Amount shall be distributed by the Trustee in the following order of priority:

                           (i) first, to the Holders of the Class A
         Certificates, the Class A Current Interest plus the Class A Interest Carry Forward Amount with respect to each such Class of Class A Certificates without any priority among such Class A Certificates; provided, that if the Interest Remittance Amount is not sufficient to make a full distribution of interest with respect to all Classes of the Class A Certificates, the Interest Remittance Amount shall be distributed among the outstanding Classes of Class A Certificates pro rata based on the aggregate amount of interest due on each such Class, and the amount of the


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

         shortfall will be carried forward with accrued interest at the applicable Pass-Through Rate;

                           (ii) second, to the extent of the Interest Remittance Amount then remaining, to the Holders of the Class M-1 Certificates, the Class M-1 Current Interest;

                           (iii) third, to the extent of the Interest Remittance Amount then remaining, to the Holders of the Class M-2 Certificates, the Class M-2 Current Interest;

                           (iv) fourth, to the extent of the Interest Remittance Amount then remaining, to the Holders of the Class B-1 Certificates, the Class B-1 Current Interest;

                           (v) fifth, to the extent of the Interest Remittance Amount then remaining, to the Holders of the Class B-2 Certificates, the Class B-2 Current Interest; and

                           (vi) sixth, the sum of (x) the amount, if any, of the Interest Remittance Amount remaining in the Certificate Account after application with respect to the priorities set forth in clause (i)-(v) above plus (y) the amount of any Overcollateralization Release Amount for such Distribution Date (such amounts, the "Monthly Excess Cashflow Amount" for a Distribution Date) shall be applied, first, to pay the Master Servicing Fee to the Master Servicer if CIT Consumer Finance or one of its affiliates is the Master Servicer and, second, as provided in subsection (f) of this Section 8.01.

                  (d) On each Distribution Date (a) before the Stepdown Date or
(b) on or after the Stepdown Date if a Trigger Event is in effect, the Trustee shall make the following disbursements:

                           (I) the Holders of the Class A Certificates shall be entitled to receive payment of an amount equal to 100% of the Variable Rate Principal Distribution Amount (as defined herein) for such Distribution Date in the following amounts and priorities:

                           (i) first, to the Holders of the Class A-9
         Certificates until the Class A-9 Certificate Balance has been reduced to zero;

                           (ii) second, to the Holders of the Class A-8
         Certificates, in an amount equal to the Class A-8 Lockout Distribution Amount;

                           (iii) third, to the Holders of the Class A
         Certificates (other than the Class A-8 Certificates and the Class A-9 Certificates) in sequential order until the Certificate Balance of each such Class of Class A Certificates has been reduced to zero; and

                           (iv) fourth, to the Holders of the Class A-8
         Certificates until the Class A-8 Certificate Balance has been reduced to zero; and


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

                           (II) the Holders of the Class A Certificates shall be entitled to receive payment of an amount equal to 100% of the Fixed Rate Principal Distribution Amount (as defined herein) for such Distribution Date in the following amounts and priorities:

                           (i) first, to the extent not previously distributed pursuant to clause (d)(I) above, to the Holders of the Class A-8 Certificates in an amount equal to the Class A-8 Lockout Distribution Amount;

                           (ii) second, to the Holders of the Class A
         Certificates (other than the Class A-8 Certificates and the Class A-9 Certificates) in sequential order until the Certificate Balance of each such Class of Class A Certificates has been reduced to zero;

                           (iii) third, to the Holders of the Class A-8
         Certificates until the Class A-8 Certificate Balance has been reduced to zero; and

                           (iv) fourth, to the Holders of the Class A-9
         Certificates until the Class A-9 Certificate Balance is reduced to zero.

                  Notwithstanding the foregoing, on any Distribution Date on which the sum of the Certificate Balance of the Subordinate Certificates and the Overcollateralization Amount is zero, any amounts of principal payable to the Holders of the Class A Certificates on such Distribution Date shall be distributed pro rata.

                  (e) On each Distribution Date on or after the Stepdown Date as long as a Trigger Event is not in effect, the Trustee shall make the following disbursements:

                           (i) first, an amount equal to (I) the lesser of (x) the Variable Rate Principal Distribution Amount and (y) the Class A Principal Distribution Amount, shall be distributed in the following amounts and priorities:

                                    (1)     first, to the Holders of the Class
                                            A-9 Certificates until the Class A-9
                                            Certificate Balance has been reduced
                                            to zero (such distribution amount,
                                            the "Class A Variable Allocation
                                            Amount");

                                    (2)      second, to the Holders of the Class
                                             A-8 Certificates, in an amount
                                             equal to the Class A-8 Lockout
                                             Distribution Amount;

                                    (3)     third, to the Holders of the Class A
                                            Certificates (other than the Class
                                            A-8 Certificates and the Class A-9
                                            Certificates) in sequential order
                                            until the Certificate Balance of
                                            each such Class of Class A
                                            Certificates has been reduced to
                                            zero; and


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

                                    (4)      fourth, to the Holders of the Class
                                             A-8 Certificates until the Class
                                             A-8 Certificate Balance has been
                                             reduced to zero; and

                           an amount equal to (II) the lesser of (x) the Fixed
                  Rate Principal Distribution Amount and (y) the Class A Principal Distribution Amount minus the amount distributed in clause (i) (I) above, shall be distributed in the following amounts and priorities:

                                    (1)     first, to the extent not previously
                                            distributed pursuant to clause
                                            (e)(i)(I) above, to the Holders of
                                            the Class A-8 Certificates, in an
                                            amount equal to the Class A-8
                                            Lockout Distribution Amount;

                                    (2)     second, to the Holders of the Class
                                            A Certificates (other than the Class
                                            A-8 Certificates and the Class A-9
                                            Certificates) in sequential order
                                            until the Certificate Balance of
                                            each such Class of Class A
                                            Certificates has been reduced to
                                            zero;

                                    (3)      third, to the Holders of the Class
                                             A-8 Certificates until the Class
                                             A-8 Certificate Balance has been
                                             reduced to zero; and

                                    (4)      fourth, to the Holders of the Class
                                             A-9 Certificates until the Class
                                             A-9 Certificate Balance is reduced
                                             to zero;

                           (ii) second, the lesser of (x) the excess, if any, of
         (i) the sum of (A) the Fixed Rate Principal Distribution Amount and (B) the Variable Rate Principal Distribution Amount over (ii) the amount distributed to the Holders of the Class A Certificates in clause (e)(i) above, and (y) the Class M-1 Principal Distribution Amount, shall be distributed to the Holders of the Class M-1 Certificates, until the Class M-1 Certificate Balance has been reduced to zero;

                           (iii) third, the lesser of (x) the excess, if any, of
         (i) the sum of (A) the Fixed Rate Principal Distribution Amount and (B) the Variable Rate Principal Distribution Amount over (ii) the sum of the amount distributed to the Holders of the Class A Certificates in clause (e)(i) above and the amount distributed to the Holders of the Class M-1 Certificates in clause (e)(ii) above, and (y) the


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

         Class M-2 Principal Distribution Amount, shall be distributed to the Holders of the Class M-2 Certificates, until the Class M-2 Certificate Balance has been reduced to zero;

                           (iv) fourth, the lesser of (x) the excess, if any, of
         (i) the sum of (A) the Fixed Rate Principal Distribution Amount and (B) the Variable Rate Principal Distribution Amount over (ii) the sum of the amount distributed to the Holders of the Class A Certificates pursuant to clause (e)(i) above, the amount distributed to the Holders of the Class M-1 Certificates pursuant to clause (e)(ii) above and the amount distributed to the Holders of the Class M-2 Certificates pursuant to clause (e)(iii) above, and (y) the Class B-1 Principal Distribution Amount, shall be distributed to the Holders of the Class B-1 Certificates, until the Class B-1 Certificate Balance has been reduced to zero;

                           (v) fifth, the lesser of (x) the excess, if any, of
         (i) the sum of (A) the Fixed Rate Principal Distribution Amount and (B) the Variable Rate Principal Distribution Amount over (ii) the sum of the amount distributed to the Holders of the Class A Certificates pursuant to clause (e)(i) above, the amount distributed to the Holders of the Class M-1 Certificates pursuant to clause (e)(ii) above, the amount distributed to the Holders of the Class M-2 Certificates pursuant to clause (e)(iii) above and the amount distributed to the Holders of the Class B-1 Certificates pursuant to clause (e)(iv) above and (y) the Class B-2 Principal Distribution Amount, shall be distributed to the Holders of the Class B-2 Certificates, until the Class B-2 Certificate Balance has been reduced to zero; and

                           (vi) sixth, any portion of the Principal Distribution Amount remaining after making all of the distributions in clauses
         (e)(i)-(e)(v) above shall be a part of the Monthly Excess Cashflow Amount and shall be applied as provided in subsection (f) of this
         Section 8.01.

                  Notwithstanding the foregoing, on any Distribution Date on which the sum of the Certificate Balance of the Subordinate Certificates and the Overcollateralization Amount is zero, any amounts of principal payable to the Holders of the Class A Certificates on such Distribution Date shall be distributed pro rata.

                  Notwithstanding the foregoing, in the event that the Certificate Balance of all of the Class A Certificates has been reduced to zero, all amounts of principal that would have been distributed to such Class A Certificates shall be distributed to the Subordinate Certificates sequentially in the following order: first, to the Class M-1 Certificates, second, to the Class M-2 Certificates, third, to the Class B-1 Certificates and, fourth, to the Class B-2 Certificates. If the Certificate Balance of the Class M-1 Certificates has been reduced to zero, all amounts of principal that would have been distributed to such Class M-1 Certificates shall be distributed sequentially to the Class M-2, Class B-1 and Class B-2 Certificates in that order. If the Certificate Balance of the Class M-2 Certificates has been reduced to zero, all amounts of principal that would have been distributed sequentially to such Class M-2 Certificates shall be distributed to the Class B-1 and Class B-2 Certificates in that order. If the Certificate Balance of the Class B-1 Certificates has been reduced to zero, all amounts of principal that would have been distributed to such Class B-1 Certificates shall be distributed to the Class B-2 Certificates.

                  (f) On any Distribution Date, the Monthly Excess Cashflow Amount shall be applied by the Trustee in the following order of priority on such Distribution Date:

                           (1) to fund the Fixed Rate Group Extra Principal Distribution Amount and the Adjustable Rate Group Extra Principal Distribution Amount for such Distribution Date;

                           (2) to fund the Class M-1 Interest Carry Forward Amount, if any;


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

                           (3)      to fund the Class M-1 Realized Loss
                                    Amortization Amount for such Distribution
                                    Date;

                           (4) to fund the Class M-2 Interest Carry Forward Amount, if any;

                           (5)      to fund the Class M-2 Realized Loss
                                    Amortization Amount for such Distribution
                                    Date;

                           (6) to fund the Class B-1 Interest Carry Forward Amount, if any;

                           (7)      to fund the Class B-1 Realized Loss
                                    Amortization Amount for such Distribution
                                    Date;

                           (8) to fund the Class B-2 Interest Carry Forward Amount, if any;

                           (9)      to fund the Class B-2 Realized Loss
                                    Amortization Amount for such Distribution
                                    Date;

                           (10) to the Master Servicer to the extent of any unreimbursed Monthly Advances; and

                           (11)     to the Holders of the Class R Certificates.

                  (g) Notwithstanding the foregoing, amounts otherwise distributable to a Certificateholder pursuant to such paragraph which are required to be withheld and remitted to a taxing authority shall be withheld and remitted to such taxing authority, and such amounts shall be treated as actually distributed to such Certificateholder for all purposes of this Agreement.

                  (h) The Master Servicer may direct the Trustee to pay to the Master Servicer an amount equal to unreimbursed Servicing Advances (without interest) with respect to each Mortgage Loan for which the Master Servicer has made a Servicing Advance, to the extent not netted from deposits to the Certificate Account pursuant to Section 5.05, by wire transfer of immediately available funds, from subsequent collections with respect to interest on or with respect to such Mortgage Loan, Liquidation Proceeds and Insurance Proceeds or the Purchase Price of such Mortgage Loan.

                  (i) The Trustee shall appoint an Eligible Institution to be the paying agent (the "Paying Agent") and cause it to make the payments to the Certificateholders required hereunder. The Trustee initially appoints itself, with its office at 101 Barclay Street, New York, New York 10286, Attention:
Mortgage Backed Securities, as such Paying Agent. The Trustee shall require the Paying Agent (if other than the Trustee) to agree in writing that all amounts held by it for payment hereunder will be held in trust for the benefit of the Certificateholders and that it will notify the Trustee of any failure by the Master Servicer to make funds available to the Paying Agent for the payment of amounts due on the Certificates. In respect of each Distribution Date, the Trustee shall withdraw from the Certificate Account and deposit in an account established by the Paying Agent for the purpose of this Section funds sufficient to make the


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

distribution to Certificateholders pursuant to this Section. Such funds shall be available to the Paying Agent by 11:00 A.M. on each Distribution Date.

                  SECTION 8.02. Permitted Withdrawals from the Certificate AccountSECTION 8.02. Permitted Withdrawals from the Certificate Account.

                  The Trustee shall at the written direction of the Master Servicer, from time to time as provided herein, make withdrawals from the Certificate Account of amounts deposited in said account pursuant to Section
5.05 that are attributable to the Mortgage Loans for the following purposes:

                  (a) to make payments to Certificateholders and the Master Servicer in the amounts and in the manner provided for in Section 8.01;

                  (b) to pay to CIT Consumer Finance with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased pursuant to Section 3.05 or 4.03, all amounts received thereon and not required to be distributed to Certificateholders as of the date on which the related Principal Balance or Purchase Price is determined;

                  (c) to make payments to the Master Servicer in the amounts and in the manner provided for in Section 8.01(h);

                  (d) to reimburse the Master Servicer out of Liquidation Proceeds for Liquidation Expenses and taxes incurred by it, to the extent such reimbursement is permitted pursuant to Section 5.08;

                  (e) to reimburse the Master Servicer for the payment of taxes as permitted by Section 5.10;

                  (f) to withdraw any amount deposited in the Certificate Account that was not required to be deposited therein; and

                  (g) to pay to the Master Servicer (if CIT Consumer Finance or one of its Affiliates is not the Master Servicer) the Master Servicing Fees for such Distribution Date and the Master Servicing Fees from any prior Distribution Date previously unpaid.

                  (h) to pay to the Master Servicer net investment earnings from funds on deposit in the Certificate Account due to the Master Servicer pursuant to Section 5.05(b).

                  Since, in connection with withdrawals pursuant to clause (b) of the preceding paragraph, CIT Consumer Finance's entitlement thereto is limited to collections or other recoveries on the related Mortgage Loan, the Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Certificate Account pursuant to such clause. The Master Servicer shall keep and maintain an accounting for the purpose of justifying any withdrawal from the Certificate Account pursuant to clause (f).


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

                  SECTION 8.03. Repurchase Option and Auction Sale.

                  (a) The Trust created hereby and the respective obligations and responsibilities of the Company, the Master Servicer and the Trustee created hereby (other than the responsibility of the Trustee to make any final distributions to Certificateholders as set forth below) shall terminate upon the earlier of the Distribution Date following the later of the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust or the termination of the Trust pursuant to Section 12.03, or the sale by the Trustee of all the Mortgage Loans and all the property acquired in respect of any Mortgage Loan remaining in the Trust pursuant to subsections (i) and (ii) below.

                           (i) The Master Servicer, at its option, may purchase
all of the Mortgage Loans and all REO Property acquired in respect of any Mortgage Loan remaining in the Trust on any Distribution Date on which the Pool Principal Balance is 10% or less of the Cut-off Date Pool Principal Balance (the first such Distribution Date, the "Clean-up Call Date") at a purchase price equal to the greatest of (A) the sum of (1) 100% of the Principal Balance of each Mortgage Loan (other than any Mortgage Loan as to which title to the underlying property has been acquired and whose fair market value is included pursuant to clause (2) below as of the Final Distribution Date) and (2) the fair market value of such acquired property (as determined by the Master Servicer as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to Section 12.03), (B) the aggregate fair market value (as determined by the Master Servicer as of the close of business on such third Business Day) of all of the assets of the Trust, and (C) an amount that when added to amounts on deposit in the Certificate Account available for distribution to Certificateholders for such Distribution Date would result in proceeds sufficient to distribute the Aggregate Certificate Balance and interest for such Distribution Date and any unpaid interest with respect to one or more prior Distribution Dates. The Master Servicer shall effect such purchase by depositing such purchase price in the Certificate Account on the Business Day immediately preceding such Distribution Date. Promptly after such purchase, the Trustee shall execute such documents as are presented to it by the Master Servicer and are reasonably necessary to convey the Mortgage Loans and REO Property to the Master Servicer and deliver the Files to the Master Servicer.

                           (ii) In accordance with the procedures and schedule
set forth in Exhibit M hereto (the "Auction Procedures"), the Trustee shall conduct an auction (the "Auction") of the Mortgage Loans and all REO Property acquired in respect of any Mortgage Loan remaining in the Trust (such Mortgage Loans hereinafter referred to as the "Auction Property") in order to effect a termination of the Trust, on the second Distribution Date succeeding the related Due Period on which the Pool Principal Balance is 5% or less of the Cut-off Date Pool Principal Balance; provided however, that that Trustee will not conduct such Auction if the Master Servicer has exercised the repurchase option described in clause (i) above prior to such date. Such Auction shall be conducted within 10 days following the first Distribution Date on which the Pool Principal Balance is 5% or less of the Cut-off Date Principal Balance. CIT Consumer Finance and the Company may, but shall not be required to, bid at the Auction. The Trustee shall sell and transfer the Auction Property to the highest bidder therefor at the Auction provided that:

                                    (1) the Auction has been conducted in
                  accordance with the Auction Procedures;

                                    (2) the Trustee has received bids for the
                  Auction Property from at least two prospective purchasers;

                                    (3) a financial advisor, as advisor to the
                  Trustee (in such capacity, the "Advisor"), shall have advised the Trustee in writing that at least two of such bidders (including the winning bidder) are competitive participants in the market for home equity mortgage loans willing and able to purchase the Auction Property;

                                    (4) the highest bid in respect of the
                  Auction Property is not less than the aggregate fair market value of the Auction Property (as determined by the Advisor in its sole discretion);

                                    (5) any bid submitted by CIT Consumer
                  Finance, the Company or any affiliate of either of them shall be independently verified and represented in writing by a qualified independent third party evaluator (which may include the Advisor or an investment banking firm) selected by the Trustee and may only be considered if such evaluator determines the bid to reasonably represent the fair market value of the Auction Property;

                                    (6) the highest bid must be equal to or
                  greater than the sum of (i) the greater of (a) the aggregate Purchase Price for the Mortgage Loans (including Liquidated Mortgages) plus the appraised value of any other property held by the Trust (less Liquidation Expenses), or (b) an amount that when added to amounts on deposit in the Certificate Account available for distribution to Certificateholders for such second succeeding Distribution Date would result in proceeds sufficient to distribute the Aggregate Certificate Balance and interest for such Distribution Date and any unpaid interest with respect to one or more prior Distribution Dates, and (ii) the sum of (a) an amount sufficient to reimburse the Master Servicer for any unreimbursed Monthly Advances for which it is entitled to reimbursement, (b) the Master Servicing Fee payable on such final Distribution Date, including any unpaid Master Servicing Fees with respect to one or more prior Due Periods and (c) the expenses of such Auction;

                                    (7) such sale and consequent termination of
                  the Trust must constitute a "qualified liquidation" of the Trust under Section 860F of the Internal Revenue Code of 1986, as amended, including without limitation, the requirement that such qualified liquidation takes place over a period not to exceed 90 days (the Trustee may, in its discretion, require that the purchaser of such Auction Property provide an Opinion of Counsel to that effect); and


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

                                    (8) the terms of the Auction must be made
                  available to all bidders and must stipulate that CIT Consumer Finance (if at such time it is the Master Servicer) be retained to service the Mortgage Loans on terms substantially similar to those in the Agreement.

Provided that all of the conditions set forth in clauses (1) through (8) have been met, the Trustee shall sell and transfer the Auction Property, without representation, warranty or recourse of any kind whatsoever, to such highest bidder in accordance with and upon completion of the Auction Procedures. The Trustee shall deposit the purchase price for the Auction Property in the Certificate Account at least one Business Day prior to such second succeeding Distribution Date. In the event that any of such conditions are not met or such highest bidder fails or refuses to comply with any of the Auction Procedures, the Trustee shall decline to consummate such sale and transfer.

                  SECTION 8.04.  Monthly Advances by the Master Servicer.

                  (a) By the close of business on the day prior to each Distribution Date, the Master Servicer shall pay to the Trust, but only to the extent of the Master Servicing Fee for such month, with respect to each Mortgage Loan as to which the Master Servicer received a Principal Prepayment during the related Due Period an amount ("Compensating Interest") equal to the excess of
(i) 30 days' interest on the Principal Balance of each such Mortgage Loan as of the beginning of the related Due Period at the Mortgage Rate over, (ii) the amount of interest actually received on the related Mortgage Loan during such Due Period.

                  (b) The Master Servicer shall be required to make an advance of its own funds no later than the day prior to the Distribution Date and in no event earlier than the seventh Business Day of such month, in the amount, if any, by which 30 days' interest at the Mortgage Rate on the then outstanding Principal Balance of a Mortgage Loan exceeds the amount received by the Master Servicer in respect of interest on the Mortgage Loan during the related Due Period (any such advance, a "Monthly Advance"), subject to limitations set forth in subsection (c) below.

                  (c) The Master Servicer shall not be obligated to make a Monthly Advance if it determines that such Monthly Advance is a Nonrecoverable Advance. The determination by the Master Servicer that any advance is, or if made would constitute, a Nonrecoverable Advance, shall be evidenced by an Officer's Certificate of the Master Servicer delivered to the Trustee and stating the reasons for such determination.


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

                                   ARTICLE IX

                                THE CERTIFICATES

                  SECTION 9.01.  The Certificates.

                  The Offered Certificates and the Class B-2 Certificates shall be substantially in the forms set forth in Exhibits A-D, and shall, on original issue, be executed by manual or facsimile signature of the Trustee, on behalf of the Trust, by a duly authorized Responsible Officer or authorized signatory and authenticated by the Trustee to or upon the order of the Company upon receipt. The Offered Certificates shall be evidenced by (i) one or more Class A-1 Certificates representing $90,000,000 initial aggregate principal balance, (ii) one or more Class A-2 Certificates representing $36,000,000 initial aggregate principal balance, (iii) one or more Class A-3 Certificates representing $61,000,000 initial aggregate principal balance, (iv) one or more Class A-4 Certificates representing $40,000,000 initial aggregate principal balance, (v) one or more Class A-5 Certificates representing $15,000,000 initial aggregate principal balance, (vi) one or more Class A-6 Certificates representing $15,000,000 initial aggregate principal balance, (vii) one or more Class A-7 Certificates representing $33,000,000 initial aggregate principal balance,
(viii) one or more Class A-8 Certificates representing $30,000,000 initial aggregate principal balance, (ix) one or more Class A-9 Certificates representing $90,000,000 initial aggregate principal balance, (xi) one or more Class M-1 Certificates representing $30,000,000 initial aggregate principal balance, (xii) one or more Class M-2 Certificates representing $32,500,000 initial aggregate principal balance and (xiii) one or more Class B-1 Certificates representing $22,500,000 initial aggregate principal balance, beneficial ownership of such Certificates to be held through Book-Entry Certificates in minimum dollar denominations of $1,000 and integral dollar multiples of $1,000 in excess thereof. The Class B-2 Certificates shall be evidenced by one or more definitive physical Class B-2 Certificates representing $5,000,000 initial principal balance. Each Class B-2 Certificate shall be in a minimum denomination of $500,000 principal balance and integral dollar multiples of $1,000 in excess thereof. One Class B-2 Certificate may be issued in another denomination (in excess of the minimum denomination) to accommodate the remainder of the Original Class B-2 Certificate Balance. The Class R Certificates shall be issuable in Percentage Interests.

                  The Certificates shall be authenticated by manual signature on behalf of the Trustee by a duly authorized Responsible Officer or authorized signatory at the written request of the Company. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless such Certificate has been authenticated by manual signature in accordance with this Section, and such signature upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication, except for those Certificates authenticated on the Closing Date, which shall be dated the Closing Date.


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

                  SECTION 9.02. Registration of Transfer and Exchange of Certificates.

                  (a) The Trustee shall keep at the office or agency to be maintained in accordance with Section 12.02 a "Certificate Register" in which the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee initially appoints itself to be the "Certificate Registrar" and transfer agent for the purpose of registering Certificates and transfers and exchanges of Certificates as provided herein. Promptly after the Closing Date the Trustee will give the Master Servicer, in writing, the names of all Class R Certificateholders and the Trustee will give the Master Servicer, prompt written notice of any change in the Class R Certificateholders. The Trustee will give prompt written notice to Certificateholders and the Master Servicer of any change in the Certificate Registrar.

                  (b) No transfer, sale, pledge or other disposition of any Class R Certificate or Class B-2 Certificate or any interest therein (including any transfer by a Certificateholder of any interest in a Book-Entry Certificate) shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act and effective registration or qualification under applicable state securities laws or is made in a transaction that does not require such registration or qualification. Until such time as the Class R Certificates or the Class B-2 Certificates shall be registered pursuant to a registration statement filed under the Securities Act, the Class R Certificates and the Class B-2 Certificates, respectively, shall bear a legend to the effect set forth in the preceding sentence.

                  In the event that registration of a transfer of a Class R Certificate or Class B-2 Certificate or any interest therein (including any transfer by a Certificateholder of any interest in a Book-Entry Certificate) is to be made in reliance upon the exemption from registration under the Securities Act contained in Rule 144A, such transfer shall be made only to a Qualified Institutional Buyer which is aware that the transfer of such Certificate is being made in reliance on Rule 144A and is acquiring such Certificate for its own account or for the account of a Qualified Institutional Buyer, as the case may be, and such transferee shall be deemed to have represented that the foregoing is true and correct and that such transferee understands that such Certificates have not been and will not be registered under the Securities Act and may not be reoffered, resold, pledged or otherwise transferred except (A) to a person who such transferee reasonably believes is a Qualified Institutional Buyer in a transaction meeting the requirements of Rule 144A and (B) in accordance with all applicable securities laws of the states of the United States.

                  In the event that registration of a transfer of a Class R Certificate or Class B-2 Certificate or any interest therein (including any transfer by a Certificateholder of any interest in a Book-Entry Certificate) is to be made in reliance upon an exemption from registration under the Securities Act (other than the exemption from registration contained in Rule 144A) and applicable state securities laws in order to assure compliance with the Securities Act, the transferor or the transferee shall deliver to the Trustee, the Company and the Master Servicer an Opinion of Counsel (which may be internal counsel) that such transfer may be made pursuant to an exemption from the Securities Act (other than the exemption from registration contained in Section 3(a)(2) thereof).


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

                  The Holder of a Class R Certificate or a Class B-2 Certificate desiring to effect a transfer of such Certificate shall, and does hereby agree to, indemnify the Trustee, the Company and the Master Servicer against any liability that may result if such transfer is not so exempt or is not made in accordance with such federal and state laws.

                  Neither the Master Servicer, the Company, the Certificate Registrar, the Paying Agent, the Seller nor the Trustee is obligated to register the Class R Certificates or the Class B-2 Certificates under the Securities Act or under any state securities laws.

                  Prospective transferors of Class R Certificates or Class B-2 Certificates (or Book-Entry Certificates), and prospective transferees of Certificates (or Book-Entry Certificates) that are Qualified Institutional Buyers buying Certificates in reliance upon Rule 144A may request from the Master Servicer information regarding the Trust and the Trust assets. Within five (5) Business Days of any such request, the Master Servicer shall deliver to any such prospective transferor or transferee (i) a copy of each Monthly Report delivered to Certificateholders since the first Distribution Date pursuant to
Section 6.05, (ii) information relating to the Seller, the Master Servicer, the Mortgage Loans and this Agreement substantially in the form of the Prospectus dated April 8, 1997 and the Prospectus Supplement relating to the Certificates, dated July 16, 1997 and (iii) such other information as may be required to comply with Rule 144A and any interpretation thereof.

                  (c) As a condition to the registration of any Transfer of any Class B-2 Certificate, the prospective transferee shall deliver to the Certificate Registrar and the Trustee a certificate substantially in the form attached hereto as Exhibit O (a "Class B-2 Certificate Transferee Letter") or shall supply other evidence to the same effect satisfactory to the Master Servicer.

                  (d) Each Person who has or who acquires any Ownership Interest in a Class R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably appointed the Master Servicer as its attorney-in-fact to negotiate the terms of any mandatory sale under clause (vi) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale, and the rights of each Person acquiring any Ownership Interest in a Class R Certificate are expressly subject to the following provisions:

                  (i) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall be a Permitted Transferee and shall promptly notify the Master Servicer of any change or impending change in its status as a Permitted Transferee.

                  (ii) No Ownership Interest in a Class R Certificate may be Transferred without the express written consent of the Master Servicer, and the Trustee shall not register the Transfer of any Class R Certificate without such consent with respect to any proposed Transfer. In connection with any proposed Transfer of any Ownership Interest in a Class R Certificate, the Master Servicer shall, as a condition to such consent, require delivery to it, form and substance satisfactory to it, and the proposed Transferee shall deliver to the Master Servicer, the following:

                           (A) an affidavit (a "Transfer Affidavit") of the
                  proposed Transferee, in the form attached as Exhibit L hereto, that it is not a "disqualified organization" within the meaning of Section 860E(e)(5) of the Code, and that the proposed Transferee is not acquiring its Ownership Interest in the Class R Certificate as a nominee, trustee or agent for, or for the benefit of, any Person who is not a Permitted Transferee; and

                           (B) an express agreement by the proposed Transferee
                  to be bound by and to abide by the provisions of this Section and the restrictions noted on the face of the Class R Certificates.

                  (iii) Notwithstanding the delivery of a Transfer Affidavit by a proposed Transferee under clause (ii) above, if the Master Servicer has actual knowledge that the Transfer Affidavit is false, no Transfer of an Ownership Interest in a Class R Certificate to such proposed Transferee shall be effected.

                  (iv) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall agree (A) to require a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest in a Class R Certificate and (B) not to Transfer its Ownership Interest in a Class R Certificate or to cause the Transfer of an Ownership Interest in a Class R Certificate to any other Person if it has actual knowledge that such Transfer Affidavit is false.

                  (v) Any attempted or purported Transfer of any Ownership Interest in a Class R Certificate in violation of the provisions of this Section shall be absolutely null and void and shall vest no rights in the purported Transferee. If any purported Transferee shall become a Holder of a Class R Certificate in violation of the provisions of this Section, then, upon discovery by or due notification of the Trustee that the registration of Transfer of such Class R Certificate was not in fact permitted by this Section, the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Class R Certificate. The Trustee shall be under no liability to any Person for any registration of transfer of a Class R Certificate that is in fact not permitted by this Section or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Transfer was registered with the express prior written consent of the Master Servicer. The Trustee shall be entitled but not obligated to recover from any Holder of a Class R Certificate that was in fact not a Permitted Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Class R Certificate at and after either such time. Any such payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Permitted Transferee of such Certificate.

                  (vi) If any purported Transferee shall become a Holder of a Class R Certificate in violation of the restrictions in this Section, then the Master Servicer shall have the right without notice to the Holder or any prior Holder of such Class R Certificate, to sell such Class R Certificate to a purchaser selected by the Master Servicer on such terms as the Master Servicer may choose. Such purchaser may be the Master Servicer itself or any Affiliate of the Master Servicer. The proceeds of such sale, net of commissions (which may include commissions payable to the Master Servicer or its Affiliates), expenses and taxes due, if any, will be remitted by the Master Servicer to the last preceding Permitted Transferee of such Class R Certificate, except that in the event that the Master Servicer determines that the Holder or any prior Holder of such Class R Certificate may be liable for any amount due under this Section or any other provision of this Agreement, the Master Servicer may withhold a corresponding amount from such remittance as security for such claim. The terms and conditions of any sale under this clause (vi) shall be determined in the sole discretion of the Master Servicer, and it shall not be liable to any Person having an Ownership Interest in a Class R Certificate as a result of its exercise of such discretion.

                  Upon notice to the Master Servicer that any legal or beneficial interest in any portion of a Class R Certificate has been transferred, either directly or indirectly to any person that is not a Permitted Transferee or an agent (including a broker, nominee, or middleman) of such Transferee in contravention of the foregoing restrictions, the Master Servicer agrees to furnish to the Internal Revenue Service and to the transferor of such Class R Certificate or such agent such information necessary to the application of Section 860E(e) of the Code as may be required by the Code or any regulations or administrative pronouncements thereunder, including but not limited to the present value of the total anticipated excess inclusions with respect to such Class R Certificate (or portion thereof) for periods after such transfer. At the election of the Master Servicer, the Master Servicer may charge a reasonable fee for computing and furnishing such information to the transferor or to such agent referred to above; however, the Master Servicer shall in no event be excused from furnishing such information to the Internal Revenue Service. The foregoing restrictions on transfer contained in this Section 9.02(d) shall cease to apply to Transfers occurring on or after the date on which there shall have been delivered to the Trustee, the Company and the Master Servicer, in form and substance satisfactory to the Master Servicer, an Opinion of Counsel that eliminating such restrictions will not cause the Trust REMIC to fail to qualify as a REMIC at any time while the Certificates are outstanding.

                  (e) At the option of a Certificateholder, Certificates may be exchanged for other Certificates of the same Class of authorized denominations of the same aggregate denomination, upon surrender of the Certificates to be exchanged at such office. Whenever any Certificates are so surrendered for exchange, the Company shall execute and deliver, and the Trustee shall authenticate, the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall be duly endorsed by, or shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder thereof or his or her attorney duly authorized in writing.

                  (f) Except as provided in paragraph (g) below the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times:

(i) registration of the Offered Certificates may not be transferred by the Trustee except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificateholders and with respect to ownership and transfers of such Offered Certificates; (iii) ownership and transfers of registration of the Offered Certificates on the books of the Depository shall be governed by applicable rules established by the Depository;
(iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Trustee shall deal with the Depository, Depository Participants and indirect participating firms as representatives of the Certificateholders of the Offered Certificates for purposes of exercising the rights of Holders under this Agreement, and requests and directions for and votes of such representatives shall not be deemed to be inconsistent if they are made with respect to different Certificateholders; and
(vi) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and persons shown on the books of such indirect participating firms as direct or indirect Certificateholders.

                  All transfers by Certificateholders of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificateholder. Each Depository Participant shall only transfer Book-Entry Certificates of Certificates Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

                  (g) If (x)(i) the Company or the Depository advises the Trustee in writing that the Depository is no longer willing or able properly to discharge its responsibilities as Depository, and (ii) the Trustee or the Company is unable to locate a qualified successor, or (y) the Company at its sole option advises the Trustee in writing that it elects to terminate the book-entry system through the Depository, the Trustee shall notify all Certificateholders, through the Depository, of the occurrence of any such event and of the availability of definitive, fully registered Offered Certificates (the "Definitive Certificates") to Certificateholders requesting the same. Upon surrender to the Trustee of the Offered Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Trustee shall issue the Definitive Certificates. Neither the Company nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates and the Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

                  (h) On or prior to the Closing Date, there shall be delivered to the Depository one Class A-1 Certificate, one Class A-2 Certificate, one Class A-3 Certificate, one Class A-4 Certificate, one Class A-5 Certificate, one Class A-6 Certificate, one Class A-7 Certificate, one Class A-8 Certificate, one Class A-9 Certificate, one Class M-1 Certificate, one Class M-2 Certificate, and one Class B-1 Certificate, each in registered form registered in the name of the Depository's nominee, Cede & Co., the total face amount of which represents 100% of the Original Class A-1 Certificate Balance, the Original Class A-2 Certificate Balance, the Original


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

Class A-3 Certificate Balance, the Original Class A-4 Certificate Balance, the Original Class A-5 Certificate Balance, the Original Class A-6 Certificate Balance, the Original Class A-7 Certificate Balance, the Original Class A-8 Certificate Balance, the Original Class A-9 Certificate Balance, the Original Class M-1 Certificate Balance, the Original Class M-2 Certificate Balance, and the Original Class B-1 Principal Balance, respectively. If, however, the aggregate principal amount of a Class of Offered Certificates exceeds $200,000,000, one Offered Certificate will be issued with respect to each $200,000,000 of principal amount and an additional Certificate of such Class or Classes will be issued with respect to any remaining principal amount. Each such Offered Certificate registered in the name of the Depository's nominee shall bear the following legend:

                  "Unless this Certificate is presented by an authorized representative of The Depository Trust Company to the Trustee or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of the Depository Trust Company), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein."

                  (i) No Subordinate Certificate or any interest therein may be acquired by or for the account of (i) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA,
(ii) a plan described in Section 4975(e)(1) of ERISA or (iii) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity (other than an insurance company purchasing such Certificates for its general account) (each a "Plan"). By accepting and holding a Subordinate Certificate (other than a Class B-2 Certificate), the Holder thereof and the Subordinate Certificateholder shall be deemed to have represented and warranted that it is not a Plan and not subject to the foregoing limitation. No transfer of a Class B-2 Certificate may be made unless the Certificate Registrar shall have received from the prospective transferee of such Class B-2 Certificate a representation that such transferee is not a Plan; provided, however, if such prospective transferee is an insurance company, the sole representation shall be that the source of the funds is an "insurance company general account," as defined in Section V(e) of Prohibited Transaction Exemption ("PTE") 95-60 and, in accordance with Section I(a) of PTE 95-60, there is no plan, treating as a single plan all plans maintained by the same employer or employee organization, with respect to which the amount of the reserves and liabilities for all general account contracts held by or on behalf of such plan exceed ten percent (10%) of the total reserves and liabilities of such general account (exclusive of separate account liabilities) plus surplus.

                  SECTION 9.03. No Charge; Disposition of Void Certificates.

                  No service charge shall be made to a Certificateholder for any transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates. All Certificates surrendered for transfer and exchange shall be disposed of in a manner approved by the Trustee.

                  SECTION 9.04. Mutilated, Destroyed, Lost or Stolen
Certificates.

                  If (a) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (b) there is delivered to the Certificate Registrar and the Trustee such security or indemnity as may be required by each to save each of them harmless, then in the absence of notice to the Certificate Registrar or the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall authenticate, and the Company shall execute and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new


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

Certificate of the same Class and same denomination. Upon the issuance of any new Certificate under this Section 9.04, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. Any duplicate Certificate issued pursuant to this Section 9.04 shall constitute complete and indefeasible evidence of ownership of the Percentage Interest evidenced thereby, as if originally issued, whether or not the destroyed, lost or stolen Certificate shall be found at any time.

                  SECTION 9.05.  Persons Deemed Owners.

                  Prior to due presentation of a Certificate for registration of transfer, the Master Servicer, the Company, the Trustee, the Paying Agent and the Certificate Registrar may treat the person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving remittances pursuant to Section 8.01 and for all other purposes whatsoever, and none of the Master Servicer, the Company, the Trustee, the Certificate Registrar, the Paying Agent or any agent of the Master Servicer, the Company, the Trustee, the Paying Agent or the Certificate Registrar shall be affected by notice to the contrary.

                  SECTION 9.06. Access to List of Certificateholders' Names and Addresses.

                  The Certificate Registrar will furnish to the Trustee, the Master Servicer and the Company within five Business Days after receipt by the Certificate Registrar of a request therefor from the Trustee, the Master Servicer or the Company, in writing, a list, in such form as the Trustee, the Master Servicer or the Company may reasonably require, of the names and addresses of the Certificateholders as of the most recent Record Date. If Holders of Certificates evidencing, as to any Class, Percentage Interests aggregating 25% or more (hereinafter referred to as "Applicants") apply in writing to the Trustee, and such application states that the Applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such Applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, afford such Applicants access during normal business hours to the most recent list of Certificateholders held by the Trustee. If such list is as of a date more than ninety (90) days prior to the date of receipt of such Applicants' request, the Trustee shall promptly request from the Certificate Registrar a current list as provided above, and shall afford such Applicants access to such list promptly upon receipt. Every Certificateholder, by receiving and holding a Certificate, agrees with the Certificate Registrar and the Trustee that none of the Company, the Master Servicer, the Certificate Registrar or the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was derived.

                  SECTION 9.07.  Authenticating Agents.

                  The Trustee may appoint one or more Authenticating Agents with power to act on its behalf and subject to its direction in the authentication of the Certificates. For all purposes of this Agreement, the authentication of Certificates by the Authenticating Agent pursuant to this Section shall be deemed to be the authentication of Certificates "by the Trustee".


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

                                   ARTICLE X

                                  INDEMNITIES

                  SECTION 10.01.  Liabilities to Mortgagors.

                  No liability to any Mortgagor under any of the Mortgage Loans arising out of any act or omission to act of the Master Servicer in servicing the Mortgage Loans prior to the Closing Date is intended to be assumed by the Company, the Trust, the Trustee or the Certificateholders under or as a result of this Agreement and the transactions contemplated hereby and, to the maximum extent permitted and valid under mandatory provisions of law, the Company, the Trust, the Trustee and the Certificateholders expressly disclaim such assumption.

                  SECTION 10.02.  Tax Indemnification.

                  CIT Consumer Finance will pay, and shall indemnify, defend, and hold harmless the Trustee, the Trust, and the Certificateholders from and against, any taxes that may at any time be asserted with respect to, and as of the date of, the transfer of the Mortgage Loans to the Trust, including, without limitation, any sales, gross receipts, personal or real property, privilege or license taxes (but not including any federal, state or other taxes arising out of the creation of the Trust and the issuance of the Certificates or distributions with respect thereto) and costs, expenses and reasonable counsel fees in defending against the same.

                  SECTION 10.03.  Master Servicer's Indemnities.

                  The Master Servicer will indemnify, defend, and hold harmless the Trustee, the custodian, the Paying Agent, the Trust, and the Certificateholders from and against any and all costs, expenses, losses, claims, damages, and liabilities to the extent that such cost, expense, loss, claim, damage, or liability arose out of, or was imposed upon such Persons, through the willful misfeasance, negligence, or bad faith of the Master Servicer in the performance of its duties under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement.

                  The Master Servicer will indemnify, defend, and hold harmless from and against, and pay to the Trustee all costs, expenses, losses, claims, damages, and liabilities arising out of or incurred in connection with the acceptance or performance of the trusts and duties contained in this Agreement in accordance with the terms and conditions therein, except to the extent that such cost, expense, loss, claim, damage or liability: (a) shall be due to the willful misfeasance, gross negligence or bad faith of the Trustee; (b) relates to any tax other than the taxes with respect to which the Master Servicer shall be required to indemnify the Trustee pursuant to this Agreement; (c) shall arise from the Trustee's breach of any of its representations or warranties set forth in this Agreement; (d) shall be one as to which the Company is required to indemnify the Trustee or (e) shall arise out of or be incurred in connection with the acceptance or performance by the Trustee of the duties of successor Master Servicer hereunder.


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

                  SECTION 10.04.  Operation of Indemnities.

                  The indemnification provided under this Article shall include reasonable fees and expenses of counsel, provided that the Master Servicer shall only be required to pay the fees and expenses of one counsel, appointed by the Master Servicer and reasonably satisfactory to the indemnitee, in any single litigation (or related proceedings) for all indemnitees; provided, however, if in the written opinion of counsel reasonably satisfactory to the Master Servicer, the interests of the Master Servicer and the Trustee conflict such that the Master Servicer and the Trustee may not both be represented by such counsel, upon ten days prior written notice to the Master Servicer, the Trustee may hire one other counsel, and the indemnification herein shall also include the reasonable fees and expenses of such other counsel. If the Master Servicer or the Company shall have made any indemnity payments pursuant to this Agreement and the recipient thereafter collects any of such amounts from others, the recipient will promptly repay such amounts to the Master Servicer and/or the Company, without interest. The indemnities under this Agreement shall survive the resignation or removal of the Trustee, or the termination of this Agreement.


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

                                   ARTICLE XI

                                  THE TRUSTEE

                  SECTION 11.01.  Duties of Trustee.

                  The Trustee, prior to the occurrence of an Event of Termination and after the curing of all Events of Termination which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Termination has occurred (which has not been cured), the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

                  The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform as to form to the requirements of this Agreement.

                  Subject to Section 11.03, no provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

                  (a) Prior to the occurrence of an Event of Termination, and after the curing of all such Events of Termination which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

                  (b) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

                  (c) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders of 25% or more of the Certificates relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; and

                  (d) The Trustee shall not be charged with knowledge of any event referred to in Section 7.01 unless a Responsible Officer of the Trustee at the Corporate Trust Office obtains actual knowledge of such event or fact or the Trustee receives written notice of such event or fact from the Master Servicer or the Holders of 25% or more of the Certificates.


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

                  The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. None of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of CIT Consumer Finance, the Company or the Master Servicer under this Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Master Servicer in accordance with the terms of this Agreement.

                  SECTION 11.02.  Certain Matters Affecting the Trustee.

                  Except as otherwise provided in Section 11.01:

                  (a) The Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of a Servicing Officer, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (b) The Trustee may consult with counsel and any opinion of any counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such opinion of counsel;

                  (c) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; provided, however, that nothing contained herein shall relieve the Trustee of the obligations, upon the occurrence of an Event of Termination (which has not been cured), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

                  (d) Prior to the occurrence of an Event of Termination and after the curing of all Events of Termination which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders of 25% or more of the Certificates; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such cost, expense or liability as a condition to so proceeding. The reasonable expense of every such examination shall be paid


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

by the Master Servicer or, if paid by the Trustee, shall be reimbursed by the Master Servicer upon demand; and

                  (e) The Trustee may execute any of the trusts or powers hereunder or perform by duties hereunder either directly or by or through agents or attorneys and shall not be liable for any acts or omissions of such agents or attorneys if appointed by its with due care hereunder.

                  SECTION 11.03. Trustee Not Liable for Certificates or Mortgage Loans.

                  The Trustee assumes no responsibility for the correctness of the recitals contained herein or in the Certificates (other than the Trustee's authentication thereof). The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates (other than its authentication or execution thereof) or of any Mortgage Loan, File or related document. The Trustee shall not be accountable for the use or application by the Master Servicer or the Company of funds paid to CIT Consumer Finance in consideration of conveyance of the Mortgage Loans to the Company by CIT Consumer Finance or deposited in or withdrawn from the Certificate Account by the Master Servicer.

                  SECTION 11.04. Rights of Certificateholders to Direct Trustee and to Waive Events of Termination.

                  Holders of the Offered Certificates and Class B-2 Certificates evidencing Percentage Interests aggregating 25% or more shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee; provided, however, that, subject to Section 11.01, the Trustee shall have the right to decline to follow any such direction if the Trustee being advised by counsel determines that the action so directed may not lawfully be taken, or if the Trustee in good faith shall, by a Responsible Officer or Officers of the Trustee, determine that the proceedings so directed would be illegal or involve it in personal liability or be unduly prejudicial to the rights of Certificateholders not parties to such direction; provided further that nothing in this Agreement shall impair the right of the Trustee to take any action deemed proper by the Trustee and which is not inconsistent with such direction by the Certificateholders; and provided further that the Trustee shall instead follow the directions of the Holders of the Offered Certificates and Class B-2 Certificates evidencing Percentage Interests aggregating 51% or more whenever it receives conflicting directions from the Certificateholders. Holders of the Offered Certificates and Class B-2 Certificates evidencing Percentage Interests aggregating 51% or more may on behalf of Certificateholders waive any past Event of Termination hereunder and its consequences, except a default in respect of a covenant or provision hereof which under Section 12.07 cannot be modified or amended without the consent of all Certificateholders, and upon any such waiver, such Event of Termination shall cease to exist and shall be deemed to have been cured for every purpose of this Agreement; but no such waiver shall extend to any subsequent or other Event of Termination or impair any right consequent thereon.


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

                  SECTION 11.05. Master Servicer to Pay Trustee's Fees and Expenses.

                  The Master Servicer agrees:

                  (a) that the Master Servicer shall pay to the Trustee reasonable compensation on each Distribution Date for all services rendered by it hereunder (which compensation is set forth in a prior agreement between the Master Servicer and the Trustee which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

                  (b) except as otherwise expressly provided herein, that the Master Servicer shall reimburse the Trustee on each Distribution Date, to the extent requested by the Trustee, for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of it agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

                  (c) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the Trust and its duties hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of the Trustee's powers or duties hereunder.

                  The covenants in this Section 11.05 shall be for the benefit of the Trustee in its capacities as Trustee, Paying Agent, custodian and Certificate Registrar hereunder, and shall survive the termination of this Agreement.

                  SECTION 11.06. Eligibility Requirements for Trustee.

                  The Trustee hereunder shall at all times be a corporation or a national banking association having its principal office in a state and city acceptable to the Company and organized and doing business under the laws of the United States of America or any State, authorized under such laws to exercise corporate trust powers, and shall have a combined capital and surplus of at least $50,000,000 or shall be a member of a bank holding system the aggregate combined capital and surplus of which is $50,000,000 and the Trustee shall be subject to supervision and examination by a federal or state authority having jurisdiction over depositary institutions. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of a supervising or examining authority, then for the purposes of this Section 11.06, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In addition, the Trustee shall at all times have a long-term deposit rating of at least Baa3 and BBB, by Moody's and Standard & Poor's, respectively, or a short-term debt rating of at least P-3 and A-


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

3 by Moody's and Standard & Poor's, respectively, or as such Rating Agency shall otherwise deem acceptable. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 11.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 11.07.

                  SECTION 11.07. Resignation or Removal of Trustee.

                  The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Master Servicer, the Company and the Rating Agencies. Upon receiving such notice of resignation, the Company shall promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to each of the Master Servicer and the Company and one copy to the successor Trustee. If no successor Trustee shall have been so appointed and shall have accepted appointment within thirty (30) days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  If, at any time, the Trustee shall cease to be eligible in accordance with the provisions of Section 11.06 and shall fail to resign after written request therefor by the Company, or if at any time the Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Company may remove the Trustee. If the Company shall have removed the Trustee under the authority of the immediately preceding sentence, the Company shall promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor Trustee. Upon appointment of any successor Trustee, the Trustee being replaced shall change the name of the Certificate Account to the name of such successor Trustee.

                  Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 11.07 shall not become effective until acceptance of appointment by the successor Trustee as provided in Section 11.08.

                  SECTION 11.08.  Successor Trustee.

                  Any successor Trustee appointed as provided in Section 11.07 shall execute, acknowledge and deliver to the Master Servicer, the Company and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee. The Master Servicer, the Company and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations.


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                  No successor Trustee shall accept appointment as provided in this Section 11.08 unless at the time of such acceptance such successor Trustee shall be eligible under the provisions of Section 11.06.

                  Upon acceptance of appointment by a successor Trustee as provided in this Section 11.08, the Master Servicer shall cause notice of the succession of such Trustee hereunder to be mailed to each Certificateholder at their addresses as shown in the Certificate Register. If the Master Servicer fails to mail such notice within ten days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Master Servicer.

                  SECTION 11.09.  Merger or Consolidation of Trustee.

                  Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to the corporate trustee business of the Trustee, shall be the successor of the Trustee hereunder, provided such Person shall be eligible under the provisions of Section 11.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

                  SECTION 11.10.  [Reserved].

                  SECTION 11.11.  Separate Trustees and Co-Trustees.

                  The Company shall have the power from time to time to appoint one or more persons or corporations to act either as co-trustees jointly with the Trustee, or as separate trustees, or as custodians, for the purpose of conforming to any legal requirement, restriction or condition (i) with respect to the holding of the Mortgage Loans or the Files or (ii) with respect to the enforcement of a Mortgage Loan in any state in which a Mortgaged Property is located or in any state in which any portion of the Trust is located. The separate trustees, co-trustees, or custodians so appointed shall be trustees or custodians for the benefit of all Certificateholders and shall, subject to the provisions of the following paragraph, have such power, rights and remedies as shall be specified in the instrument of appointment; provided, however, that no such appointment shall, or shall be deemed to, constitute the appointee an agent of the Trustee.

                  Every separate trustee, co-trustee and custodian shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                  (a) all powers, duties, obligations and rights conferred upon the Trustee in respect of the receipt, custody and payment of moneys shall be exercised solely by the Trustee;

                  (b) all other rights, powers, duties and obligations conferred or imposed upon the Trustee, to the extent also imposed upon such separate trustees, co-trustees or custodians, shall be conferred or imposed upon and exercised or performed by the Trustee


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

         and such separate trustee, co-trustee, or custodian jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including holding of the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee, co-trustee, or custodian;

                  (c) no separate trustee, co-trustee or custodian hereunder shall be personally liable by reason of any act or omission of any other separate trustee, co-trustee or custodian hereunder; and

                  (d) the Company may at any time accept the resignation of or remove any separate trustee, co-trustee or custodian, so appointed by it.

                  If any separate trustee, co-trustee or custodian shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee or custodian. The reasonable fees and expenses of any such separate trustee, co-trustee or custodian shall be treated as additional fees and expenses of the Trustee subject to Section 11.05 and payable by the Master Servicer if and only to the extent the Master Servicer shall have consented in writing to his or its appointment, which consent shall not be unnecessarily withheld.

                  SECTION 11.12.  Trustee May Own Certificates.

                  The Trustee in its individual or other capacity may become the owner or pledgee of Certificates representing less than all the beneficial interest in the Trust with the same rights as it would have if it were not Trustee.

                  SECTION 11.13.  Agents of Trustee.

                  To the extent not prohibited by law and not inconsistent with the terms of this Agreement (including, without limitation, Section 11.11), the Trustee may, with the prior consent of the Company, appoint one or more agents to carry out ministerial matters on behalf of the Trustee under this Agreement.


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                                  ARTICLE XII

                                 MISCELLANEOUS

                  SECTION 12.01.  Master Servicer Not To Resign.

                  The Master Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that the performance of its duties hereunder is no longer permissible under this Agreement or applicable law. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel for the Master Servicer to such effect delivered to the Trustee. No such resignation shall become effective until the Trustee or a successor Master Servicer shall have assumed the responsibilities and obligations of the Master Servicer in accordance with
Section 7.03.

                  SECTION 12.02.  Maintenance of Office or Agency.

                  The Trustee will maintain, at its own expense, an office in New York City. Such offices are currently located at 101 Barclay Street, New York, NY 10286. The Trustee will give prompt written notice to Certificateholders of any change in the location of the Certificate Register or any such office or agency.

                  SECTION 12.03.  Termination.

                  (a) Subject to the other provisions of this Section, the respective obligations and responsibilities of the Company, the Master Servicer and the Trustee created hereby (other than the obligation of the Trustee to make certain payments after the Final Distribution Date to Certificateholders and the obligation of the Master Servicer to send certain notices as hereinafter set forth) shall terminate upon the last action required to be taken by the Trustee on the Distribution Date pursuant to this Section 12.03 following the earlier of: (i) the purchase by the Company or the Master Servicer on any Distribution Date of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust pursuant to Section 8.03(a)(i), (ii) the sale by the Trustee on any Distribution Date of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trustee pursuant to Section 8.03(a)(ii) or (iii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust or the disposition of all property acquired upon repossession of any Mortgaged Property; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

                  (b) Notice of any termination, specifying the Final Distribution Date (which shall be a date that would otherwise be a Distribution
Date) upon which the Certificateholders may surrender their Certificates to the Trustee for payment of the final distribution and cancellation, shall be given promptly by the Master Servicer (if the Company or the Master Servicer is exercising its right to purchase the assets of the Trust) or by the Trustee (in any other case) by letter to Certificateholders mailed out not earlier than the 15th day and not later than the


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

25th day of the month (or, in the case of final payment of liquidation of the last Mortgage Loan remaining in the Trust, as promptly as practicable after receipt of such final payment or liquidation) next preceding the month of such final distribution specifying (i) the Final Distribution Date upon which final payment of the Certificates will be made upon presentation and surrender of the Certificates at the office or agency of the Trustee therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office or agency of the Trustee herein specified. Such notice shall provide that, in addition to any other office or agency of the Trustee designated therein, the presentation and surrender of Certificates as aforesaid may occur at an office or agency of the Trustee in New York City specified therein. If the Master Servicer is obligated to give notice to Certificateholders as aforesaid, it shall give such notice to the Trustee, the Certificate Registrar and to the Rating Agencies at the time such notice is given to Certificateholders. In the event such notice is given by the Master Servicer, the Company or the Master Servicer shall deposit in the Certificate Account on or before the Final Distribution Date in immediately available funds an amount equal to the purchase price for the assets of the Trust computed as above provided.

                  (c) Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed, in accordance with written instructions from the Master Servicer, in the following order of priority, to Certificateholders on the final Distribution Date in proportion to their respective Percentage Interests an amount equal to (i) as to the Class A Certificates, the Class A Certificate Balance, together with any unpaid interest at the related Pass-Through Rate and interest for the related Accrual Period at the related Pass-Through Rate, (ii) as to the Class M-1 Certificates, the Class M-1 Certificate Balance, together with any unpaid interest at the related Pass-Through Rate and interest for the related Accrual Period at the related Pass-Through Rate, (iii) as to the Class M-2 Certificates, the Class M-2 Certificate Balance, together with any unpaid interest at the related Pass-Through Rate and interest for the related Accrual Period at the related Pass-Through Rate, (iv) as to the Class B-1 Certificates, the Class B-1 Certificate Balance, together with any unpaid interest at the related Pass-Through Rate and interest for the related Accrual Period at the related Pass-Through Rate, (v) as to the Class B-2 Certificates, the Class B-2 Certificate Balance, together with any unpaid interest at the related Pass-Through Rate and interest for the related Accrual Period at the related Pass-Through Rate and (vi) as to the Class R Certificates, the amount which remains on deposit in the Certificate Account (other than amounts retained to meet claims) after application pursuant to clauses (i)-(v) above.

                  (d) In the event that all of the Certificateholders shall not surrender their Certificates for final payment and cancellation on or before the Final Distribution Date, the Trustee shall on such date cause all funds in the Certificate Account not distributed in final distribution to Certificateholders to be withdrawn therefrom and credited to the remaining Certificateholders by depositing such funds in a separate escrow account for the benefit of such Certificateholders, and the Master Servicer (if the Company or the Master Servicer exercised its right to purchase the assets of the Trust) or the Trustee (in any other case) shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If, within one year after the second notice, all the Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take


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

appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds on deposit in such escrow account.

                  (e) Upon any termination pursuant to this Section, the Trust shall be terminated in accordance with the following additional requirements, unless the Trustee has received an Opinion of Counsel to the effect that the failure of the Trust to comply with the requirements of this Section will not
(i) result in the imposition of taxes on "prohibited transactions" of the Trust as described in Section 860F of the Code, or (ii) cause the Trust REMIC to fail to qualify as a REMIC at any time that any Senior Certificates, Class A-5 Certificates or Class B Certificates are outstanding:

                  (i) Within ninety (90) days prior to the Final Distribution Date set forth in the notice given by the Master Servicer or the Trustee under this Section, the Holders of 100% of the aggregate Percentage Interests evidenced by the Class R Certificates shall adopt a plan of complete liquidation of the Trust; and

                  (ii) At or after the time of adoption of such a plan of complete liquidation and at or prior to the Final Distribution Date, the Master Servicer as agent of the Trustee shall sell all of the assets of the Trust to the Company or the Master Servicer as the case may be, for cash.

                  By their acceptance of the Class R Certificates, the Holders thereof hereby agree to adopt such a plan of complete liquidation upon the written request of the Master Servicer or the Company and to take such other action in connection therewith as may be reasonably requested by CIT Consumer Finance.

                  SECTION 12.04.  Acts of Certificateholders.

                  (a) Except as otherwise specifically provided herein, whenever Certificateholder approval, authorization, direction, notice, consent, waiver, or other action is required hereunder, such approval, authorization, direction, notice, consent, waiver or other action shall be deemed to have been given or taken on behalf of, and shall be binding upon, all Certificateholders if agreed to by Holders of Certificates of the specified Class or Classes evidencing, as to each such Class, Percentage Interests aggregating 51% or more.

                  (b) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by agent duly appointed in writing; and except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where required, to the Master Servicer. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and (subject to Section 11.01) conclusive in favor of the Trustee, the Master Servicer and the Company if made in the manner provided in this Section.


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

                  (c) The fact and date of the execution by any Certificateholder of any such instrument or writing may be proved in any reasonable manner which the Trustee deems sufficient.

                  (d) The ownership of Certificates shall be proved by the Certificate Register.

                  (e) Any request, demand, authorization, direction, notice, consent, waiver or other act by a Certificateholder shall bind every Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, or omitted to be done by the Trustee, the Master Servicer or the Company in reliance thereon, whether or not notation of such action is made upon such security.

                  (f) The Trustee may require such additional proof of any matter referred to in this Section as it shall deem necessary.

                  SECTION 12.05.  Calculations.

                  Except as otherwise provided in this Agreement, all interest rate and basis point calculations under this Agreement will be made on the basis of a 360-day year consisting of twelve thirty-day months and will be carried out to at least three decimal places.

                  SECTION 12.06. Assignment or Delegation by the Master Servicer; Merger or Consolidation of the Company, CIT Consumer Finance or the Master Servicer.

                  Except as specifically authorized hereunder, and except for its obligations as Master Servicer, in respect of which a transfer thereof is dealt with under Article VII, the Master Servicer may not assign or delegate any of its rights or obligations hereunder, except its right to receive any fees pursuant to this Agreement, absent the prior written consent of Holders of Certificates of each Class evidencing, as to each such Class, Percentage Interests aggregating 66-1/2% or more, and any attempt to do so without such consent shall be void. Notwithstanding the foregoing, CIT Consumer Finance may not delegate its obligation to repurchase Mortgage Loans under Section 3.05 or 4.03.

                  Notwithstanding the foregoing, any person into which the Company, CIT Consumer Finance or the Master Servicer may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Company, CIT Consumer Finance or the Master Servicer shall be a party, or any Person succeeding to the business of the Company, CIT Consumer Finance or the Master Servicer, shall be the successor of the Company, CIT Consumer Finance or the Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Master Servicer shall satisfy the criteria set forth in the definition of an Eligible Master Servicer. Each of CIT Consumer Finance, the Company and the Master Servicer shall promptly notify the Rating Agencies of any such merger to which it is a party.


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

                  Neither the Company nor the Master Servicer, nor any of the directors, officers, employees or agents of the Company or the Master Servicer, shall be under any liability to the Trustee or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Company, the Master Servicer or any such person against any breach of warranties or representations made herein, or failure to perform its or his obligations in compliance with any standard of care set forth in this Agreement, or any liability which otherwise would be imposed by reason of any breach of the terms and conditions of this Agreement. The Company, the Master Servicer and any director, officer, employee or agent of the Company may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. Neither the Company nor the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal action, which arises under this Agreement and which in its opinion may involve it in any expenses or liability; provided, however, that the Company or the Master Servicer may in its discretion undertake any such action which it may deem necessary or desirable to in respect of this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders thereunder and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities payable from the Certificate Account and the Company and the Master Servicer shall be entitled to be reimbursed therefor out of the Certificate Account.

                  SECTION 12.07.  Amendment.

                  (a) This Agreement may be amended from time to time by agreement of the Trustee, the Company, and the Master Servicer at any time, without the consent of any of the Certificateholders, (i) to cure any ambiguity,
(ii) to correct or supplement any provisions herein which may be inconsistent with any other provisions herein, (iii) to add to the duties of a Seller, Trustee or the Master Servicer, (iv) to make such changes as are necessary to maintain the status of the Trust as a REMIC; provided that the Trustee has received an Opinion of Counsel to the effect that such action is necessary or helpful to maintain such qualification, (v) to add or amend any provisions as required by Moody's, Standard & Poor's or any other NRSRO in order to maintain or improve any rating of the Certificates (it being understood that, after the rating required by Section 2.02 hereof has been obtained, neither the Trustee, the Company nor CIT Consumer Finance is obligated to maintain or improve such rating), or (vi) to add any other provisions or make any other revisions not inconsistent with any other provision herein upon receipt of an Opinion of Counsel to the Master Servicer addressed to the Trustee that such amendment will not adversely affect in any material respect the interests of any Certificateholder (including, without limitation, the maintenance of the status of the Trust as a REMIC under the Code and under relevant state and local law).

                  (b) This Agreement may also be amended from time to time by the Company, the Master Servicer and the Trustee, with the consent of Holders of Certificates of each Class affected thereby evidencing, as to each such Class, Percentage Interests aggregating 51% or more, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the

Certificateholders; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments on any Certificate without the consent of the Holder of each Certificate affected thereby, (ii) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the Holders of all Certificates then outstanding, (iii) result in the disqualification of the Trust REMIC as a REMIC under the Code,
(iv) adversely affect the status of the Trust as a REMIC or the status of the Certificates as "regular interests" therein, (v) cause any tax (other than any tax imposed on "net income from foreclosure property" under Section 860G(c)(1) of the Code that would be imposed without regard to such amendment) to be imposed on the Trust, including, without limitation, any tax imposed on "prohibited transactions" under Section 860G(d)(1) of the Code, or (vi) adversely affect in any material respect the interest of the Class R Certificateholders without the unanimous consent of the Class R Certificateholders.

                  (c) This Agreement may also be amended from time to time, without the consent of any of the Certificateholders, by the Company, the Master Servicer and the Trustee to modify, eliminate or add to the provisions of this Agreement to such extent as shall be necessary to (i) maintain the qualification of the Trust REMIC as a REMIC under the Code and under relevant state and local law or avoid, or reduce the risk of, the imposition of any tax on the Trust under the Code that would be a claim against the Trust assets, provided that (A) there shall have been delivered an Opinion of Counsel addressed to the Trustee to the effect that such action is necessary to maintain such qualification or avoid any such tax or reduce the risk of its imposition and (B) such amendment shall not have any of the effects described in the proviso to Section 12.07(a), or (ii) prevent the Trust from entering into any "prohibited transaction" as defined in Section 860F of the Code, provided that such amendment shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder (including, without limitation, the maintenance of the Trust REMIC as a REMIC under the Code and under relevant state and local law).

                  (d) This Agreement shall not be amended under this section without the consent of all of the Certificateholders if such amendment would result in the disqualification of the Trust REMIC as a REMIC under the Code or relevant state and local law.

                  (e) Promptly after the execution of any amendment or consent pursuant to this Section, the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder (but only if such amendment is pursuant to Section 12.07(b) and affects the Class of Certificates held by such Certificateholder) and, in all cases, to the Rating Agencies (which shall be furnished no later than 5 days after the execution and delivery thereof), which notification will be prepared by the Master Servicer and delivered to the Trustee.

                  (f) It shall not be necessary for the consent of Certificateholders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe.

                  (g) The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's own rights, duties or immunities under this Agreement or otherwise.

                  (h) In connection with any amendment pursuant to this Section, the Trustee shall be entitled to receive an Opinion of Counsel to the Master Servicer to the effect that such amendment is authorized or permitted by the Agreement.

                  (i) Upon the execution of any amendment or consent pursuant to this Section, this Agreement shall be modified in accordance therewith, and such amendment or consent shall form a part of this Agreement for all purposes, and every Holder of Certificates theretofore or thereafter issued hereunder shall be bound thereby.

                  SECTION 12.08.  Contribution of Assets.

                  Following the Closing Date, the Trustee shall not accept any contribution of additional assets to the Trust unless the Trustee has received an Opinion of Counsel addressed to the Trustee to the effect that (i) the contribution of such assets into the Trust will not cause the Trust REMIC to fail to qualify as a REMIC under the Code and under the relevant state and local law and (ii) such contribution will not cause the imposition of a tax on "prohibited transactions" (as defined in Section 860F of the Code or under similar provisions under the relevant state and local law) or on contributions to the Trust after the "start-up day" (as defined in Section 860G of the Code or under similar provisions under the relevant state and local law) with respect thereto.

                  SECTION 12.09.  Notices.

                  All communications, instructions, directions and notices pursuant hereto to the Company, the Master Servicer and the Trustee and the Rating Agencies shall be in writing and delivered or mailed to it at the appropriate following address:

                  If to the Company:

                  The CIT Group Securitization Corporation III
                  650 CIT Drive
                  Livingston, New Jersey  07039
                  Attention:  President

                  If to the Master Servicer:

                  The CIT Group/Consumer Finance, Inc.
                  650 CIT Drive
                  Livingston, New Jersey  07039
                  Attention:  President

                  If to the Trustee or the Paying Agent:

                  The Bank of New York
                  101 Barclay Street, 12 East
                  New York, New York  10286
                  Attention:  Mortgage Backed Securities

                  If to Moody's:

                  Moody's Investors Service, Inc.
                  95 Church Street
                  New York, New York  10007
                  Attention:

                  If to Standard & Poor's:

                  Standard and Poor's Structured Ratings Group
                  25 Broadway
                  New York, New York  10004
                  Attention  ABS Group/Market Surveillance

or at such other address as the party may designate by notice to the other parties hereto, which notice shall be effective when received.

                  All communications and notices pursuant hereto to a Certificateholder shall be in writing and delivered or mailed at the address shown in the Certificate Register.

                  SECTION 12.10.  Merger and Integration.

                  Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived, or supplemented except as provided herein.

                  SECTION 12.11.  Reliance on Credit.

                  The parties hereto acknowledge that, with respect to receiving payments on the Certificates, the Certificateholders are relying on the Mortgagors to make payments on the Mortgage Loans and not on the creditworthiness of the Company, CIT Consumer Finance, Holdings or any of their respective affiliates. The parties hereto further acknowledge that the transfer of any Mortgage Loans by CIT Consumer Finance to the Company or by the Company to the Trust is intended to be a true sale of such Mortgage Loans, and not a financing, such that creditors of CIT Consumer Finance and the Company are intended to have no further claim to the Mortgage Loans or any payments made thereon as a source of repayment of any indebtedness of CIT Consumer Finance or the Company to such creditors.

                  SECTION 12.12.  No Bankruptcy Petition.

                  Each of CIT Consumer Finance, the Trustee and the Master Servicer agrees that, prior to the date which is one year and one day after the payment in full of the Offered Certificates and Class B-2 Certificates it will not institute against, or join any other person in instituting against, the Company or the Trust any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any Federal or state bankruptcy or similar law.

                  SECTION 12.13.  Headings.

                  The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

                  SECTION 12.14.  Governing Law.

                  This Agreement shall be governed by, and construed and enforced in accordance with the laws of the State of New York, without regard to its conflict-of-laws provisions.

                  SECTION 12.15.  Counterparts.

                  This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

                                  ARTICLE XIII

                                  THE COMPANY

                  Section 13.01  Representations of Company.

                  The Company hereby makes the following representations as to itself on which the Trustee on behalf of the Trust shall rely in accepting the Mortgage Loans in trust and authenticating the Certificates. The representations are made as of the execution and delivery of this Agreement, and shall survive the sale of the Mortgage Loans to the Trust.

                           (i) Organization and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the corporate power to own its assets and to transact the business in which it is currently engaged. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure so to qualify would have a material adverse effect on the business, properties, assets, or condition (financial or other) of the Company or on the Certificates or the transactions contemplated by this Agreement.

                           (ii) Authorization; Binding Obligations. The Company has the power and authority to make, execute, deliver and perform this Agreement and all of the transactions contemplated under this Agreement, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement. When executed and delivered, this Agreement will constitute the legal, valid and binding obligation of the Company enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies.

                           (iii) No Consent Required. The Company is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement the failure of which so to obtain would have a material adverse effect on the business, properties, assets or condition (financial or otherwise) of the Company or on the Certificates or the transactions contemplated by this Agreement.

                           (iv) No Violations. The execution, delivery and performance of this Agreement by the Company will not violate any provision of any existing law or regulation or any order or decree of any court or the Articles of Incorporation or Bylaws of the Company, or constitute a material breach of any mortgage, indenture, contract or other agreement to which the Company is a party or by which the Company may be bound.

                           (v) Litigation. No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to the knowledge of the Company threatened, against the Company or any of its properties or with respect to this Agreement or the Certificates which, if adversely determined, would in the opinion of the Company have a material adverse effect on the transactions contemplated by this Agreement.

                  Section 13.02  Merger or Consolidation of Company.

                  Any Person into which the Company may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Company shall be a party, or any Person succeeding to the business of the Company, shall be the successor of the Company hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. The Company shall promptly notify each Rating Agency of any such merger to which it is a party and such merger shall satisfy the Rating Agency Condition.

                  Section 13.03 Limitation on Liability of the Company and
Others.

                  (a) Neither the Company nor any of the directors, officers, employees or agents of the Company shall be under any liability to the Trustee or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; notwithstanding anything herein to the contrary, no party to this Agreement shall have any recourse against the Company for any actions taken, or failed to be taken, by the Company.

                  (b) The Company and any director, officer, employee or agent of the Company may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

                  (c) The Company shall not be under any obligation to appear in, prosecute or defend any legal action which arises under this Agreement.

                  Section 13.04  The Company May Own Securities.

                  The Company and any Person controlling, controlled by, or under common control with the Company may in its individual or any other capacity become the owner or pledgee of Certificates with the same rights as it would have if it were not the Company or an Affiliate thereof, except as otherwise provided in the definition of "Certificateholder". Certificates so owned by or pledged to the Company or such controlling or commonly controlled Person shall have an equal and proportionate benefit under the provisions of this Agreement, without preference, priority or distinction as among all of the Certificates.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of July 1, 1997.

                                       THE CIT GROUP/CONSUMER FINANCE, INC.

                                       By: /s/ FRANK GARCIA
                                          --------------------------------
                                                Name:  Frank Garcia
                                                Title: Vice President

                                       THE CIT GROUP SECURITIZATION
                                         CORPORATION III

                                       By: /s/ FRANK GARCIA
                                          --------------------------------
                                                Name:  Frank Garcia
                                                Title: Vice President

                                       THE BANK OF NEW YORK,
                                                not in its individual
                                                capacity but solely as
                                                Trustee

                                       By: /s/ FRANKLIN B. AUSTIN
                                          --------------------------------
                                                Name:  Franklin B. Austin
                                                Title: Assistant Vice President

                                                                     Exhibit A-1

                         [FORM OF CLASS A-1 CERTIFICATE]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

Class A-1                                        No. A-1-1

Date of Pooling and Servicing Agreement:  As     Pass-Through Rate:  5.93%,
of July 1, 1997                                  subject to the Fixed Rate
                                                 Group Available Funds Cap Rate

                                                 Original Certificate Balance:
                                                 $90,000,000

Cut-off Date:  July 1, 1997                      Aggregate Certificate Balance
                                                 of All Class A-1
                                                 Certificates:  $90,000,000

First Distribution Date:                         Percentage Interest: 100%
August 15, 1997

Master Servicer: The CIT Group/Consumer          CUSIP:  125589 AA 9
Finance, Inc.


                                     A-1-1

                                HOME EQUITY LOAN
                            ASSET BACKED CERTIFICATES
                             SERIES 1997-1 CLASS A-1

                    THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR AN INTEREST IN THE CIT GROUP SECURITIZATION CORPORATION III, THE CIT GROUP/CONSUMER FINANCE, INC., THE CIT GROUP HOLDINGS, INC. OR ANY AFFILIATE THEREOF.

                  This certifies that Cede & Co. is the registered owner of the undivided Percentage Interest represented by the original certificate balance specified above in certain monthly distributions with respect to a Trust consisting of a pool of home equity mortgage loans (including, without limitation, all related mortgages and notes and any and all rights to payments which are received pursuant thereto on or after July 1, 1997) sold by The CIT Group Securitization Corporation III (the "Company"), which home equity mortgage loans were originated or acquired by The CIT Group/Consumer Finance, Inc. ("CIT Consumer Finance"). The Trust has been created pursuant to a Pooling and Servicing Agreement (the "Agreement"), dated as of July 1, 1997, among the Company, as depositor, CIT Consumer Finance, as Master Servicer, and The Bank of New York, as Trustee of the Trust (the "Trustee"). This Certificate is one of the Certificates described in the Agreement and is issued pursuant and subject to the Agreement. By acceptance of this Certificate, the holder assents to and becomes bound by the Agreement. To the extent not defined herein, all capitalized terms have the meanings assigned to such terms in the Agreement.

                  The Agreement contemplates, subject to its terms, payment on the 15th day (or if such day is not a Business Day, the next succeeding Business
Day) (the "Distribution Date") of each calendar month commencing August 15, 1997 so long as the Agreement has not been terminated, by check (or, if such Certificateholder holds Class A-1 Certificates with an aggregate Percentage Interest of at least 5% of the Offered Certificates and the Class B Certificates and so desires, by wire transfer pursuant to instructions delivered to the Trustee at least 10 days prior to such Distribution Date) to the registered Certificateholder at the address appearing on the Certificate Register as of the last Business Day of the immediately preceding calendar month, in an amount equal to the Certificateholder's Percentage Interest of the interest and principal to be distributed to the Class A-1 Certificateholders pursuant to the Agreement.

                  The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds in the Certificate Account to the extent available for distribution to the Certificateholder as provided in the Agreement for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Certificateholder for any amounts payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement. By acceptance of this Certificate, the Certificateholder agrees to disclosure of his, her or its name and address to other Certificateholders under the conditions specified in the Agreement.


                                     A-1-2

                  This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and immunities of the Trustee. Copies of the Agreement and all amendments thereto will be provided to any Certificateholder free of charge upon a written request to the Trustee.

                  As provided in the Agreement and subject to the limitations set forth therein, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in the City of New York, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder thereof or his or her attorney duly authorized in writing, and thereupon one or more new Certificates evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  Unless this Certificate is presented by an authorized representative of The Depository Trust Company to the Trustee or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of The Depository Trust Company, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

                  The Company, the Master Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master Servicer, the Trustee, the Paying Agent, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

                  Unless this Certificate has been authenticated by the Trustee or its Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                    THIS CERTIFICATE SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CONFLICT-OF-LAWS PROVISIONS.


                                     A-1-3

                  IN WITNESS WHEREOF, the Company has caused this Certificate to be duly executed.

Dated:  July 23, 1997                     CIT HOME EQUITY LOAN TRUST 1997-1


                                          By:  The Bank of New York, as Trustee

                                          By:__________________________________
                                                   Authorized Officer

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION
 This is one of the Certificates referred to in the within-mentioned Agreement.

THE BANK OF NEW YORK, as Trustee

By:_________________________________
        Authorized Signatory

Dated:  July 23, 1997


                                     A-1-4

ASSIGNMENT

                    FOR VALUED RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE

________________________________________________________________________________
(Please print or type name and address, including postal zip code, of assignee)

________________________________________________________________________________
the within Certificate, and all rights thereunder, hereby irrevocably constituting and appointing

______________________________________________________________________ Attorney

to transfer said Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.

Dated:________________                                   ______________________*

Signature Guaranteed:________________________

*NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Certificate Registrar, which requirements include membership or participation in the Securities Transfer Agent's Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Certificate Registrar in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act.


                                     A-1-5

                                                                     Exhibit A-2

                         [FORM OF CLASS A-2 CERTIFICATE]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

Class A-2                                       No. A-2-1

Date of Pooling and Servicing Agreement:  As    Pass-Through Rate:  6.17%,
of July 1, 1997                                 subject to the Fixed Rate
                                                Group Available Funds Cap Rate

                                                Original Certificate Balance:
                                                $36,000,000

Cut-off Date:  July 1, 1997                     Aggregate Certificate Balance of
                                                All Class A-2
                                                Certificates:  $36,000,000

First Distribution Date:                        Percentage Interest: 100%
August 15, 1997

Master Servicer: The CIT Group/Consumer         CUSIP:  125589 AB 7
 Finance, Inc.


                                     A-2-1

                               HOME EQUITY LOAN
                            ASSET BACKED CERTIFICATES
                             SERIES 1997- CLASS A-2

                    THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR AN INTEREST IN THE CIT GROUP SECURITIZATION CORPORATION III, THE CIT GROUP/CONSUMER FINANCE, INC., THE CIT GROUP HOLDINGS, INC. OR ANY AFFILIATE THEREOF.

                  This certifies that Cede & Co. is the registered owner of the undivided Percentage Interest represented by the original certificate balance specified above in certain monthly distributions with respect to a Trust consisting of a pool of home equity mortgage loans (including, without limitation, all related mortgages and notes and any and all rights to payments which are received pursuant thereto on or after July 1, 1997) sold by The CIT Group Securitization Corporation III (the "Company"), which home equity mortgage loans were originated or acquired by The CIT Group/Consumer Finance, Inc. ("CIT Consumer Finance"). The Trust has been created pursuant to a Pooling and Servicing Agreement (the "Agreement"), dated as of July 1, 1997, among the Company, as depositor, CIT Consumer Finance, as Master Servicer, and The Bank of New York, as Trustee of the Trust (the "Trustee"). This Certificate is one of the Certificates described in the Agreement and is issued pursuant and subject to the Agreement. By acceptance of this Certificate, the holder assents to and becomes bound by the Agreement. To the extent not defined herein, all capitalized terms have the meanings assigned to such terms in the Agreement.

                  The Agreement contemplates, subject to its terms, payment on the 15th day (or if such day is not a Business Day, the next succeeding Business
Day) (the "Distribution Date") of each calendar month commencing August 15, 1997 so long as the Agreement has not been terminated, by check (or, if such Certificateholder holds Class A-2 Certificates with an aggregate Percentage Interest of at least 5% of the Offered Certificates and the Class B Certificates and so desires, by wire transfer pursuant to instructions delivered to the Trustee at least 10 days prior to such Distribution Date) to the registered Certificateholder at the address appearing on the Certificate Register as of the last Business Day of the immediately preceding calendar month, in an amount equal to the Certificateholder's Percentage Interest of the interest and principal to be distributed to the Class A-2 Certificateholders pursuant to the Agreement.

                  The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds in the Certificate Account to the extent available for distribution to the Certificateholder as provided in the Agreement for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Certificateholder for any amounts payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement. By acceptance of this Certificate, the Certificateholder agrees to disclosure of his, her or its name and address to other Certificateholders under the conditions specified in the Agreement.


                                     A-2-2

                  This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and immunities of the Trustee. Copies of the Agreement and all amendments thereto will be provided to any Certificateholder free of charge upon a written request to the Trustee.

                  As provided in the Agreement and subject to the limitations set forth therein, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in the City of New York, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder thereof or his or her attorney duly authorized in writing, and thereupon one or more new Certificates evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  Unless this Certificate is presented by an authorized representative of The Depository Trust Company to the Trustee or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of The Depository Trust Company, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

                  The Company, the Master Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master Servicer, the Trustee, the Paying Agent, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

                  Unless this Certificate has been authenticated by the Trustee or its Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                    THIS CERTIFICATE SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CONFLICT-OF-LAWS PROVISIONS.


                                     A-2-3

                  IN WITNESS WHEREOF, the Company has caused this Certificate to be duly executed.

Dated:  July 23, 1997                     CIT HOME EQUITY LOAN TRUST 1997-1


                                          By:  The Bank of New York, as Trustee

                                          By:__________________________________
                                                   Authorized Officer

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION
 This is one of the Certificates referred to in the within-mentioned Agreement.

THE BANK OF NEW YORK, as Trustee

By:_________________________________
         Authorized Signatory

Dated:  July 23, 1997


                                     A-2-4

ASSIGNMENT

                    FOR VALUED RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE

________________________________________________________________________________
(Please print or type name and address, including postal zip code, of assignee)

________________________________________________________________________________
the within Certificate, and all rights thereunder, hereby irrevocably constituting and appointing

______________________________________________________________________ Attorney

to transfer said Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.

Dated:________________                                   ______________________*

Signature Guaranteed:________________________

*NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Certificate Registrar, which requirements include membership or participation in the Securities Transfer Agent's Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Certificate Registrar in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act.


                                     A-2-5

                                                                     Exhibit A-3

                         [FORM OF CLASS A-3 CERTIFICATE]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

Class A-3                                       No. A-3-1

Date of Pooling and Servicing Agreement:  As    Pass-Through Rate:  6.25%,
of July 1, 1997                                 subject to the Fixed Rate
                                                Group Available Funds Cap Rate

                                                Original Certificate Balance:
                                                $61,000,000

Cut-off Date:  July 1, 1997                     Aggregate Certificate Balance of
                                                All Class A-3
                                                Certificates:  $61,000,000

First Distribution Date:                        Percentage Interest: 100%
August 15, 1997

Master Servicer:  The CIT Group/Consumer        CUSIP:  125589 AC 5
Finance, Inc.


                                     A-3-1

                                HOME EQUITY LOAN
                            ASSET BACKED CERTIFICATES
                             SERIES 1997-1 CLASS A-3

                    THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR AN INTEREST IN THE CIT GROUP SECURITIZATION CORPORATION III, THE CIT GROUP/CONSUMER FINANCE, INC., THE CIT GROUP HOLDINGS, INC. OR ANY AFFILIATE THEREOF.

                  This certifies that Cede & Co. is the registered owner of the undivided Percentage Interest represented by the original certificate balance specified above in certain monthly distributions with respect to a Trust consisting of a pool of home equity mortgage loans (including, without limitation, all related mortgages and notes and any and all rights to payments which are received pursuant thereto on or after July 1, 1997) sold by The CIT Group Securitization Corporation III (the "Company"), which home equity mortgage loans were originated or acquired by The CIT Group/Consumer Finance, Inc. ("CIT Consumer Finance"). The Trust has been created pursuant to a Pooling and Servicing Agreement (the "Agreement"), dated as of July 1, 1997, among the Company, as depositor, CIT Consumer Finance, as Master Servicer, and The Bank of New York, as Trustee of the Trust (the "Trustee"). This Certificate is one of the Certificates described in the Agreement and is issued pursuant and subject to the Agreement. By acceptance of this Certificate, the holder assents to and becomes bound by the Agreement. To the extent not defined herein, all capitalized terms have the meanings assigned to such terms in the Agreement.

                  The Agreement contemplates, subject to its terms, payment on the 15th day (or if such day is not a Business Day, the next succeeding Business
Day) (the "Distribution Date") of each calendar month commencing August 15, 1997 so long as the Agreement has not been terminated, by check (or, if such Certificateholder holds Class A-3 Certificates with an aggregate Percentage Interest of at least 5% of the Offered Certificates and the Class B Certificates and so desires, by wire transfer pursuant to instructions delivered to the Trustee at least 10 days prior to such Distribution Date) to the registered Certificateholder at the address appearing on the Certificate Register as of the last Business Day of the immediately preceding calendar month, in an amount equal to the Certificateholder's Percentage Interest of the interest and principal to be distributed to the Class A-3 Certificateholders pursuant to the Agreement.

                  The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds in the Certificate Account to the extent available for distribution to the Certificateholder as provided in the Agreement for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Certificateholder for any amounts payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement. By acceptance of this Certificate, the Certificateholder agrees to disclosure of his, her or its name and address to other Certificateholders under the conditions specified in the Agreement.


                                     A-3-2

                  This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and immunities of the Trustee. Copies of the Agreement and all amendments thereto will be provided to any Certificateholder free of charge upon a written request to the Trustee.

                  As provided in the Agreement and subject to the limitations set forth therein, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in the City of New York, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder thereof or his or her attorney duly authorized in writing, and thereupon one or more new Certificates evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  Unless this Certificate is presented by an authorized representative of The Depository Trust Company to the Trustee or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of The Depository Trust Company, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

                  The Company, the Master Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master Servicer, the Trustee, the Paying Agent, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

                  Unless this Certificate has been authenticated by the Trustee or its Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                    THIS CERTIFICATE SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CONFLICT-OF-LAWS PROVISIONS.


                                     A-3-3

                  IN WITNESS WHEREOF, the Company has caused this Certificate to be duly executed.

Dated:  July 23, 1997                    CIT HOME EQUITY LOAN TRUST 1997-1


                                         By:  The Bank of New York, as Trustee

                                         By:__________________________________
                                                  Authorized Officer

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION
 This is one of the Certificates referred to in the within-mentioned Agreement.

THE BANK OF NEW YORK, as Trustee

By:_________________________________
             Authorized Signatory

Dated:  July 23, 1997


                                     A-3-4

ASSIGNMENT

                    FOR VALUED RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE

_______________________________________________________________________________
(Please print or type name and address, including postal zip code, of assignee)

_______________________________________________________________________________
the within Certificate, and all rights thereunder, hereby irrevocably constituting and appointing

______________________________________________________________________ Attorney

to transfer said Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.

Dated:________________                                   ______________________*

Signature Guaranteed:________________________

*NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Certificate Registrar, which requirements include membership or participation in the Securities Transfer Agent's Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Certificate Registrar in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act.


                                     A-3-5

                                                                     Exhibit A-4

                         [FORM OF CLASS A-4 CERTIFICATE]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

Class A-4                                       No. A-4-1

Date of Pooling and Servicing Agreement:  As    Pass-Through Rate:  6.37%,
of July 1, 1997                                 subject to the Fixed Rate
                                                Group Available Funds Cap Rate

                                                Original Certificate Balance:
                                                $40,000,000

Cut-off Date:  July 1, 1997                     Aggregate Certificate Balance of
                                                All Class A-4
                                                Certificates:  $40,000,000

First Distribution Date:                        Percentage Interest: 100%
August 15, 1997

Master Servicer: The CIT Group/Consumer         CUSIP:  125589 AD 3
Finance, Inc.


                                     A-4-1

                                HOME EQUITY LOAN
                            ASSET BACKED CERTIFICATES
                             SERIES 1997-1 CLASS A-4

                    THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR AN INTEREST IN THE CIT GROUP SECURITIZATION CORPORATION III, THE CIT GROUP/CONSUMER FINANCE, INC., THE CIT GROUP HOLDINGS, INC. OR ANY AFFILIATE THEREOF.

                  This certifies that Cede & Co. is the registered owner of the undivided Percentage Interest represented by the original certificate balance specified above in certain monthly distributions with respect to a Trust consisting of a pool of home equity mortgage loans (including, without limitation, all related mortgages and notes and any and all rights to payments which are received pursuant thereto on or after July 1, 1997) sold by The CIT Group Securitization Corporation III (the "Company"), which home equity mortgage loans were originated or acquired by The CIT Group/Consumer Finance, Inc. ("CIT Consumer Finance"). The Trust has been created pursuant to a Pooling and Servicing Agreement (the "Agreement"), dated as of July 1, 1997, among the Company, as depositor, CIT Consumer Finance, as Master Servicer, and The Bank of New York, as Trustee of the Trust (the "Trustee"). This Certificate is one of the Certificates described in the Agreement and is issued pursuant and subject to the Agreement. By acceptance of this Certificate, the holder assents to and becomes bound by the Agreement. To the extent not defined herein, all capitalized terms have the meanings assigned to such terms in the Agreement.

                  The Agreement contemplates, subject to its terms, payment on the 15th day (or if such day is not a Business Day, the next succeeding Business
Day) (the "Distribution Date") of each calendar month commencing August 15, 1997 so long as the Agreement has not been terminated, by check (or, if such Certificateholder holds Class A-4 Certificates with an aggregate Percentage Interest of at least 5% of the Offered Certificates and the Class B Certificates and so desires, by wire transfer pursuant to instructions delivered to the Trustee at least 10 days prior to such Distribution Date) to the registered Certificateholder at the address appearing on the Certificate Register as of the last Business Day of the immediately preceding calendar month, in an amount equal to the Certificateholder's Percentage Interest of the interest and principal to be distributed to the Class A-4 Certificateholders pursuant to the Agreement.

                  The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds in the Certificate Account to the extent available for distribution to the Certificateholder as provided in the Agreement for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Certificateholder for any amounts payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement. By acceptance of this Certificate, the Certificateholder agrees to disclosure of his, her or its name and address to other Certificateholders under the conditions specified in the Agreement.


                                     A-4-2

                  This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and immunities of the Trustee. Copies of the Agreement and all amendments thereto will be provided to any Certificateholder free of charge upon a written request to the Trustee.

                  As provided in the Agreement and subject to the limitations set forth therein, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in the City of New York, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder thereof or his or her attorney duly authorized in writing, and thereupon one or more new Certificates evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  Unless this Certificate is presented by an authorized representative of The Depository Trust Company to the Trustee or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of The Depository Trust Company, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

                  The Company, the Master Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master Servicer, the Trustee, the Paying Agent, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

                  Unless this Certificate has been authenticated by the Trustee or its Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                    THIS CERTIFICATE SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CONFLICT-OF-LAWS PROVISIONS.


                                     A-4-3

                  IN WITNESS WHEREOF, the Company has caused this Certificate to be duly executed.

Dated:  July 23, 1997                   CIT HOME EQUITY LOAN TRUST 1997-1


                                        By:  The Bank of New York, as Trustee

                                        By:__________________________________
                                                 Authorized Officer

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION
 This is one of the Certificates referred to in the within-mentioned Agreement.

THE BANK OF NEW YORK, as Trustee

By:_________________________________
             Authorized Signatory

Dated:  July 23, 1997


                                     A-4-4

ASSIGNMENT

                    FOR VALUED RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE

________________________________________________________________________________
(Please print or type name and address, including postal zip code, of assignee)

________________________________________________________________________________
the within Certificate, and all rights thereunder, hereby irrevocably constituting and appointing

______________________________________________________________________ Attorney

to transfer said Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.

Dated:________________                                   ______________________*

Signature Guaranteed:________________________

*NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Certificate Registrar, which requirements include membership or participation in the Securities Transfer Agent's Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Certificate Registrar in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act.


                                     A-4-5

                                                                     Exhibit A-5

                         [FORM OF CLASS A-5 CERTIFICATE]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

Class A-5                                        No. A-5-1

Date of Pooling and Servicing Agreement:  As     Pass-Through Rate:  6.55%,
of July 1, 1997                                  subject to the Fixed Rate
                                                 Group Available Funds Cap Rate

                                                 Original Certificate Balance:
                                                 $15,000,000

Cut-off Date:  July 1, 1997                      Aggregate Certificate Balance
                                                 of All Class A-5
                                                 Certificates:  $15,000,000

First Distribution Date:                         Percentage Interest: 100%
August 15, 1997

Master Servicer: The CIT Group/Consumer          CUSIP:  125589 AE 1
Finance, Inc.


                                     A-5-1

                                HOME EQUITY LOAN
                            ASSET BACKED CERTIFICATES
                             SERIES 1997-1 CLASS A-5

                    THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR AN INTEREST IN THE CIT GROUP SECURITIZATION CORPORATION III, THE CIT GROUP/CONSUMER FINANCE, INC., THE CIT GROUP HOLDINGS, INC. OR ANY AFFILIATE THEREOF.

                  This certifies that Cede & Co. is the registered owner of the undivided Percentage Interest represented by the original certificate balance specified above in certain monthly distributions with respect to a Trust consisting of a pool of home equity mortgage loans (including, without limitation, all related mortgages and notes and any and all rights to payments which are received pursuant thereto on or after July 1, 1997) sold by The CIT Group Securitization Corporation III (the "Company"), which home equity mortgage loans were originated or acquired by The CIT Group/Consumer Finance, Inc. ("CIT Consumer Finance"). The Trust has been created pursuant to a Pooling and Servicing Agreement (the "Agreement"), dated as of July 1, 1997, among the Company, as depositor, CIT Consumer Finance, as Master Servicer, and The Bank of New York, as Trustee of the Trust (the "Trustee"). This Certificate is one of the Certificates described in the Agreement and is issued pursuant and subject to the Agreement. By acceptance of this Certificate, the holder assents to and becomes bound by the Agreement. To the extent not defined herein, all capitalized terms have the meanings assigned to such terms in the Agreement.

                  The Agreement contemplates, subject to its terms, payment on the 15th day (or if such day is not a Business Day, the next succeeding Business
Day) (the "Distribution Date") of each calendar month commencing August 15, 1997 so long as the Agreement has not been terminated, by check (or, if such Certificateholder holds Class A-5 Certificates with an aggregate Percentage Interest of at least 5% of the Offered Certificates and the Class B Certificates and so desires, by wire transfer pursuant to instructions delivered to the Trustee at least 10 days prior to such Distribution Date) to the registered Certificateholder at the address appearing on the Certificate Register as of the last Business Day of the immediately preceding calendar month, in an amount equal to the Certificateholder's Percentage Interest of the interest and principal to be distributed to the Class A-5 Certificateholders pursuant to the Agreement.

                  The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds in the Certificate Account to the extent available for distribution to the Certificateholder as provided in the Agreement for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Certificateholder for any amounts payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement. By acceptance of this Certificate, the Certificateholder agrees to disclosure of his, her or its name and address to other Certificateholders under the conditions specified in the Agreement.


                                     A-5-2

                  This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and immunities of the Trustee. Copies of the Agreement and all amendments thereto will be provided to any Certificateholder free of charge upon a written request to the Trustee.

                  As provided in the Agreement and subject to the limitations set forth therein, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in the City of New York, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder thereof or his or her attorney duly authorized in writing, and thereupon one or more new Certificates evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  Unless this Certificate is presented by an authorized representative of The Depository Trust Company to the Trustee or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of The Depository Trust Company, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

                  The Company, the Master Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master Servicer, the Trustee, the Paying Agent, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

                  Unless this Certificate has been authenticated by the Trustee or its Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                    THIS CERTIFICATE SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CONFLICT-OF-LAWS PROVISIONS.


                                     A-5-3

                  IN WITNESS WHEREOF, the Company has caused this Certificate to be duly executed.

Dated:  July 23, 1997                      CIT HOME EQUITY LOAN TRUST 1997-1


                                           By:  The Bank of New York, as Trustee

                                           By:__________________________________
                                                    Authorized Officer

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION
 This is one of the Certificates referred to in the within-mentioned Agreement.

THE BANK OF NEW YORK, as Trustee

By:_________________________________
             Authorized Signatory

Dated:  July 23, 1997


                                     A-5-4

ASSIGNMENT

                    FOR VALUED RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE

________________________________________________________________________________
(Please print or type name and address, including postal zip code, of assignee)

________________________________________________________________________________
the within Certificate, and all rights thereunder, hereby irrevocably constituting and appointing

______________________________________________________________________ Attorney

to transfer said Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.

Dated:________________                                   ______________________*

Signature Guaranteed:________________________

*NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Certificate Registrar, which requirements include membership or participation in the Securities Transfer Agent's Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Certificate Registrar in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act.

                                     A-5-5

                                                                     Exhibit A-6

                         [FORM OF CLASS A-6 CERTIFICATE]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

Class A-6                                       No. A-6-1

Date of Pooling and Servicing Agreement:  As    Pass-Through Rate:  6.67%,
of July 1, 1997                                 subject to the Fixed Rate
                                                Group Available Funds Cap Rate

                                                Original Certificate Balance:
                                                $15,000,000

Cut-off Date:  July 1, 1997                     Aggregate Certificate Balance of
                                                All Class A-6
                                                Certificates:  $15,000,000

First Distribution Date:                        Percentage Interest: 100%
August 15, 1997

Master Servicer: The CIT Group/Consumer         CUSIP:  125589 AF 8
Finance, Inc.


                                     A-6-1

                                HOME EQUITY LOAN
                            ASSET BACKED CERTIFICATES
                             SERIES 1997-1 CLASS A-6

                    THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR AN INTEREST IN THE CIT GROUP SECURITIZATION CORPORATION III, THE CIT GROUP/CONSUMER FINANCE, INC., THE CIT GROUP HOLDINGS, INC. OR ANY AFFILIATE THEREOF.

                  This certifies that Cede & Co. is the registered owner of the undivided Percentage Interest represented by the original certificate balance specified above in certain monthly distributions with respect to a Trust consisting of a pool of home equity mortgage loans (including, without limitation, all related mortgages and notes and any and all rights to payments which are received pursuant thereto on or after July 1, 1997) sold by The CIT Group Securitization Corporation III (the "Company"), which home equity mortgage loans were originated or acquired by The CIT Group/Consumer Finance, Inc. ("CIT Consumer Finance"). The Trust has been created pursuant to a Pooling and Servicing Agreement (the "Agreement"), dated as of July 1, 1997, among the Company, as depositor, CIT Consumer Finance, as Master Servicer, and The Bank of New York, as Trustee of the Trust (the "Trustee"). This Certificate is one of the Certificates described in the Agreement and is issued pursuant and subject to the Agreement. By acceptance of this Certificate, the holder assents to and becomes bound by the Agreement. To the extent not defined herein, all capitalized terms have the meanings assigned to such terms in the Agreement.

                  The Agreement contemplates, subject to its terms, payment on the 15th day (or if such day is not a Business Day, the next succeeding Business
Day) (the "Distribution Date") of each calendar month commencing August 15, 1997 so long as the Agreement has not been terminated, by check (or, if such Certificateholder holds Class A-6 Certificates with an aggregate Percentage Interest of at least 5% of the Offered Certificates and the Class B Certificates and so desires, by wire transfer pursuant to instructions delivered to the Trustee at least 10 days prior to such Distribution Date) to the registered Certificateholder at the address appearing on the Certificate Register as of the last Business Day of the immediately preceding calendar month, in an amount equal to the Certificateholder's Percentage Interest of the interest and principal to be distributed to the Class A-6 Certificateholders pursuant to the Agreement.

                  The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds in the Certificate Account to the extent available for distribution to the Certificateholder as provided in the Agreement for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Certificateholder for any amounts payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement. By acceptance of this Certificate, the Certificateholder agrees to disclosure of his, her or its name and address to other Certificateholders under the conditions specified in the Agreement.


                                     A-6-2

                  This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and immunities of the Trustee. Copies of the Agreement and all amendments thereto will be provided to any Certificateholder free of charge upon a written request to the Trustee.

                  As provided in the Agreement and subject to the limitations set forth therein, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in the City of New York, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder thereof or his or her attorney duly authorized in writing, and thereupon one or more new Certificates evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  Unless this Certificate is presented by an authorized representative of The Depository Trust Company to the Trustee or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of The Depository Trust Company, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

                  The Company, the Master Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master Servicer, the Trustee, the Paying Agent, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

                  Unless this Certificate has been authenticated by the Trustee or its Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                    THIS CERTIFICATE SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CONFLICT-OF-LAWS PROVISIONS.


                                     A-6-3

                  IN WITNESS WHEREOF, the Company has caused this Certificate to be duly executed.

Dated:  July 23, 1997                    CIT HOME EQUITY LOAN TRUST 1997-1


                                         By:  The Bank of New York, as Trustee

                                         By:__________________________________
                                                  Authorized Officer

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION
 This is one of the Certificates referred to in the within-mentioned Agreement.

THE BANK OF NEW YORK, as Trustee

By:_________________________________
             Authorized Signatory

Dated:  July 23, 1997


                                     A-6-4

ASSIGNMENT

                    FOR VALUED RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE

________________________________________________________________________________
(Please print or type name and address, including postal zip code, of assignee)

________________________________________________________________________________
the within Certificate, and all rights thereunder, hereby irrevocably constituting and appointing

______________________________________________________________________ Attorney

to transfer said Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.

Dated:________________                                   ______________________*

Signature Guaranteed:________________________

*NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Certificate Registrar, which requirements include membership or participation in the Securities Transfer Agent's Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Certificate Registrar in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act.


                                     A-6-5

                                                                     Exhibit A-7

                         [FORM OF CLASS A-7 CERTIFICATE]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

Class A-7                                       No. A-7-1

Date of Pooling and Servicing Agreement:  As    Pass-Through Rate:  6.95%,
of July 1, 1997                                 subject to the Fixed Rate
                                                Group Available Funds Cap Rate

                                                Original Certificate Balance:
                                                $33,000,000

Cut-off Date:  July 1, 1997                     Aggregate Certificate Balance of
                                                All Class A-7
                                                Certificates:  $33,000,000

First Distribution Date:                        Percentage Interest: 100%
August 15, 1997

Master Servicer: The CIT Group/Consumer         CUSIP:  125589 AG 6
Finance, Inc.


                                     A-7-1

                                HOME EQUITY LOAN
                            ASSET BACKED CERTIFICATES
                             SERIES 1997-1 CLASS A-7

                    THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR AN INTEREST IN THE CIT GROUP SECURITIZATION CORPORATION III, THE CIT GROUP/CONSUMER FINANCE, INC., THE CIT GROUP HOLDINGS, INC. OR ANY AFFILIATE THEREOF.

                  This certifies that Cede & Co. is the registered owner of the undivided Percentage Interest represented by the original certificate balance specified above in certain monthly distributions with respect to a Trust consisting of a pool of home equity mortgage loans (including, without limitation, all related mortgages and notes and any and all rights to payments which are received pursuant thereto on or after July 1, 1997) sold by The CIT Group Securitization Corporation III (the "Company"), which home equity mortgage loans were originated or acquired by The CIT Group/Consumer Finance, Inc. ("CIT Consumer Finance"). The Trust has been created pursuant to a Pooling and Servicing Agreement (the "Agreement"), dated as of July 1, 1997, among the Company, as depositor, CIT Consumer Finance, as Master Servicer, and The Bank of New York, as Trustee of the Trust (the "Trustee"). This Certificate is one of the Certificates described in the Agreement and is issued pursuant and subject to the Agreement. By acceptance of this Certificate, the holder assents to and becomes bound by the Agreement. To the extent not defined herein, all capitalized terms have the meanings assigned to such terms in the Agreement.

                  The Agreement contemplates, subject to its terms, payment on the 15th day (or if such day is not a Business Day, the next succeeding Business
Day) (the "Distribution Date") of each calendar month commencing August 15, 1997 so long as the Agreement has not been terminated, by check (or, if such Certificateholder holds Class A-7 Certificates with an aggregate Percentage Interest of at least 5% of the Offered Certificates and the Class B Certificates and so desires, by wire transfer pursuant to instructions delivered to the Trustee at least 10 days prior to such Distribution Date) to the registered Certificateholder at the address appearing on the Certificate Register as of the last Business Day of the immediately preceding calendar month, in an amount equal to the Certificateholder's Percentage Interest of the interest and principal to be distributed to the Class A-7 Certificateholders pursuant to the Agreement.

                  The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds in the Certificate Account to the extent available for distribution to the Certificateholder as provided in the Agreement for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Certificateholder for any amounts payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement. By acceptance of this Certificate, the Certificateholder agrees to disclosure of his, her or its name and address to other Certificateholders under the conditions specified in the Agreement.


                                     A-7-2

                  This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and immunities of the Trustee. Copies of the Agreement and all amendments thereto will be provided to any Certificateholder free of charge upon a written request to the Trustee.

                  As provided in the Agreement and subject to the limitations set forth therein, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in the City of New York, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder thereof or his or her attorney duly authorized in writing, and thereupon one or more new Certificates evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  Unless this Certificate is presented by an authorized representative of The Depository Trust Company to the Trustee or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of The Depository Trust Company, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

                  The Company, the Master Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master Servicer, the Trustee, the Paying Agent, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

                  Unless this Certificate has been authenticated by the Trustee or its Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                    THIS CERTIFICATE SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CONFLICT-OF-LAWS PROVISIONS.


                                     A-7-3

                  IN WITNESS WHEREOF, the Company has caused this Certificate to be duly executed.

Dated:  July 23, 1997                      CIT HOME EQUITY LOAN TRUST 1997-1


                                           By:  The Bank of New York, as Trustee

                                           By:__________________________________
                                                    Authorized Officer

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION
 This is one of the Certificates referred to in the within-mentioned Agreement.

THE BANK OF NEW YORK, as Trustee

By:_________________________________
             Authorized Signatory

Dated:  July 23, 1997


                                     A-7-4

ASSIGNMENT

                    FOR VALUED RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE

________________________________________________________________________________
(Please print or type name and address, including postal zip code, of assignee)

________________________________________________________________________________
the within Certificate, and all rights thereunder, hereby irrevocably constituting and appointing

______________________________________________________________________ Attorney

to transfer said Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.

Dated:________________                                   ______________________*

Signature Guaranteed:________________________

*NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Certificate Registrar, which requirements include membership or participation in the Securities Transfer Agent's Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Certificate Registrar in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act.


                                     A-7-5

                                                                     Exhibit A-8

                         [FORM OF CLASS A-8 CERTIFICATE]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

Class A-8                                       No. A-8-1

Date of Pooling and Servicing Agreement:  As    Pass-Through Rate:  6.65%,
of July 1, 1997                                 subject to the Fixed Rate
                                                Group Available Funds Cap Rate

                                                Original Certificate Balance:
                                                $30,000,000

Cut-off Date:  July 1, 1997                     Aggregate Certificate Balance of
                                                All Class A-8
                                                Certificates:  $30,000,000

First Distribution Date:                        Percentage Interest: 100%
August 15, 1997

Master Servicer: The CIT Group/Consumer         CUSIP:  125589 AH 4
Finance, Inc.


                                     A-8-1

                                HOME EQUITY LOAN
                            ASSET BACKED CERTIFICATES
                             SERIES 1997-1 CLASS A-8

                    THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR AN INTEREST IN THE CIT GROUP SECURITIZATION CORPORATION III, THE CIT GROUP/CONSUMER FINANCE, INC., THE CIT GROUP HOLDINGS, INC. OR ANY AFFILIATE THEREOF.

                  This certifies that Cede & Co. is the registered owner of the undivided Percentage Interest represented by the original certificate balance specified above in certain monthly distributions with respect to a Trust consisting of a pool of home equity mortgage loans (including, without limitation, all related mortgages and notes and any and all rights to payments which are received pursuant thereto on or after July 1, 1997) sold by The CIT Group Securitization Corporation III (the "Company"), which home equity mortgage loans were originated or acquired by The CIT Group/Consumer Finance, Inc. ("CIT Consumer Finance"). The Trust has been created pursuant to a Pooling and Servicing Agreement (the "Agreement"), dated as of July 1, 1997, among the Company, as depositor, CIT Consumer Finance, as Master Servicer, and The Bank of New York, as Trustee of the Trust (the "Trustee"). This Certificate is one of the Certificates described in the Agreement and is issued pursuant and subject to the Agreement. By acceptance of this Certificate, the holder assents to and becomes bound by the Agreement. To the extent not defined herein, all capitalized terms have the meanings assigned to such terms in the Agreement.

                  The Agreement contemplates, subject to its terms, payment on the 15th day (or if such day is not a Business Day, the next succeeding Business
Day) (the "Distribution Date") of each calendar month commencing August 15, 1997 so long as the Agreement has not been terminated, by check (or, if such Certificateholder holds Class A-8 Certificates with an aggregate Percentage Interest of at least 5% of the Offered Certificates and the Class B Certificates and so desires, by wire transfer pursuant to instructions delivered to the Trustee at least 10 days prior to such Distribution Date) to the registered Certificateholder at the address appearing on the Certificate Register as of the last Business Day of the immediately preceding calendar month, in an amount equal to the Certificateholder's Percentage Interest of the interest and principal to be distributed to the Class A-8 Certificateholders pursuant to the Agreement.

                  The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds in the Certificate Account to the extent available for distribution to the Certificateholder as provided in the Agreement for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Certificateholder for any amounts payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement. By acceptance of this Certificate, the Certificateholder agrees to disclosure of his, her or its name and address to other Certificateholders under the conditions specified in the Agreement.


                                     A-8-2

                  This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and immunities of the Trustee. Copies of the Agreement and all amendments thereto will be provided to any Certificateholder free of charge upon a written request to the Trustee.

                  As provided in the Agreement and subject to the limitations set forth therein, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in the City of New York, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder thereof or his or her attorney duly authorized in writing, and thereupon one or more new Certificates evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  Unless this Certificate is presented by an authorized representative of The Depository Trust Company to the Trustee or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of The Depository Trust Company, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

                  The Company, the Master Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master Servicer, the Trustee, the Paying Agent, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

                  Unless this Certificate has been authenticated by the Trustee or its Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                    THIS CERTIFICATE SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CONFLICT-OF-LAWS PROVISIONS.


                                     A-8-3

                  IN WITNESS WHEREOF, the Company has caused this Certificate to be duly executed.

Dated:  July 23, 1997                     CIT HOME EQUITY LOAN TRUST 1997-1


                                          By:  The Bank of New York, as Trustee

                                          By:__________________________________
                                                   Authorized Officer

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION
 This is one of the Certificates referred to in the within-mentioned Agreement.

THE BANK OF NEW YORK, as Trustee

By:_________________________________
             Authorized Signatory

Dated:  July 23, 1997


                                     A-8-4

ASSIGNMENT

                    FOR VALUED RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE

________________________________________________________________________________
(Please print or type name and address, including postal zip code, of assignee)

________________________________________________________________________________
the within Certificate, and all rights thereunder, hereby irrevocably constituting and appointing

______________________________________________________________________ Attorney
to transfer said Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.

Dated:________________                                   ______________________*

Signature Guaranteed:________________________

*NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Certificate Registrar, which requirements include membership or participation in the Securities Transfer Agent's Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Certificate Registrar in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act.


                                     A-8-5

                                                                     Exhibit A-9

                         [FORM OF CLASS A-9 CERTIFICATE]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

Class A-9                                       No. A-9-1

Date of Pooling and Servicing Agreement:  As    Pass-Through Rate: On or prior
of July 1, 1997                                 to the Clean-up Call Date,
                                                One-month LIBOR plus 0.19% and
                                                thereafter, One-month LIBOR
                                                plus 0.50%, subject to the
                                                Adjustable Rate Group
                                                Available Funds Cap Rate and
                                                not to exceed 20.00%.

                                                Original Certificate Balance:
                                                $90,000,000

Cut-off Date:  July 1, 1997                     Aggregate Certificate Balance of
                                                All Class A-9
                                                Certificates:  $90,000,000

First Distribution Date:                        Percentage Interest: 100%
August 15, 1997

Master Servicer: The CIT Group/Consumer         CUSIP:  125589 AJ 0
Finance, Inc.


                                     A-9-1

                                HOME EQUITY LOAN
                            ASSET BACKED CERTIFICATES
                             SERIES 1997-1 CLASS A-9

                    THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR AN INTEREST IN THE CIT GROUP SECURITIZATION CORPORATION III, THE CIT GROUP/CONSUMER FINANCE, INC., THE CIT GROUP HOLDINGS, INC. OR ANY AFFILIATE THEREOF.

                  This certifies that Cede & Co. is the registered owner of the undivided Percentage Interest represented by the original certificate balance specified above in certain monthly distributions with respect to a Trust consisting of a pool of home equity mortgage loans (including, without limitation, all related mortgages and notes and any and all rights to payments which are received pursuant thereto on or after July 1, 1997) sold by The CIT Group Securitization Corporation III (the "Company"), which home equity mortgage loans were originated or acquired by The CIT Group/Consumer Finance, Inc. ("CIT Consumer Finance"). The Trust has been created pursuant to a Pooling and Servicing Agreement (the "Agreement"), dated as of July 1, 1997, among the Company, as depositor, CIT Consumer Finance, as Master Servicer, and The Bank of New York, as Trustee of the Trust (the "Trustee"). This Certificate is one of the Certificates described in the Agreement and is issued pursuant and subject to the Agreement. By acceptance of this Certificate, the holder assents to and becomes bound by the Agreement. To the extent not defined herein, all capitalized terms have the meanings assigned to such terms in the Agreement.

                  The Agreement contemplates, subject to its terms, payment on the 15th day (or if such day is not a Business Day, the next succeeding Business
Day) (the "Distribution Date") of each calendar month commencing August 15, 1997 so long as the Agreement has not been terminated, by check (or, if such Certificateholder holds Class A-9 Certificates with an aggregate Percentage Interest of at least 5% of the Offered Certificates and the Class B Certificates and so desires, by wire transfer pursuant to instructions delivered to the Trustee at least 10 days prior to such Distribution Date) to the registered Certificateholder at the address appearing on the Certificate Register as of the last Business Day of the immediately preceding calendar month, in an amount equal to the Certificateholder's Percentage Interest of the interest and principal to be distributed to the Class A-9 Certificateholders pursuant to the Agreement.

                  The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds in the Certificate Account to the extent available for distribution to the Certificateholder as provided in the Agreement for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Certificateholder for any amounts payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement. By acceptance of this Certificate, the Certificateholder agrees to disclosure of his, her or its name and address to other Certificateholders under the conditions specified in the Agreement.


                                     A-9-2

                  This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and immunities of the Trustee. Copies of the Agreement and all amendments thereto will be provided to any Certificateholder free of charge upon a written request to the Trustee.

                  As provided in the Agreement and subject to the limitations set forth therein, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in the City of New York, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder thereof or his or her attorney duly authorized in writing, and thereupon one or more new Certificates evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  Unless this Certificate is presented by an authorized representative of The Depository Trust Company to the Trustee or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of The Depository Trust Company, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

                  The Company, the Master Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master Servicer, the Trustee, the Paying Agent, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

                  Unless this Certificate has been authenticated by the Trustee or its Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                    THIS CERTIFICATE SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CONFLICT-OF-LAWS PROVISIONS.


                                     A-9-3

                  IN WITNESS WHEREOF, the Company has caused this Certificate to be duly executed.

Dated:  July 23, 1997                     CIT HOME EQUITY LOAN TRUST 1997-1


                                          By:  The Bank of New York, as Trustee

                                          By:__________________________________
                                                   Authorized Officer

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION
 This is one of the Certificates referred to in the within-mentioned Agreement.

THE BANK OF NEW YORK, as Trustee

By:_________________________________
             Authorized Signatory

Dated:  July 23, 1997


                                     A-9-4

ASSIGNMENT

                    FOR VALUED RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE

________________________________________________________________________________
(Please print or type name and address, including postal zip code, of assignee)

________________________________________________________________________________
the within Certificate, and all rights thereunder, hereby irrevocably constituting and appointing

______________________________________________________________________ Attorney

to transfer said Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.

Dated:________________                                   ______________________*

Signature Guaranteed:________________________

*NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Certificate Registrar, which requirements include membership or participation in the Securities Transfer Agent's Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Certificate Registrar in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act.


                                     A-9-5

                                                                     Exhibit B-1

                         [FORM OF CLASS B-1 CERTIFICATE]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A-1, CLASS A-2, CLASS A-3, CLASS A-4, CLASS A-5, CLASS A-6, CLASS A-7, CLASS A-8, CLASS A-9, CLASS M-1 AND CLASS M-2 CERTIFICATES TO THE EXTENT SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO INTEREST IN THIS CERTIFICATE MAY BE ACQUIRED BY OR FOR THE ACCOUNT OF (i) AN EMPLOYEE BENEFIT PLAN (AS DEFINED IN SECTION 3(3) OF ERISA) THAT IS SUBJECT TO TITLE I OF ERISA (ii) A PLAN DESCRIBED IN SECTION 4975(e)(1) OF THE CODE, OR
(iii) ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF A PLAN'S INVESTMENT IN THE ENTITY. BY ACCEPTING AND HOLDING THIS CERTIFICATE, THE HOLDER HEREOF AND THE CERTIFICATE OWNER SHALL EACH BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT IT IS NOT A BENEFIT PLAN.

Class B-1

                                              No. B-1-1

Date of Pooling and Servicing Agreement:      Pass-Through Rate: 7.45%,
As of July 1, 1997                            subject to the Fixed Rate Group
                                              Available Funds Cap Rate

                                              Original Certificate Balance:
                                              $22,500,000

Cut-off Date:  July 1, 1997                   Aggregate Certificate Balance of
                                              All Class B-1 Certificates:
                                              $22,500,000

First Distribution Date:                      Percentage Interest: 100%
August 15, 1997

Master Servicer: The CIT Group/Consumer       CUSIP:  125589 AM 3
Finance, Inc.


                                     B-1-1

                                HOME EQUITY LOAN
                           ASSET BACKED CERTIFICATES,
                            SERIES 1997-1, CLASS B-1

                    THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR AN INTEREST IN THE CIT GROUP SECURITIZATION CORPORATION III, THE CIT GROUP/CONSUMER FINANCE, INC., THE CIT GROUP HOLDINGS, INC. OR ANY AFFILIATE THEREOF.

                  This certifies that Cede & Co. is the registered owner of the undivided Percentage Interest represented by the original certificate balance specified above in certain monthly distributions with respect to a Trust consisting of a pool of home equity mortgage loans (including, without limitation, all related mortgages and notes and any and all rights to payments received pursuant thereto on or after July 1, 1997) sold by The CIT Group Securitization Corporation III (the "Company"), which home equity mortgage loans were originated or acquired by The CIT Group/Consumer Finance, Inc. ("CIT Consumer Finance"). The Trust has been created pursuant to a Pooling and Servicing Agreement (the "Agreement"), dated as of July 1, 1997, among the Company, as depositor, CIT Consumer Finance, as Master Servicer, and The Bank of New York, as Trustee of the Trust (the "Trustee"). This Certificate is one of the Certificates described in the Agreement and is issued pursuant and subject to the Agreement. By acceptance of this Certificate the holder assents to and becomes bond by the Agreement. To the extent not defined herein, all capitalized terms have the meanings assigned to such terms in the Agreement.

                  The Agreement contemplates, subject to its terms, payment on the 15th day (or if such day is not a Business Day, the next succeeding Business
Day) (the "Distribution Date") of each calendar month commencing August 15, 1997 so long as the Agreement has not been terminated, by check (or, if such Certificateholder holds Class B-1 Certificates with an aggregate Percentage Interest of at least 5% of the Offered Certificates and the Class B Certificates and so desires, by wire transfer pursuant to instructions delivered to the Trustee at least 10 days prior to such Distribution Date) to the registered Certificateholder at the address appearing on the Certificate Register as of the last Business Day of the immediately preceding calendar month, in an amount equal to the Certificateholder's Percentage Interest of the interest and principal to be distributed to the Class B-1 Certificateholders pursuant to the Agreement.

                  The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds in the Certificate Account to the extent available for distribution to the Certificateholder as provided in the Agreement, for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Certificateholder for any amounts payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement. By acceptance of this Certificate, the Certificateholder agrees to disclosure of his, her or its name and address to other Certificateholders under the conditions specified in the Agreement.


                                     B-1-2

                  This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and immunities of the Trustee. Copies of the Agreement and all amendments thereto will be provided to any Certificateholder free of charge upon a written request to the Trustee.

                  As provided in the Agreement and subject to the limitations set forth therein, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in the City of New York, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder thereof or his or her attorney duly authorized in writing, and thereupon one or more new Certificates evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  Unless this Certificate is presented by an authorized representative of The Depository Trust Company to the Trustee or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of The Depository Trust Company, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

                  The Company, the Master Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master Servicer, the Trustee, the Paying Agent, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

                  Unless this Certificate has been authenticated by the Trustee or its Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                    THIS CERTIFICATE SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CONFLICT-OF-LAWS PROVISIONS.


                                     B-1-3

                  IN WITNESS WHEREOF, the Company has caused this Certificate to be duly executed.

Dated:  July 23, 1997                    CIT HOME EQUITY LOAN TRUST 1997-1


                                         By:  The Bank of New York, as Trustee

                                         By:__________________________________
                                                  Authorized Officer

                                      TRUSTEE'S CERTIFICATE OF AUTHENTICATION
                  This is one of the Certificates referred to in the within-mentioned Agreement.

THE BANK OF NEW YORK, as Trustee

By:_________________________________
        Authorized Signatory

Dated:  July 23, 1997


                                     B-1-4

ASSIGNMENT

                    FOR VALUED RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE

________________________________________________________________________________
(Please print or type name and address, including postal zip code, of assignee)

________________________________________________________________________________
the within Certificate, and all rights thereunder, hereby irrevocably constituting and appointing

______________________________________________________________________Attorney

to transfer said Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.

Dated:________________                                   ______________________*

Signature Guaranteed: _______________________

*NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Certificate Registrar, which requirements include membership or participation in the Securities Transfer Agent's Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Certificate Registrar in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act.


                                     B-1-5

                                                                     Exhibit B-2

                         [FORM OF CLASS B-2 CERTIFICATE]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A-1, CLASS A-2, CLASS A-3, CLASS A-4, CLASS A-5, CLASS A-6, CLASS A-7, CLASS A-8, CLASS A-9, CLASS M-1, CLASS M-2 AND CLASS B-1 CERTIFICATES TO THE EXTENT SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES OR "BLUE SKY" LAWS IN RELIANCE UPON EXEMPTIONS PROVIDED BY SUCH ACTS AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, AND PROVIDED SUCH SALE, PLEDGE OR TRANSFER IS MADE IN ACCORDANCE WITH SECTION 9.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN AND (B) IN EACH CASE IN ACCORDANCE WITH APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES.

NO TRANSFER OF THIS CERTIFICATE MAY BE MADE UNLESS THE CERTIFICATE REGISTRAR WILL HAVE RECEIVED FROM THE PROSPECTIVE TRANSFEREE OF SUCH CERTIFICATE A REPRESENTATION THAT SUCH TRANSFEREE EITHER (i) IS NOT ACQUIRING SUCH CERTIFICATE, DIRECTLY OR INDIRECTLY, FOR OR ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN (AS DEFINED IN SECTION 3(3) OF ERISA) THAT IS SUBJECT TO TITLE I OF ERISA, A PLAN DESCRIBED IN SECTION 4975(e)(1) OF THE CODE, OR ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF A PLAN'S INVESTMENT IN THE ENTITY (INCLUDING AN INSURANCE COMPANY GENERAL ACCOUNT), OR (ii) IS AN "INSURANCE COMPANY GENERAL ACCOUNT" AS DEFINED IN PROHIBITED TRANSACTION EXEMPTION 95-60, 60 FED. REG. 35925 (JULY 12, 1995) AND NEITHER THE INSURANCE COMPANY NOR AN AFFILIATE THEREOF IS AN INSURER OR SERVICER WITH RESPECT TO THE TRUST.


                                     B-2-1

                                                                     Exhibit B-2

Class B-2                                        No. B-2-1

Date of Pooling and Servicing Agreement:         Pass-Through Rate: 8.78%,
As of July 1, 1997                               subject to the Fixed Rate Group
                                                 Available Funds Cap Rate

                                                 Original Certificate Balance:
                                                 $5,000,000

Cut-off Date:  July 1, 1997                      Aggregate Certificate Balance
                                                 of All Class B-2 Certificates:
                                                 $5,000,000

First Distribution Date:                         Percentage Interest: 100%
August 15, 1997

Master Servicer: The CIT Group/Consumer
Finance, Inc.


                                     B-2-2

                                HOME EQUITY LOAN
                           ASSET BACKED CERTIFICATES,
                            SERIES 1997-1, CLASS B-2

                    THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR AN INTEREST IN THE CIT GROUP SECURITIZATION CORPORATION III, THE CIT GROUP/CONSUMER FINANCE, INC., THE CIT GROUP HOLDINGS, INC. OR ANY AFFILIATE THEREOF.

                  This certifies that___________ is the registered owner of the undivided Percentage Interest represented by the original certificate balance specified above in certain monthly distributions with respect to a Trust consisting of a pool of home equity mortgage loans (including, without limitation, all related mortgages and notes and any and all rights to payments received pursuant thereto on or after July 1, 1997) sold by The CIT Group Securitization Corporation III (the "Company"), which home equity mortgage loans were originated or acquired by The CIT Group/Consumer Finance, Inc. ("CIT Consumer Finance"). The Trust has been created pursuant to a Pooling and Servicing Agreement (the "Agreement"), dated as of July 1, 1997, among the Company, as depositor, CIT Consumer Finance, as Master Servicer, and The Bank of New York, as Trustee of the Trust (the "Trustee"). This Certificate is one of the Certificates described in the Agreement and is issued pursuant and subject to the Agreement. By acceptance of this Certificate the holder assents to and becomes bond by the Agreement. To the extent not defined herein, all capitalized terms have the meanings assigned to such terms in the Agreement.

                  The Agreement contemplates, subject to its terms, payment on the 15th day (or if such day is not a Business Day, the next succeeding Business
Day) (the "Distribution Date") of each calendar month commencing August 15, 1997 so long as the Agreement has not been terminated, by check (or, if such Certificateholder holds Class B-2 Certificates with an aggregate Certificate Balance of at least $1,000,000 and so desires, by wire transfer pursuant to instructions delivered to the Trustee at least 10 days prior to such Distribution Date) to the registered Certificateholder at the address appearing on the Certificate Register as of the last Business Day of the immediately preceding calendar month, in an amount equal to the Certificateholder's Percentage Interest of the interest and principal to be distributed to the Class B-2 Certificateholders pursuant to the Agreement.

                  The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds in the Certificate Account to the extent available for distribution to the Certificateholder as provided in the Agreement, for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Certificateholder for any amounts payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement. By acceptance of this Certificate, the Certificateholder agrees to disclosure of his, her or its name and address to other Certificateholders under the conditions specified in the Agreement.


                                     B-2-3

                  This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and immunities of the Trustee. Copies of the Agreement and all amendments thereto will be provided to any Certificateholder free of charge upon a written request to the Trustee.

                  As provided in the Agreement and subject to the limitations set forth therein, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in the City of New York, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder thereof or his or her attorney duly authorized in writing, and thereupon one or more new Certificates evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No transfer, sale, pledge or other disposition of any Certificate or any interest therein shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act and effective registration or qualification under applicable state securities laws or is made in a transaction that does not require such registration or qualification.

                  In the event that a transfer of this Certificate or any interest herein is to be made in reliance upon the exemption from registration under the Securities Act contained in Rule 144A, such transfer shall be made only to a Qualified Institutional Buyer which is aware that the transfer of this Certificate is being made in reliance on Rule 144A and is acquiring this Certificate for its own account or for the account of a Qualified Institutional Buyer, as the case may be, and such transferee shall be deemed to have represented that the foregoing is true and correct and that such transferee understands that this Certificate has not been and will not be registered under the Securities Act and may not be reoffered, resold, pledged or otherwise transferred except (A) to a person who such transferee reasonably believes is a Qualified Institutional Buyer in a transaction meeting the requirements of Rule 144A and (B) in accordance with all applicable securities laws of the states of the United States.

                  In the event that registration of a transfer of this Certificate or any interest herein is to be made in reliance upon an exemption from registration under the Securities Act (other than the exemption from registration contained in Rule 144A) and applicable state securities laws, the Company shall require, in order to assure compliance with the Securities Act, the transferee or the transferor of this Certificate to deliver to the Company and the Trustee an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Securities Act (other than the exemption from registration contained in Section 3(a)(2) thereof). The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Master Servicer and the Company against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  Neither this Certificate nor any beneficial interest herein may be directly or indirectly assigned, sold, pledged, hypothecated or otherwise transferred except upon satisfaction


                                     B-2-4
of the conditions set forth in Section 9.02 of the Agreement pursuant to which this Certificate was issued. Any attempted transfer in violation of such restrictions shall be null and void and shall vest no rights in any purported transferee, and shall subject the Holder hereof to liability for any tax imposed (and related expenses, if any) with respect to such attempted transfer.

                  No service charge will be made for any such registration of transfer of exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  The Company, the Master Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master Servicer, the Trustee, the Paying Agent, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

                  Unless this Certificate has been authenticated by the Trustee or its Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                    THIS CERTIFICATE SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CONFLICT-OF-LAWS PROVISIONS.


                                     B-2-5

                  IN WITNESS WHEREOF, the Company has caused this Certificate to be duly executed.

Dated:  July 23, 1997                     CIT HOME EQUITY LOAN TRUST 1997-1


                                          By:  The Bank of New York, as Trustee

                                          By:__________________________________
                                                   Authorized Officer

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION
 This is one of the Certificates referred to in the within-mentioned Agreement.

THE BANK OF NEW YORK, as Trustee

By:_________________________________
          Authorized Signatory

Dated:  July 23, 1997


                                     B-2-6

ASSIGNMENT

                    FOR VALUED RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE

________________________________________________________________________________
(Please print or type name and address, including postal zip code, of assignee)

________________________________________________________________________________
the within Certificate, and all rights thereunder, hereby irrevocably constituting and appointing

______________________________________________________________________Attorney

to transfer said Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.

Dated:________________                                   ______________________*

Signature Guaranteed: _______________________

*NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Certificate Registrar, which requirements include membership or participation in the Securities Transfer Agent's Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Certificate Registrar in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act.

                                     B-2-7

                                                                       Exhibit C

                          [FORM OF CLASS R CERTIFICATE]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE. THIS CERTIFICATE MAY ONLY BE TRANSFERRED TO A PERMITTED TRANSFEREE (AS DEFINED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN); ANY SUCH TRANSFER MUST ALSO SATISFY THE OTHER REQUIREMENTS OF SECTION 9.02 OF SUCH POOLING AND SERVICING AGREEMENT.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A-1, CLASS A-2, CLASS A-3, CLASS A-4, CLASS A-5, CLASS A-6, CLASS A-7, CLASS A-8, CLASS A-9, CLASS M-1, CLASS M-2, CLASS B-1 AND CLASS B-2 CERTIFICATES TO THE EXTENT SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES OR "BLUE SKY" LAWS IN RELIANCE UPON EXEMPTIONS PROVIDED BY SUCH ACTS AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, AND PROVIDED SUCH SALE, PLEDGE OR TRANSFER IS MADE IN ACCORDANCE WITH SECTION 9.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN AND (B) IN EACH CASE IN ACCORDANCE WITH APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES.

NO TRANSFER OF THIS CERTIFICATE MAY BE MADE UNLESS THE CERTIFICATE REGISTRAR WILL HAVE RECEIVED FROM THE PROSPECTIVE TRANSFEREE OF SUCH CERTIFICATE A REPRESENTATION THAT SUCH TRANSFEREE EITHER (i) IS NOT ACQUIRING SUCH CERTIFICATE, DIRECTLY OR INDIRECTLY, FOR OR ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN (AS DEFINED IN SECTION 3(3) OF ERISA) THAT IS SUBJECT TO TITLE I OF ERISA, A PLAN DESCRIBED IN SECTION 4975(e)(1) OF THE CODE, OR ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF A PLAN'S INVESTMENT IN THE ENTITY (INCLUDING AN INSURANCE COMPANY GENERAL ACCOUNT), OR (ii) IS AN "INSURANCE COMPANY GENERAL ACCOUNT" AS DEFINED IN PROHIBITED TRANSACTION EXEMPTION 95-60, 60 FED. REG. 35925 (JULY 12, 1995) AND NEITHER THE INSURANCE COMPANY NOR AN AFFILIATE THEREOF IS AN INSURER OR SERVICER WITH RESPECT TO THE TRUST.

Class R                                                No. R-1

Date of Pooling and Servicing Agreement: As of July 1, 1997

Cut-off Date:  July 1, 1997                            Percentage Interest: 100%

Master Servicer: The CIT Group/Consumer
Finance, Inc.

                                HOME EQUITY LOAN
                    ASSET BACKED CERTIFICATES, SERIES 1997-1

                  This certifies that The CIT Group Securitization Corporation III is the registered owner of the undivided Percentage Interest stated above in the Residual Interest in the Trust referred to herein, and entitled to certain distributions with respect to such Trust, which Trust consists of a pool of home equity mortgage loans (including, without limitation, all related mortgages and notes and any and all rights to payments received pursuant thereto on or after July 1, 1997) sold by The CIT Group Securitization Corporation III (the "Company"), which home equity mortgage loans were originated or acquired by The CIT Group/Consumer Finance, Inc. ("CIT Consumer Finance"). The Trust has been created pursuant to a Pooling and Servicing Agreement (the "Agreement"), dated as of July 1, 1997, among the Company, as depositor, CIT Consumer Finance, as Master Servicer, and The Bank of New York, as Trustee of the Trust (the "Trustee"). This Class R Certificate is one of the Class R Certificates described in the Agreement and is issued pursuant and subject to the Agreement. By acceptance of this Class R Certificate the holder assents to and becomes bound by the Agreement. To the extend not defined herein, all capitalized terms have the meanings assigned to such terms in the Agreement.

                  The Agreement contemplates, subject to its terms, payment on the 15th day (or if such is not a Business Day, the next succeeding Business
Day) (the "Distribution Date") of each calendar month commencing August 15, 1997, so long as the Agreement has not been terminated, by check to the registered Class R Certificateholder at the address appearing on the Certificate Register as of the last Business Day of the immediately preceding calendar month, in an amount determined in accordance with the Agreement.

                  The Class R Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds in the Certificate Account to the extent available for distribution to the Class R Certificateholder as provided in the Agreement for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Class R Certificateholder for any amounts payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement. By acceptance of this Certificate, the Certificateholder agrees to disclosure of his, her or its name and address to other Certificateholders under the conditions specified in the Agreement.

                  This Class R Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and immunities of the Trustee. Copies of the Agreement and all amendments thereto will be provided to any Class R Certificateholder free of charge upon a written request to the Trustee.

                  As provided in the Agreement and subject to the limitations set forth therein, the transfer of this Class R Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Class R Certificate for registration of transfer at the office or agency maintained by the Trustee in the City of New York, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder thereof or his or her attorney duly authorized in writing, and thereupon one or more new Class R Certificates evidencing the same aggregate Percentage Interest of Class R Certificates will be issued to the designated transferee or transferees.

                  As provided in the Agreement and subject to certain limitations therein set forth, this Class R Certificate is exchangeable for new Class R Certificates of authorized denominations evidencing the same aggregate Percentage Interest as requested by the holder surrendering the same.

                  No transfer, sale, pledge or other disposition of any Certificate or any interest therein shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act and effective registration or qualification under applicable state securities laws or is made in a transaction that does not require such registration or qualification.

                  In the event that a transfer of this Certificate or any interest herein is to be made in reliance upon the exemption from registration under the Securities Act contained in Rule 144A, such transfer shall be made only to a Qualified Institutional Buyer which is aware that the transfer of this Certificate is being made in reliance on Rule 144A and is acquiring this Certificate for its own account or for the account of a Qualified Institutional Buyer, as the case may be, and such transferee shall be deemed to have represented that the foregoing is true and correct and that such transferee understands that this Certificate has not been and will not be registered under the Securities Act and may not be reoffered, resold, pledged or otherwise transferred except (A) to a person who such transferee reasonably believes is a Qualified Institutional Buyer in a transaction meeting the requirements of Rule 144A and (B) in accordance with all applicable securities laws of the states of the United States.

                  In the event that registration of a transfer of this Certificate or any interest herein is to be made in reliance upon an exemption from registration under the Securities Act (other than the exemption from registration contained in Rule 144A) and applicable state securities laws, the Company shall require, in order to assure compliance with the Securities Act, the transferee or the transferor of this Certificate to deliver to the Company and the Trustee an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Securities Act (other than the exemption from registration contained in Section 3(a)(2) thereof). The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Master Servicer and the Company against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  Neither this Certificate nor any beneficial interest herein may be directly or indirectly assigned, sold, pledged, hypothecated or otherwise transferred except upon satisfaction of the conditions set forth in Section 9.02 of the Agreement pursuant to which this Certificate was issued. Any attempted transfer in violation of such restrictions shall be null and void and shall vest no rights in any purported transferee, and shall subject the Holder hereof to liability for any tax imposed (and related expenses, if any) with respect to such attempted transfer.

                  No service charge will be made for any such registration of transfer of exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  The Company, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Company, the Master Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

                  The holder of this Class R Certificate, by acceptance hereof, agrees that, in accordance with the requirements of Section 860(D)(b)(1) of the Code, the federal tax return of the Trust for its first taxable year shall provide that the Trust elects to be treated as a "real estate mortgage investment conduit" (a "REMIC") under the Code for such taxable year and all subsequent taxable years. The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class M-1, Class M-2, Class B-1 and Class B-2 Certificates shall be "regular interests" in the REMIC and the Class R Certificates shall be the "residual interest" in the REMIC.

                  Unless this Certificate has been authenticated by the Trustee or its Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purposes.

                    THIS CERTIFICATE SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CONFLICT-OF-LAWS PROVISIONS.

                  IN WITNESS WHEREOF, the Company has caused this Certificate to be duly executed.

Dated:  July 23, 1997

                                          CIT HOME EQUITY LOAN TRUST 1997-1

                                          By:  The Bank of New York, as Trustee

                                          By:__________________________________
                                                   Authorized Officer

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION
 This is one of the Certificates referred to in the within-mentioned Agreement.

THE BANK OF NEW YORK, as Trustee

By:_________________________________
              Authorized Signatory

Dated:  July 23, 1997

ASSIGNMENT

                    FOR VALUED RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE

________________________________________________________________________________
(Please print or type name and address, including postal zip code, of assignee)

________________________________________________________________________________
the within Certificate, and all rights thereunder, hereby irrevocably constituting and appointing

______________________________________________________________________Attorney

to transfer said Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.

Dated:________________                                  ______________________*

Signature Guaranteed:________________________

*NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Certificate Registrar, which requirements include membership or participation in the Securities Transfer Agent's Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Certificate Registrar in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act.

                                                                     Exhibit D-1

                         [FORM OF CLASS M-1 CERTIFICATE]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A-1, CLASS A-2, CLASS A-3, CLASS A-4, CLASS A-5, CLASS A-6, CLASS A-7, CLASS A-8, AND CLASS A-9 CERTIFICATES TO THE EXTENT SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO INTEREST IN THIS CERTIFICATE MAY BE ACQUIRED BY OR FOR THE ACCOUNT OF (i) AN EMPLOYEE BENEFIT PLAN (AS DEFINED IN SECTION 3(3) OF ERISA) THAT IS SUBJECT TO TITLE I OF ERISA (ii) A PLAN DESCRIBED IN SECTION 4975(e)(1) OF THE CODE, OR
(iii) ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF A PLAN'S INVESTMENT IN THE ENTITY. BY ACCEPTING AND HOLDING THIS CERTIFICATE, THE HOLDER HEREOF AND THE CERTIFICATE OWNER SHALL EACH BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT IT IS NOT A BENEFIT PLAN.

Class M-1                                      No. M-1-1

Date of Pooling and Servicing Agreement:       Pass-Through Rate: 6.85%,
As of July 1, 1997                             subject to the Fixed Rate Group
                                               Available Funds Cap Rate

                                               Original Certificate Balance:
                                               $30,000,000

Cut-off Date:  July 1, 1997                    Aggregate Certificate Balance
                                               of All Class M-1 Certificates:
                                               $30,000,000

First Distribution Date:                       Percentage Interest: 100%
August 15, 1997

Master Servicer: The CIT Group/Consumer        CUSIP:  125589 AK 7
Finance, Inc.


                                     D-1-1

                                HOME EQUITY LOAN
                           ASSET BACKED CERTIFICATES,
                            SERIES 1997-1, CLASS M-1

                    THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR AN INTEREST IN THE CIT GROUP SECURITIZATION CORPORATION III, THE CIT GROUP/CONSUMER FINANCE, INC., THE CIT GROUP HOLDINGS, INC. OR ANY AFFILIATE THEREOF.

                  This certifies that Cede & Co. is the registered owner of the undivided Percentage Interest represented by the original certificate balance specified above in certain monthly distributions with respect to a Trust consisting of a pool of home equity mortgage loans (including, without limitation, all related mortgages and notes and any and all rights to payments received pursuant thereto on or after July 1, 1997) sold by The CIT Group Securitization Corporation III (the "Company"), which home equity mortgage loans were originated or acquired by The CIT Group/Consumer Finance, Inc. ("CIT Consumer Finance"). The Trust has been created pursuant to a Pooling and Servicing Agreement (the "Agreement"), dated as of July 1, 1997, among the Company, as depositor, CIT Consumer Finance, as Master Servicer, and The Bank of New York, as Trustee of the Trust (the "Trustee"). This Certificate is one of the Certificates described in the Agreement and is issued pursuant and subject to the Agreement. By acceptance of this Certificate the holder assents to and becomes bond by the Agreement. To the extent not defined herein, all capitalized terms have the meanings assigned to such terms in the Agreement.

                  The Agreement contemplates, subject to its terms, payment on the 15th day (or if such day is not a Business Day, the next succeeding Business
Day) (the "Distribution Date") of each calendar month commencing August 15, 1997 so long as the Agreement has not been terminated, by check (or, if such Certificateholder holds Class M-1 Certificates with an aggregate Percentage Interest of at least 5% of the Offered Certificates and the Class B Certificates and so desires, by wire transfer pursuant to instructions delivered to the Trustee at least 10 days prior to such Distribution Date) to the registered Certificateholder at the address appearing on the Certificate Register as of the last Business Day of the immediately preceding calendar month, in an amount equal to the Certificateholder's Percentage Interest of the interest and principal to be distributed to the Class M-1 Certificateholders pursuant to the Agreement.

                  The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds in the Certificate Account to the extent available for distribution to the Certificateholder as provided in the Agreement, for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Certificateholder for any amounts payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement. By acceptance of this Certificate, the Certificateholder agrees to disclosure of his, her or its name and address to other Certificateholders under the conditions specified in the Agreement.


                                     D-1-2

                  This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and immunities of the Trustee. Copies of the Agreement and all amendments thereto will be provided to any Certificateholder free of charge upon a written request to the Trustee.

                  As provided in the Agreement and subject to the limitations set forth therein, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in the City of New York, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder thereof or his or her attorney duly authorized in writing, and thereupon one or more new Certificates evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  Unless this Certificate is presented by an authorized representative of The Depository Trust Company to the Trustee or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of The Depository Trust Company, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

                  The Company, the Master Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master Servicer, the Trustee, the Paying Agent, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

                  Unless this Certificate has been authenticated by the Trustee or its Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                    THIS CERTIFICATE SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CONFLICT-OF-LAWS PROVISIONS.


                                     D-1-3

                  IN WITNESS WHEREOF, the Company has caused this Certificate to be duly executed.

Dated:  July 23, 1997                     CIT HOME EQUITY LOAN TRUST 1997-1


                                          By:  The Bank of New York, as Trustee

                                          By:__________________________________
                                                   Authorized Officer

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION
 This is one of the Certificates referred to in the within-mentioned Agreement.

THE BANK OF NEW YORK, as Trustee

By:_________________________________
              Authorized Signatory

Dated:  July 23, 1997


                                     D-1-4

ASSIGNMENT

                    FOR VALUED RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE

________________________________________________________________________________
(Please print or type name and address, including postal zip code, of assignee)

________________________________________________________________________________
the within Certificate, and all rights thereunder, hereby irrevocably constituting and appointing

______________________________________________________________________Attorney

to transfer said Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.

Dated:________________                                   ______________________*

Signature Guaranteed: _______________________

*NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Certificate Registrar, which requirements include membership or participation in the Securities Transfer Agent's Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Certificate Registrar in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act.


                                     D-1-5

                                                                     Exhibit D-2

                         [FORM OF CLASS M-2 CERTIFICATE]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A-1, CLASS A-2, CLASS A-3, CLASS A-4, CLASS A-5, CLASS A-6, CLASS A-7, CLASS A-8, CLASS A-9 AND CLASS M-1 CERTIFICATES TO THE EXTENT SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO INTEREST IN THIS CERTIFICATE MAY BE ACQUIRED BY OR FOR THE ACCOUNT OF (i) AN EMPLOYEE BENEFIT PLAN (AS DEFINED IN SECTION 3(3) OF ERISA) THAT IS SUBJECT TO TITLE I OF ERISA (ii) A PLAN DESCRIBED IN SECTION 4975(e)(1) OF THE CODE, OR
(iii) ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF A PLAN'S INVESTMENT IN THE ENTITY. BY ACCEPTING AND HOLDING THIS CERTIFICATE, THE HOLDER HEREOF AND THE CERTIFICATE OWNER SHALL EACH BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT IT IS NOT A BENEFIT PLAN.

Class M-2                                           No. M-2-1

Date of Pooling and Servicing Agreement:            Pass-Through Rate:  7.10%,
As of July 1, 1997                                  subject to the Fixed Rate
                                                    Group Available Funds Cap
                                                    Rate

                                                    Original Certificate
                                                    Balance: $32,500,000

Cut-off Date:  July 1, 1997                         Aggregate Certificate
                                                    Balance of All Class M-2
                                                    Certificates:  $32,500,000

First Distribution Date:                            Percentage Interest: 100%
August 15, 1997

Master Servicer: The CIT Group/Consumer             CUSIP:  125589 AL 5
Finance, Inc.


                                     D-2-1

                                HOME EQUITY LOAN
                           ASSET BACKED CERTIFICATES,
                            SERIES 1997-1, CLASS M-2

                    THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR AN INTEREST IN THE CIT GROUP SECURITIZATION CORPORATION III, THE CIT GROUP/CONSUMER FINANCE, INC., THE CIT GROUP HOLDINGS, INC. OR ANY AFFILIATE THEREOF.

                  This certifies that Cede & Co. is the registered owner of the undivided Percentage Interest represented by the original certificate balance specified above in certain monthly distributions with respect to a Trust consisting of a pool of home equity mortgage loans (including, without limitation, all related mortgages and notes and any and all rights to payments received pursuant thereto on or after July 1, 1997) sold by The CIT Group Securitization Corporation III (the "Company"), which home equity mortgage loans were originated or acquired by The CIT Group/Consumer Finance, Inc. ("CIT Consumer Finance"). The Trust has been created pursuant to a Pooling and Servicing Agreement (the "Agreement"), dated as of July 1, 1997, among the Company, as depositor, CIT Consumer Finance, as Master Servicer, and The Bank of New York, as Trustee of the Trust (the "Trustee"). This Certificate is one of the Certificates described in the Agreement and is issued pursuant and subject to the Agreement. By acceptance of this Certificate the holder assents to and becomes bond by the Agreement. To the extent not defined herein, all capitalized terms have the meanings assigned to such terms in the Agreement.

                  The Agreement contemplates, subject to its terms, payment on the 15th day (or if such day is not a Business Day, the next succeeding Business
Day) (the "Distribution Date") of each calendar month commencing August 15, 1997 so long as the Agreement has not been terminated, by check (or, if such Certificateholder holds Class M-2 Certificates with an aggregate Percentage Interest of at least 5% of the Offered Certificates and the Class B Certificates and so desires, by wire transfer pursuant to instructions delivered to the Trustee at least 10 days prior to such Distribution Date) to the registered Certificateholder at the address appearing on the Certificate Register as of the last Business Day of the immediately preceding calendar month, in an amount equal to the Certificateholder's Percentage Interest of the interest and principal to be distributed to the Class M-2 Certificateholders pursuant to the Agreement.

                  The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds in the Certificate Account to the extent available for distribution to the Certificateholder as provided in the Agreement, for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Certificateholder for any amounts payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement. By acceptance of this Certificate, the Certificateholder agrees to disclosure of his, her or its name and address to other Certificateholders under the conditions specified in the Agreement.


                                     D-2-2

                  This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and immunities of the Trustee. Copies of the Agreement and all amendments thereto will be provided to any Certificateholder free of charge upon a written request to the Trustee.

                  As provided in the Agreement and subject to the limitations set forth therein, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in the City of New York, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder thereof or his or her attorney duly authorized in writing, and thereupon one or more new Certificates evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  Unless this Certificate is presented by an authorized representative of The Depository Trust Company to the Trustee or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of The Depository Trust Company, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

                  The Company, the Master Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master Servicer, the Trustee, the Paying Agent, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

                  Unless this Certificate has been authenticated by the Trustee or its Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                    THIS CERTIFICATE SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CONFLICT-OF-LAWS PROVISIONS.


                                     D-2-3

                  IN WITNESS WHEREOF, the Company has caused this Certificate to be duly executed.

Dated:  July 23, 1997                      CIT HOME EQUITY LOAN TRUST 1997-1


                                           By:  The Bank of New York, as Trustee

                                           By:__________________________________
                                                    Authorized Officer

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION
 This is one of the Certificates referred to in the within-mentioned Agreement.

THE BANK OF NEW YORK, as Trustee

By:_________________________________
              Authorized Signatory

Dated:  July 23, 1997


                                     D-2-4

ASSIGNMENT

                    FOR VALUED RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE

________________________________________________________________________________
(Please print or type name and address, including postal zip code, of assignee)

________________________________________________________________________________
the within Certificate, and all rights thereunder, hereby irrevocably constituting and appointing

______________________________________________________________________Attorney

to transfer said Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.

Dated:________________                                   ______________________*

Signature Guaranteed: _______________________

*NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Certificate Registrar, which requirements include membership or participation in the Securities Transfer Agent's Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Certificate Registrar in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act.


                                     D-2-5

                                                                       Exhibit E

                      THE CIT GROUP/CONSUMER FINANCE, INC.
                             CERTIFICATE OF OFFICER

                  The undersigned certifies that he is the Vice President of The CIT Group/Consumer Finance, Inc., a corporation organized under the laws of Delaware ("CIT Consumer Finance"), and that as such he is duly authorized to execute and deliver this certificate on behalf of CIT Consumer Finance in connection with the Pooling and Servicing Agreement, dated as of July 1, 1997 (the "Agreement"), among CIT Consumer Finance, The CIT Group Securitization Corporation III ("CIT Securitization") and The Bank of New York, as Trustee (all capitalized terms used herein without definition having the respective meanings specified in the Agreement), and further certifies that:

                  1. Attached hereto as Exhibit I is a true and correct copy of the Certificate of Incorporation of CIT Consumer Finance, together with all amendments thereto, as in effect on the date hereof.

                  2. CIT Consumer Finance is in good standing (including the payment of all franchise taxes and the filing of required reports) under the laws of the State of Delaware and is duly qualified to do business in the State of New Jersey and the State of Oklahoma.

                  3. No proceedings looking toward merger, liquidation, dissolution or bankruptcy of CIT Consumer Finance are pending or contemplated.

                  4. Attached hereto as Exhibit II is a true and correct copy of the By-Laws of CIT Consumer Finance, as amended, as in effect on the date hereof.

                  5. The representations and warranties of CIT Consumer Finance contained in Sections 3.01, 3.02, 3.03 and 3.04 of the Agreement are true and correct on and as of the date hereof.

                  6. No event with respect to CIT Consumer Finance has occurred and is continuing which would constitute an Event of Termination or an event that, with notice or lapse of time or both, would become an Event of Termination under the Agreement.

                  7. Each of the agreements and conditions of CIT Consumer Finance to be performed on or before the date hereof pursuant to the Agreement have been performed in all material respects.

                  8. Attached hereto as Exhibit III are true and correct copies of resolutions (the "Resolutions") duly authorized and adopted by the Board of Directors of CIT Consumer Finance by unanimous consent pursuant to the By-Laws of CIT Consumer Finance as of July 1, 1997 pertaining to the sale of home equity mortgage loans from CIT

Consumer Finance to CIT Securitization pursuant to a purchase agreement (the "Purchase Agreement"), dated as of July 1, 1997, by and between CIT Consumer Finance and CIT Securitization; said Resolutions have not been amended, modified, annulled or revoked and are in full force and effect; and the instruments referred to in said Resolutions were executed pursuant thereto and in compliance therewith.

                  9. The Agreement and the Purchase Agreement have been executed by CIT Consumer Finance pursuant to and in compliance with the Resolutions.

                  10. Each person, who, as a director or officer of CIT Consumer Finance or attorney-in-fact of such director or officer, or pursuant to a valid power of attorney, signed (a) the Agreement, (b) the Purchase Agreement, and (c) any other document delivered prior hereto or on the date hereof in connection with the transactions described in the Purchase Agreement and the Agreement, at the respective times of such signing and delivery, was duly elected or appointed, qualified and acting as such director or officer or duly appointed and acting as such attorney-in-fact or acting pursuant to a valid power of attorney, and the signatures of such persons appearing on such documents are their genuine signatures.

                  11. The execution and delivery by CIT Consumer Finance of the Purchase Agreement and the Agreement are within the corporate power of CIT Consumer Finance and have been duly authorized by all necessary corporate action on the part of the CIT Consumer Finance; neither the execution and delivery by CIT Consumer Finance of the Purchase Agreement or the Agreement nor the consummation by CIT Consumer Finance of the transactions therein contemplated, nor compliance by CIT Consumer Finance with the provisions thereof, will materially conflict with or result in a material breach of, or constitute a material default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on CIT Consumer Finance or its properties or the certificate of incorporation or by-laws of CIT Consumer Finance, or any of the provisions of any indenture, mortgage, contract or other instrument to which CIT Consumer Finance is a party or by which it is bound or result in the creation or imposition of any lien, charge or encumbrance upon any of its property pursuant to the terms of any such indenture, mortgage, contract or other instrument.

                  12. The Purchase Agreement and the Agreement have been duly authorized, executed and delivered by CIT Consumer Finance, and will constitute when so executed and delivered, legal, valid and binding instruments enforceable against CIT Consumer Finance in accordance with their terms, except that such enforceability thereof may be subject to (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  13. There are no actions, proceedings or investigations now pending against CIT Consumer Finance or, to the knowledge of CIT Consumer Finance, threatened against CIT Consumer Finance, before any court, administrative agency or other tribunal which might materially and adversely affect the performance by CIT Consumer Finance of its obligations under, or the validity or enforceability of, the Purchase Agreement or the Agreement.

                  Certified this 23rd day of July, 1997.

                                                  _____________________________
                                                  Name:  Frank Garcia
                                                  Title: Vice President

                                                                       Exhibit F

                                                                   July 23, 1997

The Bank of New York
101 Barclay Street
New York, New York  10286

Morgan Stanley & Co. Incorporated, as Representative
  of the several Underwriters
1585 Broadway
New York, New York  10036

Standard & Poor's Ratings Group
25 Broadway
New York, New York  10014

Moody's Investors Service, Inc.
99 Church Street
New York, New York  10007

Ladies and Gentlemen:

                  I have acted as counsel to The CIT Group/Consumer Finance, Inc. ("CITCF"), a Delaware Corporation, The CIT Group/Consumer Finance, Inc.
(NY)("CITCF-NY"), a New York Corporation, and The CIT Group Securitization Corporation III, a Delaware corporation ("Company"), in connection with the sale of Home Equity Loan Asset Backed Certificates, Series 1997-1 (the "Certificates"). The Certificates represent beneficial interests in a trust, the CIT Home Equity Loan Trust 1997-1 (the "Trust"), the corpus of which will consist of, among other things, a pool of home equity mortgage loans (collectively, the "Mortgage Loans"). The Mortgage Loans were originated by either CITCF (including Mortgage Loans acquired from correspondents by CITCF), The CIT Group/Consumer Finance, Inc. (NY) ("CITCF-NY") (including Mortgage Loans acquired from correspondents by CITCF-NY) and transferred to CITCF or The CIT Group/Sales Financing, Inc. ("CITSF") (including Mortgage Loans acquired from correspondents by CITSF) and transferred to CITCF. CITCF purchased certain of the Mortgage Loans from CITCF-NY pursuant to a Purchase Agreement, dated as of July 1, 1997 by and between CITCF and CITCF-NY (the "CITCF-NY Purchase Agreement"). The Company purchased the Mortgage Loans from CITCF pursuant to a Purchase Agreement, dated as of July 1, 1997 (the "Purchase Agreement"), by and between CITCF and the Company. Pursuant to the

Pooling and Servicing Agreement dated as of July 1, 1997, among the Company, CITCF and The Bank of New York, as trustee (the "Trustee"), the Company will transfer the Mortgage Loans to the Trustee and the Trust will issue the Certificates. Each of the Company, CITCF-NY and CITCF is a wholly-owned, direct subsidiary of The CIT Group Holdings, Inc. ("Holdings").

                  All capitalized terms used herein and not herein defined shall have the meanings assigned to them in the Underwriting Agreement.

                  In rendering the following opinions, I have examined (i) the Purchase Agreement; (ii) the Pooling and Servicing Agreement; (iii) Certificates of Incorporation of CITCF, CITCF-NY and the Company; (iv) the By-Laws of the Company, CITCF-NY and CITCF; (v) copies of certain unanimous written consents of the Board of Directors of the Company, CITCF-NY and CITCF authorizing the issuance and sale of the Certificates and the purchase of the Mortgage Loans;
(vi) the forms of the Certificates; (vii) the Registration Statement on Form S-3 and Exhibits thereto filed by the Company and Holdings with the Securities and Exchange Commission on February 24, 1997, and Amendment No. 1 to the Registration Statement on Form S-3 and Exhibits thereto filed by the Company with the Securities and Exchange Commission on April 2, 1997 and Amendment No. 2 filed by the Company with the Securities and Exchange Commission on April 8, 1997 (collectively, the "Registration Statement"); (viii) the Preliminary Prospectus dated July 10, 1997 and the Final Prospectus dated July 16, 1997 (collectively, the "Prospectus"); (ix) the Underwriting Agreement, dated July 16, 1997, (the "Underwriting Agreement") among the Company, CITCF, The CIT Group Holdings, Inc. and Morgan Stanley & Co. Incorporated, as representative of the several underwriters (the "Underwriters"), (x) the Purchase Agreement, "), (xi) the CITCF-NY Purchase Agreement, (xii) the Subservicing Agreement dated as of July 1, 1997, by and between CITCF and CITSF, and (xiii) the Placement Agency Agreement among CITCF, the Company and Morgan Stanley & Co. Incorporated (the "Placement Agency Agreement"). I have also examined such other documents and made such investigations of law as I have considered necessary and appropriate for the purposes of the opinions expressed herein. I have assumed the authenticity of signatures on original documents submitted to me as certified, conformed or photostatic copies and have relied as to all matters of fact on certificates, representations or statements by officers of the Company, CITCF, CITCF-NY, the Underwriters or the Trustees. Insofar as the opinions below relate to performance after the date hereof pursuant to documents referred to herein, I have assumed that each party to such documents (other than the Company, CITCF, and CITCF-NY) will perform its obligations under such documents in accordance with their terms and that all authorizations, laws, regulations and other circumstances related to such performance are the same as in effect on the date hereof.

                  In making my examination of agreements, instruments and other documents described above and in giving opinions herein, I have assumed that the Trustee, the Underwriters and the parties to the documents described above (other than the Company, CITCF, and CITCF-NY) have and had the power and capacity to execute and deliver such agreements, instruments and other documents and to perform all of their respective obligations thereunder and that such agreements, instruments and other documents were duly authorized by all requisite action by or on behalf of the Trustee, the Underwriters, and/or third parties, were duly executed, acknowledged, as necessary, and delivered by or on behalf of and are the legal, valid and binding obligations of, and are enforceable in accordance with their terms against, the Trustee, the Underwriters and the other parties thereto (other than the Company, CITCF, and CITCF-NY).

                  Based upon, and subject to, the foregoing I am of the opinion that:

                  1. Each of the Company and CITCF has each been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware. CITCF-NY has been duly organized and is validly existing as a corporation in good standing under the laws of the State of New York.

                  2. Each of the Company, CITCF, and CITCF-NY has the corporate power and corporate authority to carry on its respective businesses as described in the Prospectus and to own and operate its properties in connection therewith.

                  3. Each of the Company, CITCF, and CITCF-NY has the corporate power to own its assets and to transact the businesses in which it is currently engaged and to perform its respective obligations under each of the Basic Documents to which it is a party. Each of the Company, CITCF, and CITCF-NY, is qualified to do business as a foreign corporation and each is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure so to qualify would have a material adverse effect on the business, properties, assets, or condition (financial or other) of the Company, CITCF, or CITCF-NY, as the case may be, or on its ability to perform its respective obligations under the Basic Documents to which it is a party.

                  4. The Underwriting Agreement has been duly authorized, executed and delivered by each of the Company and CITCF and is a valid and binding obligation of each of the Company and CITCF enforceable against each of the Company and CITCF in accordance with its terms, except that (A) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (B) such enforcement may be limited by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), and (C) the enforceability as to rights to indemnity thereunder may be limited under applicable law.

                  5. The Placement Agency Agreement has been duly authorized, executed and delivered by each of the Company and CITCF and is a valid and binding obligation of each of the Company and CITCF enforceable against each of the Company and CITCF in accordance with its terms, except that (A) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (B) such enforcement may be limited by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), and (C) the enforceability as to rights to indemnity thereunder may be limited under applicable law.

                  6. Each of the Basic Documents to which the Company, CITCF or CITCF-NY is a party has been duly authorized, executed and delivered by each of the Company, CITCF and CITCF-NY, as applicable, and each is a valid and binding obligation of each of the Company, CITCF and CITCF-NY enforceable against each of the Company, CITCF and CITCF-NY in accordance with the terms of each, except that (A) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (B) such enforcement may be limited by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), and (C) the enforceability as to rights to indemnify thereunder may be limited under applicable law.

                  7. The execution and delivery by the Company, CITCF, and CITCF-NY of each of the Basic Documents to which each is a party, the performance of the respective obligations of each thereunder are within the corporate power of the Company, CITCF, and CITCF-NY, as applicable, and have been duly authorized by all necessary corporate action on the part of the Company, CITCF, and CITCF-NY, as applicable, and neither the issue and sale of the Offered Certificates, nor the consummation of the transactions contemplated by the Basic Documents nor the fulfillment of the terms thereof will, to the best of my actual knowledge, conflict with or constitute a breach of, or a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or asset of the Company, CITCF, or CITCF-NY pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument, if any, to which the Company, CITCF, or CITCF-NY is a party or by which any may be bound or to which the property or assets of the Company, CITCF, or CITCF-NY are subject (but only as to contracts, indentures, mortgages, loan agreements, notes, leases and other such instruments, which have been identified by the Company, CITCF, or CITCF-NY to
                           me), nor will such action result in any violation of the provisions of the certificates of incorporation or by-laws of the Company, CITCF or CITCF-NY, nor to the best of my actual knowledge, any law, administrative regulation or administrative or court decree of any state or federal courts, regulatory bodies, other body, governmental entity or arbitrator having jurisdiction over or the Company, CITCF, or CITCF-NY.

                  8. The Company has duly authorized and executed the written order to the Trustee to execute and deliver the Certificates.

                  9. To the best of my actual knowledge, no filing or registration with or notice to or consent, approval, authorization or order of any New Jersey, New York or federal court or governmental authority or agency is required for the consummation by the Company or CITCF of the transactions contemplated by the Underwriting Agreement and the Placement Agency Agreement, except such as may be required under the Act or the Rules and Regulations, or state securities or Blue Sky laws or such other filings, registrations, notices, consents, approvals, authorizations, orders or permits as have been obtained.

                  10. There are no legal or governmental proceedings pending to which the Company, CITCF, or CITCF-NY is a party or of which any property of the Company, CITCF, or CITCF-NY is the subject, and no such proceedings are known by me to be threatened or contemplated by governmental authorities or threatened by others, (A) that are required to be disclosed in the Registration Statement and are not disclosed therein or (B) (1) asserting the invalidity of all or part of any of the Basic Documents, (2) seeking to prevent the issuance of the Offered Certificates, (3) that could materially and adversely affect the Company's, CITCF 's, or CITCF-NY's obligations under any of the Basic Documents, or (4) seeking to affect adversely the federal or state income tax attributes of the Offered Certificates.

                  11. I am familiar with CITCF's and CITCF-NY's standard operating procedures relating to CITCF's and CITCF-NY's acquisition of a duly recorded mortgage against homes financed by CITCF or CITCF-NY pursuant to home equity loans in the ordinary course of CITCF's or CITCF-NY's business. Assuming that CITCF's or CITCF-NY's standard procedures are followed with respect to the acquisition of a recorded mortgage in the Mortgaged Homes (and I have no reason to believe that CITCF or CITCF-NY has not or will not continue to follow its standard procedures in connection with the acquisition of a recorded mortgage in the Mortgaged Homes), CITCF and CITCF-NY have recorded or will record a mortgage against the Mortgaged Homes.

                  12. The CITCF-NY Purchase Agreement is sufficient in form and substance to convey to CITCF all of CITCF-NY's right, title and interest in and to the related Mortgage Loans. When the CITCF-NY Purchase Agreement has been duly executed and delivered by all parties thereto, and the purchase price has been paid to CITCF-NY by CITCF in the manner specified in the CITCF-NY Purchase Agreement, all of CITCF-NY's right, title and interest in and to the related Mortgage Loans will have been conveyed to

                           CITCF, except as such interest in the related Mortgaged Homes may be limited by the absence of a duly recorded mortgage assignment.

                  13. The Purchase Agreement is sufficient in form and substance to convey to the Company all of CITCF's right, title and interest in and to the Mortgage Loans and any security interests securing the Mortgage Loans. When the Purchase Agreement has been duly executed and delivered by each of the parties thereto, and the purchase price has been paid to CITCF by the Company in the manner specified in the Purchase Agreement, all of CITCF's right, title and interest in and to the Mortgage Loans will have been conveyed to the Company, except as such interest in the related Mortgaged Homes may be limited by the absence of a duly recorded mortgage assignment.

                  14. The Pooling and Servicing Agreement is sufficient in form and substance to convey to the Trustee all of the Company's right, title and interest in and to the Mortgage Loans. When the Basic Documents have each been duly executed and delivered by each of the parties thereto, the purchase price therefor has been paid to the Company by the Trust in the manner specified in the Pooling and Servicing Agreement, and the Offered Certificates have been duly executed and duly authenticated and delivered by the Trustee to or upon the order of the Company in accordance with the Pooling and Servicing Agreement, all of the Company's right, title and interest in and to the Mortgage Loans will have been conveyed to the Trust and the Trust will be the owner of the Mortgage Loans, except as such interest in the related Mortgaged Homes may be limited by the absence of a duly recorded mortgage assignment.

                  15. The documents incorporated by reference in the Registration Statement and Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations, except I express no opinion with respect to the financial statements and other financial and statistical data included therein.

                  The foregoing opinion is given on the express understanding that the undersigned is an officer and director of each of the Company, CITCF, and CITCF-NY and shall in no event incur any personal liability in connection with the said opinion.

                  I am furnishing this opinion to you solely for your benefit. This opinion is not to be used, circulated, quoted or otherwise referred to or relied on by any other person or for any other purpose.

                  I am admitted to practice only in the State of New York. I am not admitted to the Bar in any other State and I do not express an opinion as to the laws of any jurisdiction other than the laws of the State of New York, the General Corporate Law of the State of Delaware and the laws of the United States of America.

                                                        Very truly yours,

                                                        Martin B. Schwam

                                                                      Exhibit  G

                   TRUSTEE'S ACKNOWLEDGMENT AND CERTIFICATION

                  The Bank of New York, the trustee (the "Trustee") of the Trust created pursuant to the Pooling and Servicing Agreement, dated as of July 1, 1997, among The CIT Group Securitization Corporation III (the "Company"), The CIT Group/Consumer Finance, Inc. and the Trustee (the "Agreement"), (I) acknowledges that the Trustee has received, and holds in trust thereunder the following: (i) all the right, title and interest of the Company in and to the Mortgage Loans, including, without limitation, any related Mortgages and Notes, the Seller's interest in any related Mortgaged Property which has been acquired by foreclosure or deed in lieu of foreclosure, and all payments thereon and proceeds of the conversion thereof, voluntary or involuntary, and all interest and principal received by the Company on or with respect to the Mortgage Loans on and after the Cut-off Date, (ii) all rights under any Hazard Insurance Policy relating to a Mortgaged Property securing a Mortgage Loan for the benefit of the creditor of such Mortgage Loan, (iii) the proceeds from any Errors and Omissions Protection Policy and all rights under any blanket hazard insurance policy to the extent they relate to the Mortgage Loan or the Mortgaged Properties related thereto, (iv) all amounts held for the Trust in the Certificate Account, (v) all rights under the CIT Purchase Agreements, and (vi) all proceeds in any way derived from any of the foregoing and (II) certifies that it has accepted delivery of the Mortgage Loans and the Files with respect thereto pursuant to
Section 2.02 of the Agreement and will accept delivery of the Files with respect thereto pursuant to Section 4.01 of the Agreement and will hold such Files as custodian for the benefit of the Trust as provided in the Agreement.

                  Capitalized terms used herein have the meanings given them in the Agreement.

                  IN WITNESS WHEREOF, The Bank of New York, as Trustee, has caused this acknowledgment to be executed by its duly authorized officer as of July 1, 1997.

                                   THE BANK OF NEW YORK
                                   as Trustee

                                   By:_____________________________
                                      Name:
                                      Title:

                                                                       Exhibit H

                      THE CIT GROUP/CONSUMER FINANCE, INC.

                                                              July 23, 1997

The Bank of New York
101 Barclay Street
12 East
New York, New York  10286

              Re: The CIT Group Securitization Corporation III, as depositor, Home Equity Loan Asset Backed Certificates, Series 1997-1

Gentlemen:

                  This is to advise you that the officers listed on the attached schedule are Servicing Officers as defined in Article I of the Pooling and Servicing Agreement, dated as of July 1, 1997 (the "Agreement"), by and among The CIT Group Securitization Corporation III, The CIT Group/Consumer Finance, Inc. and you, as Trustee, relating to the above-referenced Certificates, and such officers are authorized to take all action and sign all documents described in said Agreement. The list of Servicing Officers may be amended from time to time by delivery to you of an amended schedule.

                                                  Very truly yours,

                                                  THE CIT GROUP/CONSUMER
                                                  FINANCE, INC.

                                                  By:___________________________
                                                      Name:  Frank Garcia
                                                      Title:  Vice President

                         Schedule of Servicing Officers

Name                                    Title
----                                    -----
Richard W. Bauerband                    Executive Vice President

John R. Alkire                          Senior Vice President

Fred E. Eddy                            Vice President

Frank Garcia                            Vice President

Christine Reilly                        Vice President, Treasurer and Controller

Daniel A. Andriola                      Vice President and Controller

Ron G. Arrington                        Vice President

Richard J. Gugliada                     Vice President

William B. Schumm                       Senior Vice President

Tyrone Miller                           Vice President

Denise Thompson                         Vice President

                                                                     Exhibit I-1

                      THE CIT GROUP/CONSUMER FINANCE, INC.

                CERTIFICATE REGARDING REPURCHASED MORTGAGE LOANS

                  The undersigned certify that they are [title] and [title], respectively of The CIT Group/Consumer Finance, Inc., a corporation organized under the laws of Delaware ("CITCF"), and that as such they are duly authorized to execute and deliver this certificate on behalf of CITCF pursuant to[ Section 3.05(a)] [Section 4.03(a)] of the Pooling and Servicing Agreement, dated as of July 1, 1997 (the "Agreement"), among CITCF, The CIT Group Securitization Corporation III and The Bank of New York, as Trustee (all capitalized terms used herein without definition having the respective meanings specified in the Agreement), and further certify that :

                  1. The Mortgage Loans on the attached schedule are to be repurchased on the date hereof pursuant to Section 3.05 of the Agreement.

                  2. Upon deposit of the Purchase Price for such Mortgage Loans, such Mortgage Loans may be assigned by the Trustee to CITCF.

                  IN WITNESS WHEREOF, we have affixed hereunto our signatures this ____ day of ______, 199_.

                                     THE CIT GROUP/CONSUMER FINANCE, INC.

                                     By:_______________________________
                                     [Name]
                                     [Title]

                                     By:_______________________________
                                     [Name]
                                     [Title]


                                     I-1-1

                                                                     Exhibit I-2

                      THE CIT GROUP/CONSUMER FINANCE, INC.

                CERTIFICATE REGARDING SUBSTITUTED MORTGAGE LOANS

                  The undersigned certify that they are [title] and [title], respectively of The CIT Group/Consumer Finance, Inc., a corporation organized under the laws of Delaware ("CITCF"), and that as such they are duly authorized to execute and deliver this certificate on behalf of CITCF pursuant to [Section 3.05(b)] [Section 4.03(b)] of the Pooling and Servicing Agreement, dated as of July 1, 1997 (the "Agreement"), among CITCF, The CIT Group Securitization Corporation III and The Bank of New York, as Trustee (all capitalized terms used herein without definition having the respective meanings specified in the Agreement), and further certify that:

                  1. The Mortgage Loan and File for each such Qualified Substitute Mortgage Loan [are being held by CITCF, as Master Servicer] [have been delivered to ______, the successor Master Servicer] and CITCF has marked the Electronic Ledger indicating that such Mortgage Loan constitutes part of the Trust.

                  2. The Mortgage Loans on the attached schedule are to be substituted on the date hereof pursuant to Section 3.05(b) of the Agreement and each such Mortgage Loan is a Qualified Substitute Mortgage Loan [description, as to each Mortgage Loan, as to how it satisfies the definition of "Qualified Substitute Mortgage Loan"].

                  [3. There has been deposited in the Certificate Account the amounts listed on the schedule attached hereto as the amount by which the Principal Balance of each [Replaced] [Deleted] Mortgage Loan exceeds the Principal Balance of each Mortgage Loan being substituted therefor.]

                  IN WITNESS WHEREOF, we have affixed hereunto our signatures this ____ day of ______, 199_.

                                     THE CIT GROUP/CONSUMER FINANCE, INC.

                                     By:_______________________________
                                     [Name]
                                     [Title]

                                     By:_______________________________
                                     [Name]
                                     [Title]


                                     I-2-1

                                                                       Exhibit J

                             List of Mortgage Loans

                                                                       Exhibit K

                                 Monthly Report

                       CIT Home Equity Loan Trust 1997-1
           Home Equity Loan Asset Backed Certificates, Series 1997-1
                         Master Servicer's Certificate

                                                                  [ILLEGIBLE]

                                                                     Record Date
                                                              Determination Date
                                                               Distribution Date

I    Available in Certificate Account

     Principal collected on Mortgage Loans
     Interest collected on Mortgage Loans
     All Liquidation Proceeds with respect to Principal
     All Liquidation Proceeds with respect to Interest
     Recoveries on previously Liquidated Mortgages
     Principal portion of Purchase Price on Repurchased Mortgage Loans Interest portion of Purchase Price on Repurchased Mortgage Loans Master Servicer Monthly Advances (net of Compensating Interest) Reimbursement of prior months Servicer Advances
     Compensating Interest
     Investment Earnings on Certificate Account

          Total available in the Certificate Account

II   Distributions
                                             Per $1,000               Amount
                                             ----------               ------

1.   Aggregate Class A-1 Distribution

2.   Aggregate Class A-2 Distribution

3.   Aggregate Class A-3 Distribution

4.   Aggregate Class A-4 Distribution

5.   Aggregate Class A-5 Distribution

6.   Aggregate Class A-6 Distribution

7.   Aggregate Class A-7 Distribution

8.   Aggregate Class A-8 Distribution

9.   Aggregate Class A-9 Distribution

10.  Aggregate Class M-1 Distribution

11.  Aggregate Class M-2 Distribution

12.  Aggregate Class B-1 Distribution

13.  Aggregate Class B-2 Distribution

14.  Aggregate Master Servicer Distribution

15.  Aggregate Class R Distribution

                             Total Distributions=

III  Certificate Class Balances
                                                Factor %              Amount
                                                --------              ------

     Opening Class A Certificate Balances
     as reported in prior Monthly Master
     Servicer Report:
          (a)  Class A-1
          (b)  Class A-2
          (c)  Class A-3
          (d)  Class A-4
          (e)  Class A-5

          (f)  Class A-6
          (g)  Class A-7
          (h)  Class A-8
          (i)  Class A-9

     Opening Class M Certificate Balances as
     reported in prior Monthly Master
     Servicer Report:
          (a)  Class M-1
          (b)  Class M-2

     Opening Class B Certificate Balances as
     reported in prior Monthly Master
     Servicer Report:
          (a)  Class B-1
          (b)  Class B-2

     Principal Distribution Formula

1(a). Fixed Rate Principal Distribution Amount
                                                               No.       Amount
                                                               ---       ------

          (a)  Stated principal collected
          (b)  Principal Prepayments
          (c)  Liquidation Proceeds
          (d)  Repurchased Mortgage Loans

1(b). Add: Fixed Rate Group Extra Principal
Distribution Amount

1(c). Less: Fixed Rate Group Overcollateralization
Release Amount

          Total Fixed Rate Group principal distribution

2(a). Variable Rate Principal Distribution Amount
          (a)  Stated principal collected
          (b)  Principal Prepayments
          (c)  Liquidation Proceeds
          (d)  Repurchased Contracts

2(b). Add: Adjustable Rate Group Extra Principal
Distribution Amount

2(c). Less: Adjustable Rate Group Overcollateralization
Release Amount

          Total Variable Rate Group principal distribution

3(a). Class A Principal Distribution Amount
                                                                 Par $1,000
                                                                 ----------

          1. Class A-1
          2. Class A-2
          3. Class A-3
          4. Class A-4
          5. Class A-5
          6. Class A-6
          7. Class A-7
          9. Class A-8
               (a) Class A-8 Lockout Percentage
               (b) Class A-8 Lockout Distribution Amount
          10.Class A-9

3(b). Class M Principal Distribution Amount
          1. Class M-1
          2. Class M-2

3(c). Class B Principal Distribution Amount
          1. Class B-1
          2. Class B-2

                                                Factor %              Amount
                                                --------              ------

     Ending Class A Certificate Balances
     after distributions of principal in
     this Monthly Master Servicer Report:
          (a)  Class A-1
          (b)  Class A-2
          (c)  Class A-3
          (d)  Class A-4
          (e)  Class A-5
          (f)  Class A-6
          (g)  Class A-7
          (h)  Class A-8
          (i)  Class A-9

     Ending Class M Certificate Balances
     after distributions of principal in
     this Monthly Master Servicer Report:
          (a)  Class M-1
          (b)  Class M-2

     Ending Class B Certificate Balances
     after distributions of principal in
     this Monthly Master Servicer Report:
          (a)  Class B-1
          (b)  Class B-2

IV   Interest Distribution Formula

     Fixed Rate Group

          (a) Fixed Rate Group Available
              Funds Cap Rate

          (b) Fixed Rate Group applicable
              Pass-Through Rate
                    1.  Class A-1
                    2.  Class A-2
                    3.  Class A-3
                    4.  Class A-4
                    5.  Class A-5
                    6.  Class A-6
                    7.  Class A-7
                    8.  Class A-8
                    9.  Class M-1
                    10. Class M-2
                    11. Class B-1
                    12. Class B-2

     Variable Rate Group

          (a) Adjustable Rate Group
              Available Funds Cap Rate

          (b) LIBOR Rate

          (c) Maximum Variable Rate

          (d) Variable Rate Group (Class A-9)
              applicable Pass-Through Rate

     Current Interest Requirement

     Fixed Rate Group

                    1.  Class A-1 @ applicable Pass-Through Rate
                    2.  Class A-2 @ applicable Pass-Through Rate
                    3.  Class A-3 @ applicable Pass-Through Rate
                    4.  Class A-4 @ applicable Pass-Through Rate

                    5.  Class A-5 @ applicable Pass-Through Rate
                    6.  Class A-6 @ applicable Pass-Through Rate
                    7.  Class A-7 @ applicable Pass-Through Rate
                    8.  Class A-8 @ applicable Pass-Through Rate
                    9.  Class M-1 @ applicable Pass-Through Rate
                    10. Class M-2 @ applicable Pass-Through Rate
                    11. Class B-1 @ applicable Pass-Through Rate
                    12. Class B-2 @ applicable Pass-Through Rate

     Fixed Rate Group Interest Distribution Amount
                                                                 Par $1,000
                                                                 ----------
                    1.  Class A-1
                    2.  Class A-2
                    3.  Class A-3
                    4.  Class A-4
                    5.  Class A-5
                    6.  Class A-6
                    7.  Class A-7
                    8.  Class A-8
                    9.  Class M-1
                    10. Class M-2
                    11. Class B-1
                    12. Class B-2

     Variable Rate Group

                    1.  Class A-9 @ applicable rate

     Variable Rate Group Interest Carry Forward Amount

                    1.  Class A-9

     Variable Rate Group Interest Distribution Amount
                                                                 Par $1,000
                                                                 ----------
                    1.  Class A-9

V    Monthly Excess Cashflow

          (a) Monthly Excess Interest Amount
          (b) Overcollateralization Release Amount

                    Total Monthly Excess Cashflow Amount

VI   Credit Enhancement Information

          (a) Senior Enhancement Percentage

          (b) Specified Senior Enhancement Percentage

          (c) Overcollateralization Amount:

                    1. Opening Overcollateralization Amount
                    2. Ending Overcollateralization Amount
                    3. Targeted Overcollateralization Amount
                    4. Overcollateralization Deficiency Amount
                    5. Overcollateralization Release Amount

VII  Trigger Information

          1. (a) Delinquency Trigger percentage

             (b) Delinquency Trigger in effect?

          2. (a) Cummulative Realized Loss Trigger Event in effect?

VII  Pool Information
                                                       No.            Amount
                                                       ---            ------
          (a) Closing Mortgage Loan Principal Balance:
              1. Fixed Rate Group
              2. Variable Rate Group

          (b) Weighted Average Mortgage Rate:
              1. Fixed Rate Group
              2. Variable Rate Group

          (c) Weighted Average Remaining Maturity:
              1. Fixed Rate Group
              2. Variable Rate Group

IX   Delinquency Information
                                                       No.            Amount
                                                       ---            ------
          (a) Delinquent Contracts:
                    1. 31-59 Day Accounts
                    2. 60-89 Day Accounts
                    3. 90-119 Day Accounts
                    4. 120+ Day Accounts

          (b) Mortgage Loans - In Foreclosure
          (c) REO Property Accounts

X    Realized Losses
                                                       No.            Amount
                                                       ---            ------
       1. (a) Gross Realized Losses during the period

          (b) Net Realized Losses during the period

          (c) Cummulative Gross Realized Losses

          (d) Cummulative Net Realized Losses

          (e) Applied Realized Loss Amount

       2. (a) Class M-1 Realized Loss Amortization Amount

          (b) Class M-1 Unpaid Realized Loss Amount

       3. (a) Class M-2 Realized Loss Amortization Amount

          (b) Class M-2 Unpaid Realized Loss Amount

       4. (a) Class B-1 Realized Loss Amortization Amount

          (b) Class B-1 Unpaid Realized Loss Amount

       5. (a) Class M-2 Realized Loss Amortization Amount

          (b) Class M-2 Unpaid Realized Loss Amount

 XI  Miscellaneous Information

     1. (a) Monthly Master Servicer Fee

        (b) Amount of prior unpaid Master Servicing
            Fees paid with this distribution

        (c) Total Master Servicing Fees paid with this distribution

        (d) Amount of unpaid Master Servicing Fees as of this distribution

     2. (a) Weighted Carve Out Fixed Rate

        (b) Weighted Carve Out Adjustable Amount

     3. (a) Opening Master Servicer Advance Balance

        (b) Current Advance (exclusive of Compensating
            Interest)

        (c) Compensating Interest

                    Total Master Servicer Advance for the period=

        (d) Reimbursement of prior Master Servicer Adjustment

        (e) Ending Master Servicer Advance Balance

     4. (a) Stepdown Date in effect?

                                                                       EXHIBIT L

                           FORM OF TRANSFER AFFIDAVIT

DATE OF           )
                  :  ss.:
COUNTY OF         )

                  The undersigned, being first duly sworn, deposes and says as follows:

                  1. The undersigned is an officer of __________, the proposed Transferee of an Ownership Interest in the Class R Certificate of the Home Equity Loan Asset Backed Certificates, Series 1997-1, issued pursuant to the Pooling and Servicing Agreement, dated as of July 1, 1997 (the "Agreement"), among The CIT Group Securitization Corporation III, The CIT Group/Consumer Finance, Inc. and The Bank of New York, as Trustee. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement. The Transferee has authorized the undersigned to take this affidavit on behalf of the Transferee.

                  2. The Transferee is, as of the date hereof, and will be, as of the date of the Transfer, a Permitted Transferee. The Transferee is acquiring its Ownership Interest in the Class R Certificate either (i) for its own account or (ii) as nominee, trustee or agent for another person and has attached hereto an Affidavit from such person in substantially the same form as this Affidavit. The Transferee has no knowledge that any such Affidavit is false.

                  3. The Transferee has been advised and understands that (i) a tax shall be imposed on Transfers of Ownership Interests in the Class R Certificate to persons that are not permitted Transferees; (ii) such tax would be imposed on the transferor, or, if such Transfer is through an agent (which includes a broker, nominee or middleman) for a person that is not a permitted Transferee, on such agent; and (iii) the person otherwise liable for the tax shall be relieved of liability for the tax if the subsequent Transferee furnishes to such person an affidavit that such subsequent Transferee is a Permitted Transferee and, at the time of Transfer, such person does not have actual knowledge that the affidavit is false.

                  4. The Transferee has been advised and understands that a tax shall be imposed on a "pass-through entity" holding Ownership Interest in the Class R Certificate if at any time during the taxable year of the pass-through entity a person that is not a Permitted Transferee is the record holder of an interest in such entity. The Transferee understands that no tax will be imposed for any period for which the record holder furnishes to the pass-through entity an affidavit stating that the record holder is a Permitted Transferee and the pass-through entity does not have actual knowledge that such affidavit is false. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives and, except as may be provided in Treasury Regulations, persons holding interests in pass-through entities as a nominee for another Person.)

                  5. The Transferee has reviewed the provisions of Section 9.02 of the Agreement (attached hereto as Exhibit 1 and incorporated herein by reference) and understands the legal consequences of the acquisition of an Ownership Interest in the Class R Certificate including, without limitation, the restrictions on subsequent Transfers and the provisions regarding voiding the Transfers and mandatory sales. The Transferee expressly agrees to be bound by and abide by the provisions of Section 9.02 of the Agreement and the restrictions noted on the face of the Class R Certificate. The Transferee understands and agrees that any breach of any of the representations included herein shall render the attempted Transfer null and void.

                  6. The Transferee agrees to require a Transfer Affidavit from any person to whom the Transferee attempts to Transfer its Ownership Interest in the Class R Certificate, and in connection with any Transfer by a person for whom the Transferee is acting as nominee, trustee or agent. The Transferee agrees to not Transfer its Ownership Interest or cause any Ownership Interest to be Transferred to any person that the Transferee knows is not a Permitted Transferee.

                  7. The Transferee represents and warrants that (i) no purpose of its purchase of an Ownership Interest in the Class R Certificates is or will be to impede the assessment or collection of any tax, and (ii) it has no present knowledge or expectation that it will become insolvent or subject to a bankruptcy proceeding for so long as it holds the Class R Certificate.

                  8. The Transferee's taxpayer identification number is
___________.

                  IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its duly authorized officer this ___ day of __________.

                                                      [NAME OF TRANSFEREE]

                                                      By:  _____________________
                                                           Name:
                                                           Title:

                                                                       EXHIBIT M

                        TERMINATION - AUCTION PROCEDURES

                  The following sets forth the auction procedures to be followed in connection with a sale effected pursuant to Section 8.03(a)(ii) of the Pooling and Servicing Agreement (the "Agreement"), dated as of July 1, 1997, between The CIT Group Securitization Corporation III, The CIT Group/Consumer Finance, Inc. and The Bank of New York as Trustee. Capitalized terms used herein that are not otherwise defined shall have the meanings described thereto in the Agreement.

I.       Pre-Auction Process

         (a) Upon receiving notice of the Auction Date, the Advisor will initiate its general Auction procedures consisting of the following: (i) with the assistance of the Master Servicer, prepare a general solicitation package along with a confidentiality agreement; (ii) derive a list of qualified bidders, in a commercially reasonable manner; (iii) initiate contact with all qualified bidders; (iv) send a confidentiality agreement to all qualified bidders; (v) upon receipt of a signed confidentiality agreement, send solicitation packages to all interested bidders on behalf of the Trustee; and (vi) notify the Master Servicer of all potential bidders and anticipated timetable.

         (b) The general solicitation package will include: (i) the prospectus supplement and prospectus from the public offering of the Offered Certificates; (ii) a copy of all monthly servicing reports or a copy of all annual servicing reports and the prior year's monthly servicing reports; (iii) a form of a Purchase Agreement and Pooling and Servicing Agreement;
                  (iv) a description of the minimum purchase price required to cause the Trustee to sell the Auction Property as set forth in
                  Section 8.03(a)(ii) of the Agreement; (v) a formal bidsheet;
                  (vi) a detailed timetable; and (vii) a preliminary data tape of the Pool Principal Balance as of the related Distribution Date reflecting the same data attributes used to create the Cut-off Date tables for the prospectus supplement dated July 16, 1997 and the accompanying prospectus dated April 8, 1997 relating to the public offering of the Offered Certificates.

         (c) The Trustee, with the assistance of the Master Servicer and the Advisor, will maintain an auction package beginning at the time of closing of the transaction, which will contain terms
                  (i)-(iii) listed in the preceding paragraph. If the Advisor is unable to perform its role as advisor to the Trustee, the Master Servicer acting in its capacity under the Agreement will select a successor Advisor and inform the Trustee of its actions.

         (d) The Advisor will send solicitation packages to all bidders at least 15 business days before the Auction Date. Bidders will be required to submit any due diligence questions in writing to the Advisor for determination of their relevancy, no later than 10 business days before the Auction Date. The Master Servicer and the Advisor will be required to satisfy all relevant questions at least five Business Days prior to the Auction Date and distribute the questions and answers to all bidders.

II.      Auction Process

         (a) ______________________, in its role as Advisor to the Trustee, will be allowed to bid in the Auction, but will not be required to do so.

         (b) The Master Servicer will also be allowed to bid in the Auction if it deems appropriate, but will not be required to do so.

         (c) On the Auction Date, all bids will be due by facsimile to the offices of the Trustee by 1:00 p.m. New York City time, with the winning bidder to be notified by 2:00 p.m. New York City time. All acceptable bids (as described in Section 8.03 of the Agreement) will be due on a conforming basis on the bid sheet contained in the solicitation package.

         (d) If the Trustee receives fewer than two market value bids from participants in the market for home equity mortgage loans willing and able to purchase the Auction Property, the Trustee shall decline to consummate the sale.

         (e) Upon notification to the winning bidder, a good faith deposit equal to one percent (1%) of the Pool Principal Balance will be required to be wired to the Trustee upon acceptance of the bid. This deposit, along with any interest income attributable to it, will be credited to the purchase price but will not be refundable. The Trustee will establish a separate account for the acceptance of the good faith deposit, until such time as the account is fully funded and all monies are transferred into the  Certificate  Account,  such time not to  exceed  one
                  Business Day before the related Distribution Date (as described above).

         (f) The winning bidder will receive on the Auction Date a copy of the draft Purchase Agreement, Pooling and Servicing Agreement and Master Servicer's Representations and Warranties (which shall be substantially identical to the representations and warranties set forth in Section 3.01 of the Agreement).

         (g) ____________, in its capacity as Advisor to the Trustee, will provide to the Trustee a letter concluding whether or not the winning bid is a fair market value bid. _________________ will also provide such letter if it is the winning bidder. In the case where __________ or the Master Servicer is the winning bidder it will in its letter provide for market comparable and valuations.

         (h) The Auction will stipulate that the Master Servicer be retained to service the Mortgage Loans sold pursuant to the terms of the Purchase Agreement and Pooling and Servicing Agreement.

         (i)      The  Auction  will  stipulate  that such  sale and  consequent termination of the Trust must constitute a "qualified liquidation" of the Trust under Section 860F of the Internal Revenue Code of 1986, as amended, including without limitation, the requirement that such liquidation take place over a period not to exceed 90 days. The Trustee may, in its discretion, require that the purchase of the Auction Property provide the Trustee with an Opinion of Counsel to that effect.

                                                                       Exhibit N

                                POWER OF ATTORNEY

                  KNOWN ALL MEN BY THESE PRESENT, WHICH ARE INTENDED TO CONSTITUTE A POWER OF ATTORNEY, THAT The CIT Group/Consumer Finance, Inc. ("CITCF") as seller under the Purchase Agreement, dated as of July 1, 1997, between CITCF and The CIT Group Securitization Corporation III ("CIT"), does hereby irrevocably constitute and appoint The Bank of New York (the "Trustee"), as trustee under the Pooling and Servicing Agreement (the "Agreement"), dated as July 1, 1997, among CITCF, CIT and the Trustee, by which CIT sold its interest in the mortgage loans purchased from CITCF to the Trustee, its true and lawful attorney-in-fact and agent, in its name, place and stead in any way which it itself could do, if it were personally present, to prepare, execute, acknowledge, verify, swear to, deliver, record and file, in its name, place and stead, all instruments, documents and certificates which may from time to time be required in connection with the Agreement, including, without limitation, any and all assignments of mortgages and other documents required to be executed or recorded by the Trustee pursuant to Section 4.02 of the Agreement.

                  To induce any third party to act hereunder, the undersigned hereby agrees that any third party receiving a duly executed copy or facsimile of this instrument may act hereunder, and that revocation or termination hereof shall be ineffective as to such third party unless and until actual notice or knowledge of such revocation or termination shall have been received by such third party, and the undersigned for itself and for its legal representatives and assigns, hereby agrees to indemnify and hold harmless any such third party from and against any and all claims that may arise against such third party by reason of such third party having relied on the provisions of this instrument.

                                     THE CIT GROUP/CONSUMER FINANCE, INC.

                                     By:______________________________________
                                          Name:  Frank Garcia
                                          Title:    Vice President

STATE OF NEW YORK  COUNTY OF NEW YORK  ss.:

                  On July __, 1997 before me personally came Frank Garcia to me known, and known to me to be the individual described in, and who executed the foregoing instrument, and he acknowledged to me that he executed the same.

                                                     _______________________

                                                                       EXHIBIT O

                 FORM OF CLASS B-2 CERTIFICATE TRANSFEREE LETTER

The Bank of New York, as Certificate Registrar and Trustee
101 Barclay Street
New York, NY 10286

Re: Transfer of Home Equity Loan Asset Backed Certificates, Series 1997-1,
    Class B-2

Ladies and Gentlemen:

This letter is delivered pursuant to Section 9.02 of the Pooling and Servicing Agreement, dated as of July 1, 1997 (the "Agreement"), among The CIT Group Securitization Corporation III, as depositor, The CIT Group/Consumer Finance, Inc., as Seller and Master Servicer, and The Bank of New York, as Trustee, in connection with the transfer by [ ] (the "Transferor") to the undersigned (the "Transferee") of $ Original Class B-2 Certificate Balance, in certificated, fully registered form (such registered interest being the "Certificates"). Terms used but not defined herein shall have the meanings ascribed thereto in the Agreement.

In connection with such transfer, the undersigned hereby certifies to the Trustee and the Certificate Registrar as follows:

1. The Transferee is a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933, as amended (the "Securities Act")), as follows:

                  It owned and/or invested on a discretionary basis eligible securities (excluding affiliate's securities, bank deposit notes and CD's, loan participations, repurchase agreements, securities owned but subject to a repurchase agreement and currency, interest rate and commodity swaps), as described below:

Date:     , 19   (must be on or after the close of its most recent fiscal year)

Amount: $            and

The dollar amount set forth above is:

                  a. greater than $100 million and the undersigned is one of the following entities:

                           (1) |_| an insurance company as defined in Section 2(13) of the Securities Act; or 1(1)

-------------
(1) A purchase by an insurance company for one or more of its separate accounts, as defined by Section 2(a)(37) of the Investment Company Act of 1940, which are neither registered under Section 8 of the

                           (2) |_| an investment company registered under the Investment Company Act of 1940 or any business development company as defined in Section 2(a)(48) of the Investment Company Act of 1940; or

                           (3) |_| a small business investment company licensed by the U.S. Small Business Administration under
                           Section 301(c) or (d) of the Small Business
                           Investment Act of 1958; or

                           (4) |_| a plan (i) established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, the laws of which permit the purchase of securities of this type, for the benefit of its employees and (ii) the governing investment guidelines of which permit the purchase of securities of this type; or

                           (5) |_| a business development company as defined in
                           Section 202(a)(22) of the Investment Advisers Act of 1940; or

                           (6) |_| a corporation (other than a U.S. bank, savings and loan association or equivalent foreign institution), partnership, Massachusetts or similar business trust, or an organization described in
                           Section 501(c)(3) of the Internal Revenue Code; or

                           (7) |_| a bank (as defined in Section 3(a)(2) of the Securities Act), savings and loan association (as defined in Section 3(a)(5)(A) of the Securities Act) or any foreign bank or savings and loan association or equivalent institution, which has an audited net worth of at least $25 million as demonstrated in its latest annual financial statements, as of a date not more than 16 months preceding the date of sale under the rule in the case of a U.S. bank or savings and loan association, and not more than 18 months preceding such date of sale for a foreign bank or savings and loan association or equivalent institution; or

                           (8) |_| an investment adviser registered under the Investment Advisers Act of 1940; or

                  b.  |_|  equal to or greater than $10 million, and the
                           undersigned is a broker-dealer registered with the SEC; or

--------------------------------------------------------------------------------
Investment Company Act of 1940 nor required to be registered thereunder, shall be deemed to be a purchase for the account of such insurance company.

                  c.  |_|  less than $10 million, and the undersigned is a
                           broker-dealer registered with the SEC and will only purchase Rule 144A securities in transactions in which it acts as a riskless principal (as defined in Rule 144A); or

                  d.  |_|  less than $100 million, and the undersigned is an
                           investment company registered under the Investment Company Act of 1940, which, together with one or more registered investment companies having the same or an affiliated investment adviser, owns at least $100 million of eligible securities; or

                  e.  |_|  less than $100 million, and the undersigned is an
                           entity, all the equity owners of which are qualified institutional buyers.

The undersigned further certifies that it is purchasing the Certificate(s) for its own account or for the account of others that independently qualify as "Qualified Institutional Buyers" as defined in Rule 144A. It is aware that the sale of the Certificates is being made in reliance on its continued compliance with Rule 144A. It is aware that the transferor may rely on the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A. The undersigned understands that the Certificates may be resold, pledged or transferred only to a person reasonably believed to be a Qualified Institutional Buyer that purchases for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the resale, pledge or transfer is being made in reliance in Rule 144A.

The undersigned agrees that if at some future time it wishes to dispose of or exchange any of the Certificates, it will not transfer or exchange any of the Certificates to a Qualified Institutional Buyer without first obtaining a Class B-2 Certificate Transferee Letter in the form hereof from the transferee and delivering such certificate to the addressees hereof.

o The Transferee either (i) is not acquiring such Certificate, directly or indirectly, for or on behalf of, an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA or a plan (including an individual retirement account) as described in Section 4975(e)(1) of the Code or any entity (including an insurance company general account) whose underlying assets include plan assets by reason of a plan or account investing in such entity, or a person acting on behalf of any such plan, or (ii) is an "insurance company general account" as defined in Prohibited Transaction Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995) and neither the insurance company nor an affiliate thereof is an insurer or servicer with respect to the Trust.

o(2) The Transferee is a person involved in the organization or operation of the issuer of the Certificates or an "affiliate" of such person, as defined in Rule 405 of the Securities Act.

-----------
(2) For Affiliated Persons only.

o(3) The Transferee certifies that if it is a corporation purchasing the Certificates in the State of California, it has a net worth of at least $14,000,000 according to its most recent audited financial statements.

o The Transferee certifies that its intention is to acquire the Certificates (a) for investment for the Transferee's own account or (b) for resale to "qualified institutional buyers" in transactions under Rule 144A, subject in the case of this clause (b) to the receipt by the Trustee of a letter substantially in the form hereof.

o The Transferee acknowledges that the Certificates (and any Certificates issued on transfer or exchange thereof) have not been registered or qualified under the Securities Act or the securities laws of any State or any other jurisdiction, and that the Certificates cannot be resold unless registered or qualified thereunder or unless an exemption from such registration or qualification is available.

o The Transferee acknowledges that if a transfer is to be made in reliance upon an exemption from the Securities Act, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder's prospective transferee shall each certify to the Trustee in writing the facts surrounding the transfer and the transferor will be required to deliver to the Trustee at the expense of the transferor an opinion of counsel that such transfer may be made pursuant to an exemption from the Securities Act and such state securities laws.

[For Non-U.S. Persons only.]

o(4) The Transferee is not a "U.S. Person." Under applicable law in effect on the date hereof, no federal income taxes will be required to be withheld by the Trustee (or its agent) with respect to distributions to be made on the Certificates if the Transferee has attached hereto a duly executed IRS Form W-8 (or successor form), which identifies the Transferee as the beneficial owner of the Certificates, and states that such Transferee is not a U.S. Person. Under applicable law in effect on the date hereof, no federal income taxes will be required to be withheld by the Trustee (or its agent) with respect to Distributions to be made on the Certificates if duly executed copies of IRS Form 4224 (or successor form), which identify such Transferee as the beneficial owner of the Certificates, state that interest and original issue discount on the Certificates and Eligible Investments is, or is expected to be, effectively connected with a U.S. trade or business. The Transferee agrees to provide to the Trustee updated IRS Forms W-8 or IRS Forms 4224, as the case may be, any applicable successor IRS forms or such other certificates as the Trustee may reasonably request, on or before the date that any such IRS form or certificate expires or becomes obsolete, or promptly after the occurrence of any event requiring a change in the most recent IRS form of certification furnished by it to the Transferee.

-----------------
(3) Include only if applicable.

(4) For Non-U.S. Persons only.

For purposes hereof, "U.S. Person" means a citizen or resident of the United States for U.S. federal income tax purposes, a corporation, partnership or other entity created or organized in or under the laws of the United States or any of its political subdivisions, or an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

o The Transferee:

            |_| has a U.S. Employer Identification Number and such number is
                or

|_|  does not have a U.S. employer identification number.

o Please make all payments due on the Certificates:

(5) (a) by wire transfer to the following account at a bank or other entity in the United States, having appropriate facilities therefor:

Account Number ______________________ Institution

(b) by mailing a check to the following address:


                                                ________________________________

                                                ________________________________

                                                ________________________________

                                                ________________________________


                                                Very truly yours,

                                                [Name of Transferee]

                                                By: ____________________________
                                                Name:
                                                Title:(6)

-----------------

(5) Payment by wire transfer only available to holders of Certificates owning Certificates which have an Original Class B-2 Certificate Balance of at least $1 million.

(6) Must be President, Chief Financial Officer or other executive officer.